                                                     OFFICE OF THE
                                                  COMPTROLLER GENERAL
                                               -------------------------

                                                     PUBLIC ACCOUNTS

                                                          2002
                                                          ----
                                                          2003


                                                         [LOGO]
                                                        BRITISH
                                                        COLUMBIA

                                                  Ministry of Finance

                                PUBLIC ACCOUNTS

                           For the Fiscal Year Ended
                                 March 31, 2003



                                                         [LOGO]
                                                        BRITISH
                                                        COLUMBIA

                                                  Ministry of Finance
                                           Office of the Comptroller General

-------------------------------------------------------------------

 NATIONAL LIBRARY OF CANADA CATALOGUING IN PUBLICATION DATA

British Columbia. Office of the Comptroller General.
     Public accounts for the year ended . . . -2002/2003-

    Annual.
    Report year ends Mar. 31.
    Continues: British Columbia. Ministry of Finance. Public accounts. ISSN 1187-8657.
    ISSN 1499-1659 = Public accounts-British Columbia.
Office of the Comptroller General

     1. British Columbia-Appropriations and
     expenditures-Periodicals. 2. Revenue-British
     Columbia-Periodicals.
     3. Finance, Public-British Columbia-Periodicals. I. British
     Columbia. Ministry of Finance. 2. Title.

HJ13.B74          352.4'09711'05     C2001-960204-9

-------------------------------------------------------------------

                                                                   JUNE 27, 2003
                                                      VICTORIA, BRITISH COLUMBIA


LIEUTENANT GOVERNOR OF THE PROVINCE OF BRITISH COLUMBIA

       MAY IT PLEASE YOUR HONOUR:

         The undersigned has the honour to present the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2003.


                                                         GARY COLLINS
                                                         MINISTER OF FINANCE


       MINISTRY OF FINANCE
       VICTORIA, BRITISH COLUMBIA
       JUNE 27, 2003









HONOURABLE GARY COLLINS
MINISTER OF FINANCE

         I have the honour to submit herewith the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2003.

         Respectfully submitted,

                                                         ARN VAN IERSEL
                                                         COMPTROLLER GENERAL

BRITISH COLUMBIA'S PUBLIC ACCOUNTS

SETTING THE COURSE

         The Public Accounts are one of the key ways in which the government demonstrates accountability to the citizens of British Columbia. By providing actual, audited financial information in a consistent, timely and understandable way, the Public Accounts allow readers to see how the government performed relative to its fiscal plan for the year, as laid out in the Budget and Estimates of revenue and expenditure. Also, through the Public Accounts Overview and Provincial Debt Summary, comparisons can be made across a number of years. Finally, through the Consolidated Revenue Fund Extracts, information is available that compares planned versus actual spending on an appropriation basis, which represents another significant accountability of ministries back to the Legislative Assembly.

         A new companion accountability document to the Public Accounts, being tabled for the first time, is the Ministerial Accountability Report under the BALANCED BUDGET AND MINISTERIAL ACCOUNTABILITY ACT (BBMAA) introduced in 2001 and effective for the 2002/03 fiscal year. This report, also produced by my office, determines for Cabinet ministers and ministers of state whether or not they are entitled to receive their 20% salary holdback for 2002/03 based on their performance in meeting their financial and non-financial targets. Additional information is available within the Ministerial Accountability Report which summarizes how the BBMAA is being interpreted and applied.

         As in past years, continuing efforts are being made to improve the Public Accounts in terms of their usefulness to the readers. A significant improvement for fiscal 2002/03 is that we have been able to allocate the Consolidated Revenue Fund into the standard Statistics Canada functional categories. Similarly, we have realigned our Crown corporations using these same functional headings to achieve a better breakdown of our expenses. This should assist in inter-provincial comparisons in the future.

         Fiscal 2002/03 was a year of considerable change in government. As a result, the government reporting entity, i.e., those organizations that are included in the Summary Financial Statements, has changed. Some new organizations have been added, some have been deleted and some have changed status, such as the conversion of the Royal BC Museum into a Crown corporation which is to be consolidated in 2003/04. One organization deserving special mention is British Columbia Ferry Corporation, which was restructured at the end of 2002/03 but remained within the government reporting entity until April 2003. There is a complete listing of the reporting entity for government on pages 61-62. For British Columbia Ferry Corporation, page 59 (note 34) provides further information.

         Accounting policies are reviewed each year for continued relevance. During fiscal 2002/03 the Public Sector Accounting Board (PSAB) officially adopted the expense based bottom line where senior governments such as the Province of British Columbia are to present their financial statements on a full accrual basis, including capitalization of assets. In the case of British Columbia, we have been following this practice for some time and have been accruing all but corporation income tax and Federal Equalization Program revenue, so the PSAB change represents an endorsement of our existing practice. Consistent with our adoption of full accrual accounting, we were also able in 2002/03 to move the accounting for Federal Equalization Program revenue to a full accrual basis.

         Our office has been working closely with the independent Accounting Policy Advisory Committee created under the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT in 2001. This committee is advising the government on the requirements to be fully compliant with generally accepted accounting principles
(GAAP) by the legislated date of April 1, 2004. Based on progress to date, we are on track to meet this requirement.

         One of the major discussions of the Accounting Policy Advisory Committee was who should be included in the government budgeting and reporting entity. The committee examined a number of government organizations, including schools, universities, colleges, and health organizations (the SUCH sector) based on the new proposed PSAB criteria. It was the committee's opinion that the SUCH sector should be included, except for universities under the UNIVERSITY ACT and regional hospital districts. The Auditor General agreed with the committee's finding except he has stated that universities should also be included in the government reporting entity. The government has reluctantly agreed with the Auditor General, but has advised his office that this will be under review pending consideration of the practice in other jurisdictions. The result is therefore expected to be that, as of April 1, 2004, the government reporting entity will include the entire SUCH sector. This is much more than an accounting issue as it is expected that the accounting change will drive changes in the management of these organizations. Please note that while the province will not be including the SUCH sector in its statements until fiscal 2004/05, the Public Accounts do provide an impact summary as if they were included. Pages 76-79 show how inclusion of the SUCH sector for 2002/03 would have improved the bottom line.

         British Columbia remains a leader in budgeting and financial reporting based on the comparability of its Estimates and Public Accounts, and its focus on "One Bottom Line", that is, the Summary Financial Statements of the province including ministries, Crown corporations and other agencies. While we continue to go through significant change we will remain dedicated to improving both the budgeting and reporting of the province.

         I would again like to thank the Select Standing Committee on Public Accounts of the Legislative Assembly, government ministries, Crown corporations and agencies, and the Office of the Auditor General for their guidance and support in preparing the 2002/03 Public Accounts. All participants were vital in advancing the release date once again. We are now a leader in timeliness across the country. We therefore continue to look forward to a very positive relationship with all our colleagues and clients for 2003/04.

         Comments or questions regarding the Public Accounts documents are very much appreciated and can be directed to me by mail at PO Box 9413 STN PROV GOVT, Victoria BC V8W 9V1, by e-mail at arn.vaniersel@gems8.gov.bc.ca, by telephone at 250 387-6692, or by fax at 250 356-2001.



                                 ARN VAN IERSEL
                               COMPTROLLER GENERAL

CONTENTS
--------------------------------------------------------------------------------

OVERVIEW (UNAUDITED)
   PROVINCIAL FINANCIAL REPORTING OVERVIEW..............................  9
   SUMMARY ACCOUNTS SURPLUS (DEFICIT)................................... 10
   SUMMARY ACCOUNTS ACCUMULATED SURPLUS (DEFICIT)....................... 10
   REVENUES AND EXPENSES CHARTS......................................... 11
   DETAILED SUMMARY ACCOUNTS SURPLUS (DEFICIT).......................... 12
   RECONCILIATION OF SUMMARY ACCOUNTS NET REVENUE/EXPENSE TO GROSS
      REVENUE/EXPENSE................................................... 13
   SUMMARY ACCOUNTS STAFF UTILIZATION................................... 13
   DEFINITIONS.......................................................... 14

SUMMARY FINANCIAL STATEMENTS

   REPORT OF THE AUDITOR GENERAL OF BRITISH COLUMBIA.................... 19
   STATEMENT OF RESPONSIBILITY FOR THE SUMMARY FINANCIAL STATEMENTS
      OF THE GOVERNMENT OF THE PROVINCE OF BRITISH COLUMBIA............. 23
   STATEMENT OF FINANCIAL POSITION...................................... 25
   STATEMENT OF OPERATIONS.............................................. 26
   STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS............... 27
   STATEMENT OF CHANGE IN NET LIABILITIES............................... 29
   NOTES TO SUMMARY FINANCIAL STATEMENTS................................ 30
   REPORTING ENTITY .................................................... 61
   STATEMENT OF FINANCIAL POSITION BY SECTOR ........................... 63
   STATEMENT OF OPERATIONS BY SECTOR ................................... 65
   STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES SUMMARY
      OF FINANCIAL POSITION ............................................ 67
   STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES SUMMARY OF
      RESULTS OF OPERATIONS AND STATEMENT OF EQUITY..................... 68
   STATEMENT OF TANGIBLE CAPITAL ASSETS ................................ 69
   STATEMENT OF GUARANTEED DEBT ........................................ 70

SUPPLEMENTARY INFORMATION (UNAUDITED)

   ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES............... 74
   IMPACT OF SUCH SECTOR ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT
      OF  FINANCIAL POSITION............................................ 76
   IMPACT OF SUCH SECTOR ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT
      OF  OPERATIONS.................................................... 78
   SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH SECTOR STATEMENT OF
      FINANCIAL POSITION BY SECTOR...................................... 80
   SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH SECTOR STATEMENT OF
      OPERATIONS BY SECTOR ............................................. 82

CONSOLIDATED REVENUE FUND EXTRACTS (UNAUDITED)

   OPERATING RESULT .................................................... 87
   SCHEDULE OF NET REVENUE BY SOURCE ................................... 88
   SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES...... 90
   SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS...................... 92
   SCHEDULE OF INFORMATION REQUIRED UNDER SECTION 9.2(d)(ii), (iii) AND
      (iv) OF THE BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT............ 93

PROVINCIAL DEBT SUMMARY

   OVERVIEW OF PROVINCIAL DEBT (UNAUDITED).............................. 97
   PROVINCIAL DEBT (UNAUDITED) ......................................... 98
   CHANGE IN PROVINCIAL DEBT (UNAUDITED)................................ 99
   RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS (SURPLUS) DEFICIT TO
       CHANGE IN TAXPAYER-SUPPORTED DEBT AND TOTAL DEBT (UNAUDITED).....100
   RECONCILIATION OF TOTAL DEBT TO THE SUMMARY FINANCIAL STATEMENTS DEBT
      (UNAUDITED)...................................................... 100
   CHANGE IN PROVINCIAL DEBT COMPARISON TO BUDGET (UNAUDITED).......... 101
   INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT AS A PERCENTAGE
       OF GROSS DOMESTIC PRODUCT (UNAUDITED)........................... 102
   INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT PER CAPITA
       (UNAUDITED)..................................................... 103
   REPORT OF THE AUDITOR GENERAL OF BRITISH COLUMBIA ON THE SUMMARY OF
       PROVINCIAL DEBT, KEY INDICATORS OF PROVINCIAL DEBT, AND SUMMARY
       OF PERFORMANCE MEASURES......................................... 105
   SUMMARY OF PROVINCIAL DEBT ......................................... 107
   KEY INDICATORS OF PROVINCIAL DEBT................................... 109
   SUMMARY OF PERFORMANCE MEASURES..................................... 110

PUBLIC ACCOUNTS CONTENT

      PROVINCIAL FINANCIAL REPORTING OVERVIEW--provides a written commentary on the Summary Financial Statements plus additional information on the financial performance of the government.

      SUMMARY FINANCIAL STATEMENTS--these audited statements have been prepared to disclose the financial impact of the government's activities. They aggregate the Consolidated Revenue Fund and taxpayer-supported Crown corporations and agencies (government organizations) and self-supported Crown corporations and agencies (government enterprises).

      SUPPLEMENTARY INFORMATION (UNAUDITED)--this section provides supplementary schedules containing detailed information on the results of those Crown corporations and agencies which are part of the government reporting entity.

      Additional information is also included on the impact of including schools, universities, colleges and institutes, and health care organizations in the government reporting entity. Currently, they are not considered part of the government reporting entity because each is part of a province-wide program, is locally based and has an initial accountability to a local board. These organizations will be included in 2004/05.

      CONSOLIDATED REVENUE FUND EXTRACTs (UNAUDITED)--the Consolidated Revenue Fund (CRF) reflects the core operations of the province as represented by the operations of government ministries and legislative offices. Its statements are included in an abridged form. The CRF Extracts include a summary of the CRF operating result, a schedule of net revenue by source, a schedule of expenses, a schedule of financing transactions, and a schedule of write-off, remission and forgiveness, as required by statute.

      PROVINCIAL DEBT SUMMARY--presents schedules and statements that provide further details on provincial debt and reconcile the Summary Financial Statements to the province's total debt. Also included are the audited Summary of Provincial Debt, Key Indicators of Provincial Debt and Summary of Performance Measures.

      This publication is available on the Internet at: www.fin.gov.bc.ca

ADDITIONAL INFORMATION AVAILABLE

      The following information is available only on the Internet at: www.fin.gov.bc.ca

      CONSOLIDATED REVENUE FUND SUPPLEMENTARY SCHEDULES--this section contains schedules that provide details of financial activities of the province's Consolidated Revenue Fund, including details of expenses by ministerial appropriations, together with an analysis of statutory appropriations, Special Accounts and Special Funds, and financing transactions.

      CONSOLIDATED REVENUE FUND DETAILED SCHEDULES OF PAYMENTS--this section contains detailed schedules of salaries, wages, travel expenses, grants and other payments.

      FINANCIAL STATEMENTS OF GOVERNMENT ORGANIZATIONS AND ENTERPRISES--this section contains links to the audited financial statements of those Crown corporations and agencies which are included in the government reporting entity.

      SEGREGATED FUNDS AND TRUST FUNDS FINANCIAL STATEMENTS--this section contains the audited financial statements of the pension, superannuation and long-term disability funds administered by the province. A summary of financial information for trust funds is also included in this section.

      SUMMARIES OF FINANCIAL STATEMENTS OF CORPORATIONS AND AGENCIES TO WHICH THE FINANCIAL INFORMATION ACT APPLIES--this section contains summaries of the financial statements of corporations, associations, boards, commissions, societies and public bodies required to report under the FINANCIAL INFORMATION ACT (R.S.B.C. 1996, chap. 140, sec. 2).

                            PUBLIC ACCOUNTS 2002/03                           9

PROVINCIAL FINANCIAL REPORTING OVERVIEW

      The focus of the province's financial reporting is the Summary Financial Statements, which consolidate the operating and financial results of the province's Crown corporations and agencies with the Consolidated Revenue Fund. These are general-purpose statements designed to meet, to the extent possible, the information needs of a variety of users.

      The Public Accounts are prepared in accordance with the FINANCIAL ADMINISTRATION ACT and the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT (BTAA).

      The BTAA was amended in 2001 with the passing of Bill 5. The government has mandated under section 20 of that Bill that "all accounting policies and practices applicable to documents required to be made public under this Act for the government reporting entity must conform to generally accepted accounting principles (GAAP)". This move to fully comply with GAAP must be completed by April 1, 2004.

      For senior governments, GAAP is generally considered to be the recommendations and guidelines of the Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants (CICA). While the province generally follows the recommendations of PSAB, there are two areas that have been or will be reviewed in the move to full GAAP reporting:

      i) school districts, universities, colleges and institutes, and health care organizations (SUCH sector) were examined to determine whether or not they belong in the government reporting entity (GRE). These organizations will be included in the GRE in 2004/05.

      ii) prepaid capital advances, currently used to capitalize grants to entities outside the GRE for tangible capital assets, will be reviewed to determine if they are still required once the move to fully comply with GAAP is complete.
      An Accounting Policy Advisory Committee has been established as an independent body and is assisting the province in addressing these two issues.

      The Public Accounts are printed in one volume and include the Overview, the Summary Financial Statements, Supplementary Information, the Consolidated Revenue Fund Extracts and the Provincial Debt Summary. Additional information is available to the public on the Internet at: www.fin.gov.bc.ca.

10                      PROVINCE OF BRITISH COLUMBIA

                       SUMMARY ACCOUNTS SURPLUS (DEFICIT)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                                      In Millions
                                                                                2002/03        2002/03     2001/02
                                                                              Estimates(1)     Actual       Actual
                                                                              ------------     -------     -------
CONSOLIDATED REVENUE FUND                                                          $             $            $
Revenue ....................................................................      22,038       22,147       22,894
Expense(2) .................................................................     (25,556)     (25,196)     (24,897)
                                                                                ---------     ---------   ---------
                                                                                  (3,518)      (3,049)      (2,003)
Liquidation dividend (adjustment) ..........................................                                   256
                                                                                ---------     ---------   ---------
                                                                                  (3,518)      (3,049)      (1,747)
                                                                                ---------     ---------   ---------


CROWN CORPORATIONS AND AGENCIES
Taxpayer-supported Crown corporations and agencies .........................        (206)        (229)        (518)
Self-supported Crown corporations and agencies (net of dividends paid to the
   Consolidated Revenue Fund) ..............................................          74          109         (484)
                                                                                ---------     ---------   ---------
Net Crown corporations and agencies' operating result ......................        (132)        (120)      (1,002)
                                                                                ---------     ---------   ---------
Summary accounts surplus (deficit) before forecast allowance and Joint
   Trusteeship Agreements ..................................................      (3,650)      (3,169)      (2,749)
                                                                                ---------     ---------   ---------
Forecast allowance(3) ......................................................        (750)
Gain (loss) on pension settlement ..........................................                                 1,464
                                                                                ---------     ---------   ---------
SUMMARY ACCOUNTS SURPLUS (DEFICIT) .........................................      (4,400)      (3,169)      (1,285)
                                                                                ---------     ---------   ---------
                                                                                ---------     ---------   ---------

(1)   Estimates 2002/03, as restated.
(2)   Consolidated Revenue Fund expense includes restructuring exit expenses.
(3) This allowance in the Estimates numbers is to provide for spending pressures or revenue reductions that could not be anticipated at the time the Estimates were prepared.

                 SUMMARY ACCOUNTS ACCUMULATED SURPLUS (DEFICIT)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                                       In Millions
                                                                                   2002/03     2001/02
                                                                                    Actual      Actual
                                                                                  ---------   ---------
                                                                                      $           $
Summary accounts accumulated surplus (deficit)--beginning of year ............     (4,710)     (3,509)
Adjustments(1) ...............................................................        (75)          9
                                                                                  ---------   ---------
Summary accounts accumulated surplus (deficit)--beginning of year--as restated     (4,785)     (3,500)
Summary accounts surplus (deficit) ...........................................     (3,169)     (1,285)
                                                                                  ---------   ---------
SUMMARY ACCOUNTS ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR ..................     (7,954)     (4,785)
                                                                                  ---------   ---------
                                                                                  ---------   ---------

(1) SEE Note 26 Accumulated Surplus (Deficit) of the Summary Financial Statements for additional information.

                          PUBLIC ACCOUNTS 2002/03                             11

                          REVENUES AND EXPENSES CHARTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

      REVENUE BY CATEGORY                            REVENUE BY MAIN SOURCE


          [GRAPHIC]                                        [GRAPHIC]

Taxation 48.96%                                  Own source 85.52%
Contributions from the federal                   Contributions from
   government 14.48%                               the federal government 14.48%
Natural resources 13.03%
Fees and licenses 10.39%
Self-supported Crown corporations 7.01%
Miscellaneous 3.59%
Investment earnings 2.54%



     EXPENSE BY FUNCTION                          EXPENSE BY GROUP ACCOUNT
                                                       CLASSIFICATION


          [GRAPHIC]                                      [GRAPHIC]


Health 37.97%                                   Government transfers 69.44%
Education 24.69%                                Operating costs 9.12%
Social services 11.16%                          Salaries and benefits 8.94%
Transportation 6.18%                            Interest 7.94%
Natural resources and economic                  Other 2.40%
   development 5.44%
Interest 5.30%
Protection of persons and property 5.03%        Amortization 2.16%
Other 2.37%
General government 1.86%

 12                        PROVINCE OF BRITISH COLUMBIA


                            DETAILED SUMMARY ACCOUNTS
                                SURPLUS (DEFICIT)
                       FOR THE FISCAL YEARS ENDED MARCH 31

                                                                                        In Millions
                                                    2002/03       2002/03         2001/02     2000/01      1999/00          1998/99
                                                  Estimates(1)     Actual        Actual(1)   Actual(1)    Actual(1)        Actual(1)
                                                  ------------    -------        ---------   ---------    ---------        ---------
                                                       $             $               $           $            $                $
CONSOLIDATED REVENUE FUND(CRF)
Operating result before joint trusteeship(2)...       (3,518)      (3,049)        (1,747)       1,553        (256)            (275)
                                                    ----------    ---------      ---------   ---------    ---------        ---------

TAXPAYER-SUPPORTED CROWN
   CORPORATIONS AND AGENCIES(3)
BC Transportation Financing Authority..........          (56)         (20)                          1           22            (114)
British Columbia Buildings Corporation.........           34           52             37           51           45              49
British Columbia Ferry Corporation.............           16          (29)           (23)          11         (299)           (114)
Forest Renewal BC..............................                                     (179)         (64)           1            (265)
552513 British Columbia Ltd (Skeena
   Cellulose Inc)..............................                        (4)           (69)
Other..........................................            3           10             (6)          32          (44)              9
                                                    ---------    ----------      ---------    ---------    ---------       ---------
                                                          (3)           9           (240)          31         (275)           (435)
Net transfers from (to) the CRF................          (19)         (32)          (273)         (69)         (78)            (14)
Other accounting adjustments(4)................         (184)        (206)            (5)        (189)         949            (368)
                                                    ---------    ----------      ---------    ---------    ---------       ---------
                                                        (206)        (229)          (518)        (227)         596            (817)
                                                    ---------    ----------      ---------    ---------    ---------       ---------

SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES(3)
British Columbia Hydro and Power Authority.....          345          418            403          446          416             395
British Columbia Liquor Distribution Branch....          640          654            637          642          617             616
British Columbia Lottery Corporation...........          660          671            606          562          532             456
British Columbia Railway Company...............           14          (84)          (107)          (7)        (582)             24
Insurance Corporation of British Columbia......          (10)          45           (251)         139           96              74
Other..........................................            5           14                           4            1             (23)
                                                    ---------    ----------      ---------    ---------    ---------       ---------
                                                       1,654        1,718          1,288        1,786        1,080           1,542
Net transfers from (to) the CRF................       (1,401)      (1,483)        (1,420)      (1,431)      (1,376)         (1,348)
Other accounting adjustments(5)................         (179)        (126)          (352)        (198)          106            (99)
                                                    ---------    ----------      ---------    ---------    ---------       ---------
                                                          74          109           (484)         157        (190)              95
                                                    ---------    ----------      ---------    ---------    ---------       ---------
Forecast allowance.............................         (750)
Gain (loss) on pension settlement..............                                    1,464          (52)
                                                    ---------    ----------      ---------    ---------    ---------       ---------
SUMMARY ACCOUNTS SURPLUS (DEFICIT).............       (4,400)      (3,169)        (1,285)        1,431          150           (997)
                                                    ---------    ----------      ---------    ---------    ---------       ---------
                                                    ---------    ----------      ---------    ---------    ---------       ---------

(1) Figures have been restated to reflect material changes in government accounting policies.
(2) Consolidated Revenue Fund operating result includes restructuring exit expenses.
(3)   SEE pages 74 and 75.
(4) Fiscal 2002/03 includes adjustments made to transfer the revenue recognition of deferred capital contribution ($186 million) to contributed surplus in the BC Transportation Financing Authority.
(5) Fiscal 2002/03 includes transfers of British Columbia Lottery Corporation revenue to charities and local governments, adjustments to the British Columbia Hydro and Power Authority rate stabilization account, and adjustments to the Insurance Corporation of British Columbia and the British Columbia Railway Company financial results to bring them in line with the government fiscal year.

                        PUBLIC ACCOUNTS 2002/03                               13

                       RECONCILIATION OF SUMMARY ACCOUNTS
                  NET REVENUE/EXPENSE TO GROSS REVENUE/EXPENSE
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                                          In Millions
                                                                                 2003                      2002
                                                                --------------------------------------  -----------
                                                                                          Net Surplus   Net Surplus
                                                                 Revenue       Expense     (Deficit)     (Deficit)
                                                                    $             $            $             $
Net Consolidated Revenue Fund (CRF)(1) .....................      22,147      (25,196)      (3,049)      (1,747)
CRF recoveries(2) ..........................................       2,179       (2,179)
                                                                 --------     --------     --------     --------
Gross CRF(3) ...............................................      24,326      (27,375)      (3,049)      (1,747)


Taxpayer-supported Crown corporations and agencies(4) ......       2,551       (2,542)           9         (240)
Self-supported Crown corporations and agencies(5) ..........       1,766                     1,766        1,085
Adjustments to eliminate transfers between organizations and
  co-ordinate accounting policies ..........................      (3,458)       1,563       (1,895)      (1,847)
                                                                 --------     --------     --------     --------
GROSS REVENUE/EXPENSE FOR THE YEAR ENDED MARCH 31 ..........      25,185      (28,354)      (3,169)      (2,749)
                                                                 --------     --------
                                                                 --------     --------

Gain (loss) on pension settlement ..........................                                              1,464
                                                                                           --------     --------
SURPLUS (DEFICIT) FOR THE YEAR ENDED MARCH 31 ..............                                (3,169)      (1,285)
                                                                                           --------     --------
                                                                                           --------     --------

GROSS REVENUE/EXPENSE FOR THE YEAR ENDED MARCH 31, 2002 ....      25,624      (28,373)
                                                                 --------     --------
                                                                 --------     --------

(1)   Net CRF expense includes restructuring exit expenses.
(2) The CRF recoveries represent amounts earned and applied against expenses. Recoveries include costs and amounts recovered from outside the CRF, the offset for commissions paid for revenue collection, and bad debt expense for various revenue accounts.
(3) Represents the CRF total revenue and expense after adding recoveries to show total spending.
(4) Represents the revenue and expense of taxpayer-supported Crown corporations and agencies fully consolidated into the government reporting entity.
(5) Represents the net revenue (after deducting expenses) of self-supported Crown corporations and agencies brought into the government reporting entity on a modified equity basis.


                      SUMMARY ACCOUNTS STAFF UTILIZATION(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                             2003             2003          2002
                                                                          Estimates          Actual        Actual
                                                                          ---------         --------      --------
Consolidated Revenue Fund (CRF)(2) ...................................      31,608           29,751        33,214
Taxpayer-supported Crown corporations and agencies(3) ................       8,800            7,273         8,897
CRF employees funded by Crown corporations and agencies(4) ...........                                        281
                                                                          ---------         --------      --------
TOTAL STAFF UTILIZATION ..............................................      40,408           37,024        42,392
                                                                          ---------         --------      --------
                                                                          ---------         --------      --------

(1) Staff utilization is the full time equivalent of the number of persons employed in the fiscal year whose salaries are paid by taxpayer-supported entities within the Summary Accounts.
(2) SEE the Consolidated Revenue Fund Schedules at www.fin.gov.bc.ca for details of amounts included in this total.
(3) SEE financial statements of Crown corporations and agencies at www.fin.gov.bc.ca for details of amounts included in this total.
(4) This is comprised of employees of the ministries whose salaries are funded by Crown corporations and agencies.

14                         PROVINCE OF BRITISH COLUMBIA


DEFINITIONS

      CONSOLIDATED REVENUE FUND (CRF)--includes the taxpayer-supported activities of the General Fund and special funds of government through which the government delivers central government programs. It does not include the activities of government operated through Crown corporations or agencies.
      CONSOLIDATION--the methods used to combine the results of Crown corporations and agencies with the Consolidated Revenue Fund. The two methods used are:
      (1) full or proportional consolidation--the accounts of the Crown corporation or agency are adjusted to a basis consistent with the accounting policies of the government. The operating result and financial position of the Crown entities are combined on a "line-by-line" basis. Inter-entity accounts and transactions are eliminated upon consolidation. Proportional consolidation differs from full consolidation in that only the government's portion of operating and financial results is combined on a "line-by-line" basis.
      (2) modified equity consolidation--the original investment of the government in the Crown corporation or agency is initially recorded at cost and adjusted annually to include the net earnings/losses and other net equity changes of the entity. There is no adjustment to conform to government accounting policies. Since the government ensures the ongoing activities of self-supported Crown corporations and agencies, full account is taken of losses in these entities, even when cumulative losses exceed the original investment. Accounts and transactions between self-supported entities are not eliminated; however, profit elements included in such transactions, including certain increases in contributed surplus, are eliminated.
      DEBT--represents the par value of the debt less sinking fund balances, internally held debt and unamortized discounts and premiums.
      DEFICIT--meaning is dependent upon the statement to which it applies:
      (i) Statement of Financial Position: the accumulated deficit is the amount by which the total liabilities of the government exceed its total assets.
      (ii) Statement of Operations: the annual deficit is the amount by which the total annual expenses for the operating year exceed total annual revenues (SEE "Surplus" definition).
      ENTITLEMENT--a government transfer that the government must make if the recipient meets specified eligibility criteria. Entitlements are non-discretionary in the sense that both eligibility criteria and the amount of the payment are prescribed in a statute or regulation.
      FINANCIAL ASSETS--assets on hand at the end of the accounting period, including cash and assets that are convertible into cash and are not intended for consumption in the normal course of activities, that could provide resources to discharge existing liabilities or finance future operations.
      GOVERNMENT BUSINESS PARTNERSHIP--a government partnership that has all the following characteristics:
      (i) is a separate legal entity with the power to contract in its own name and that can sue or be sued;
      (ii) has been delegated the financial and operational authority to carry on a business;
      (iii) sells goods and/or services to individuals and organizations outside the government reporting entity as its principal activity; and
      (iv) can, in the normal course of its operation, maintain its operations and meet its liabilities from revenue received from sources outside the government reporting entity.
      GOVERNMENT PARTNERSHIP--a contractual arrangement between the government and a party or parties outside the government reporting entity that has all the following characteristics:
      (i) the partners co-operate toward achieving significant, clearly defined common goals;
      (ii) the partners make a financial investment in the government partnership;
      (iii) the partners share control of decisions related to the financial and operating policies of the government partnership on an ongoing basis; and
      (iv) the partners share, on an equitable basis, significant risks and benefits associated with the operation.
      GOVERNMENT TRANSFERS--transfers of money from government to an individual, organization or another government from which the government making the transfer does not:
      (i) receive any goods or services directly in return;
      (ii) expect to be repaid in the future; nor
      (iii) expect a financial return.
      GRANTS--a government transfer made at the sole discretion of the government. The government has the discretion to decide whether or not to make the grant, the conditions to be complied with, if any, the amount of the grant and to whom to provide the grant.
      NET LIABILITIES--the amount by which the total liabilities of the government exceed its total financial assets. The separate calculation of this number on the Statement of Financial Position is unique to financial statements for Canadian senior governments. Can also be referred to as "net debt"; however, as this term can be confused with the term "debt" (SEE definition), the more descriptive net liabilities terminology is used by this province. Excludes non-financial assets such as buildings and prepaid expenses from total assets on the Statement of Financial Position.

                       PUBLIC ACCOUNTS 2002/03                                15

      PROVINCIAL GOVERNMENT DIRECT DEBT--combines the government direct operating debt and the debt incurred to finance education, health facilities and public transit. This combined portfolio represents the debt for which the government has direct responsibility for the associated debt service costs.
      SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature and are owned or controlled by the government. In addition, they must also carry on a business that sells goods and/or services to persons outside the government reporting entity as their principal activity and maintain operations and meet liabilities from revenue received outside the government reporting entity in the normal course of operations. This also includes the government's interest in government business partnerships.
      SUMMARY ACCOUNTS--the financial position and operating result of the government reporting entity including the Consolidated Revenue Fund and Crown corporations and agencies; the amounts represented by the Summary Financial Statements of the government.
      SURPLUS--meaning is dependent upon the statement to which it applies:
      (i) Statement of Financial Position: the accumulated surplus is the amount by which the total assets of the government exceed its total liabilities.
      (ii) Statement of Operations: the annual surplus is the amount by which the total annual revenues for the operating year exceed total annual expenses (SEE "Deficit" definition).
      TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies outside the Consolidated Revenue Fund that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature and are owned or controlled by the government. In addition, they must not meet the criteria for being self-supported. This also includes the government's interest in government partnerships that are not government business partnerships.
      TRANSFERS UNDER AGREEMENTS (INCLUDING SHARED COST)--a government transfer that is a reimbursement of eligible expenditures pursuant to an agreement between the government and the recipient. The recipient usually spends the money first, and the government has some input into how the money is spent.

--------------------------------------------------------------------------------



                          SUMMARY FINANCIAL STATEMENTS

                          PROVINCE OF BRITISH COLUMBIA





                            FOR THE FISCAL YEAR ENDED
                                 MARCH 31, 2003



--------------------------------------------------------------------------------



                                     [LOGO]

 [LOGO]                       Report of the Auditor
                           General of British Columbia



                                     ON THE
                          SUMMARY FINANCIAL STATEMENTS
                            OF THE GOVERNMENT OF THE
                          PROVINCE OF BRITISH COLUMBIA


TO THE LEGISLATIVE ASSEMBLY
   OF THE PROVINCE OF BRITISH COLUMBIA


As required by the AUDITOR GENERAL ACT, I have audited the summary financial statements of the Government of the Province of British Columbia consisting of the statement of financial position as at March 31, 2003, and the statements of operations, changes in cash and temporary investments, and changes in net liabilities for the year then ended. These financial statements are the responsibility of the Government. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Government, as well as evaluating the overall financial statement presentation.

RESERVATION

As explained in note 1(c) to these financial statements, the Government's stated accounting policies contain exceptions to generally accepted accounting principles (GAAP) for senior governments, as recommended by The Canadian Institute of Chartered Accountants, related to schools, universities, colleges and institutes, and health care organizations. Had GAAP been followed as at March 31, 2003, it would be expected that financial assets increase by $3.4 billion ($2.8 billion at March 31, 2002), liabilities increase by $3.7 billion ($3.1 billion at March 31, 2002), non-financial assets increase by $3.6 billion ($3.1 billion at March 31, 2002), and the accumulated deficit decrease by $3.3 billion ($2.8 billion at March 31, 2002). Similarly, for the year ended March 31, 2003, revenues increase by $2.4 billion ($2.2 billion for 2002), expenses increase by $2.2 billion ($2.0 billion for 2002), and the annual deficit decrease by $0.2 billion ($0.2 billion for 2002).

                                                                            ...2

Page 2
REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE
PROVINCE OF BRITISH COLUMBIA



OPINION

In my opinion, except for the effects of my reservation explained in the preceding paragraph, these financial statements present fairly, in all material respects, the financial position of the Government of the Province of British Columbia as at March 31, 2003, the results of its operations and the changes in net liabilities and its cash and temporary investments for the year then ended, in accordance with generally accepted accounting principles for senior governments as recommended by The Canadian Institute of Chartered Accountants.


                                                             [SIGNATURE]
VICTORIA, BRITISH COLUMBIA                                   Wayne Strelioff, CA
MAY 16, 2003                                                 Auditor General



                                 OFFICE OF THE
                       [LOGO]   Auditor General
                              of British Columbia

STATEMENT OF RESPONSIBILITY
FOR THE SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE PROVINCE OF BRITISH COLUMBIA


Responsibility for the integrity and objectivity of the Summary Financial Statements of the Government of the Province of British Columbia rests with the government. These financial statements are prepared by the Comptroller General in accordance with the accounting policies as determined by Treasury Board. The fiscal year of the government is from April 1 to March 31 of the following year.

     To fulfill its accounting and reporting responsibilities, the government maintains systems of financial management and internal control. These systems give due consideration to costs, benefits and risks, and are designed to provide reasonable assurance that transactions are properly authorized by the Legislative Assembly, are executed in accordance with prescribed regulations and are properly recorded. This is done to maintain accountability of public money and safeguard the assets and properties of the Province of British Columbia under government administration. The Comptroller General of British Columbia maintains the accounts of British Columbia, a centralized record of the government's financial transactions, and obtains additional information as required from ministries, Crown corporations and agencies to meet accounting and reporting requirements.

     The Auditor General of British Columbia provides an independent option on the financial statements prepared by the government. The duties of the Auditor General in that respect are contained in section 11 of the AUDITOR GENERAL ACT.

     Annually, the financial statements are tabled in the Legislature as part of the Public Accounts, and are referred to the Select Standing Committee on Public Accounts of the Legislative Assembly. The Select Standing Committee on Public Accounts reports to the Legislative Assembly on the results of its examination together with any recommendations it may have with respect to the financial statements and accompanying audit opinions.

      Approved on behalf of the Government of the Province of British Columbia:

                               [SIGNATURE]

                            GARY COLLINS
                             Chair, Treasury Board

                          PUBLIC ACCOUNTS 2002/03                             25


                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2003

                                                                                         In Millions
                                                                     Note           2003            2002
FINANCIAL ASSETS                                                                     $               $
Cash and temporary investments .................................      3              326             780
Warehouse Program investments ..................................      4                            1,067
Accounts receivable ............................................      5            2,398           2,660
Inventories for resale .........................................      6              218             250
Due from other governments .....................................      7              137             224
Due from self-supported Crown corporations and agencies ........      8              402             384
Equity in self-supported Crown corporations and agencies .......      9            2,629           2,520
Loans, advances and mortgages receivable .......................     10              610             604
Other investments ..............................................     11              328             290
Loans for purchase of assets, recoverable from agencies ........     12            7,381           7,552
                                                                                 --------        --------
                                                                                  14,429          16,331
                                                                                 --------        --------
LIABILITIES
Accounts payable and accrued liabilities .......................     13            3,383           3,351
Due to other governments .......................................     14              325              99
Due to Crown corporations, agencies and funds ..................     15              136              80
Deferred revenue ...............................................     16              732             647
Employee pension plans (unfunded pension liabilities) ..........     17                4               6
Taxpayer-supported debt ........................................     18           28,871          26,954
Self-supported debt ............................................     19            7,270           8,500
                                                                                 --------        --------
                                                                                  40,721          39,637
                                                                                 --------        --------
Net liabilities ................................................     21          (26,292)        (23,306)
                                                                                 --------        --------
NON-FINANCIAL ASSETS
Tangible capital assets ........................................     22           10,950          11,206
Prepaid capital advances .......................................     23            7,108           7,033
Prepaid program costs ..........................................     24              132             126
Other assets ...................................................     25              148             156
                                                                                 --------        --------
                                                                                  18,338          18,521
                                                                                 --------        --------
ACCUMULATED SURPLUS (DEFICIT) ..................................     26           (7,954)         (4,785)
                                                                                 --------        --------
                                                                                 --------        --------

Contingencies and commitments ..................................     27
Significant events .............................................     34

  The accompanying notes and supplementary statements are an integral part of these financial statements.

             Prepared in accordance with the accounting policies as
                         determined by Treasury Board.


                                 [signature]


                                ARN VAN IERSEL
                             Comptroller General

 26                      PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
                             STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                                           In Millions
                                                                                        2003                   2002
                                                                           ---------------------------      ----------
                                                                            Estimates
                                                                            (Note 31)        Actual            Actual
REVENUE                                                                             $             $                 $
Taxation (Note 28) ........................................................     13,018          12,331          14,090
Natural resources .........................................................      2,867           3,281           3,280
Fees and licences .........................................................      2,407           2,616           2,219
Investment earnings (Note 28) .............................................        777             640             811
Miscellaneous .............................................................        936             904           1,006
Net earnings of self-supported Crown corporations and agencies (Note 9) ...      1,651           1,766           1,085
Contributions from the federal government .................................      3,327           3,647           3,133
                                                                           ------------   ------------      ----------
                                                                                24,983          25,185          25,624
                                                                           ------------   ------------      ----------
EXPENSE
Health (Note 29) ..........................................................     10,674          10,703          10,081
Social services ...........................................................      3,297           3,145           3,480
Education (Note 29) .......................................................      6,936           6,958           6,934
Protection of persons and property ........................................      1,462           1,418           1,366
Transportation (Note 29) ..................................................      1,605           1,743           1,556
Natural resources and economic development ................................      1,208           1,532           1,841
Other .....................................................................      1,097             667             664
General government ........................................................        500             525             564
Interest (Note 29) ........................................................      1,854           1,494           1,663
                                                                           ------------   ------------      ----------
                                                                                28,633          28,185          28,149
                                                                           ------------   ------------      ----------
Surplus (deficit) for the year before unusual items .......................     (3,650)         (3,000)         (2,525)

Forecast allowance ........................................................       (750)
Gain (loss) on pension settlement .........................................                                      1,464
Restructuring exit expense (Note 35) ......................................                       (169)           (224)
                                                                           ------------   -------------     ----------
SURPLUS (DEFICIT) FOR THE YEAR ............................................     (4,400)         (3,169)         (1,285)
                                                                           ------------
                                                                           ------------
Accumulated surplus (deficit)--beginning of year as restated (Note 26) ....                     (4,785)         (3,500)
                                                                                          -------------     ----------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR ................................                     (7,954)         (4,785)
                                                                                          -------------     ----------
                                                                                          -------------     ----------


The accompanying notes and supplementary statements are an integral part of these financial statements.

                             PUBLIC ACCOUNTS 2002/03                          27


                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                                                       In Millions
                                                                                               2003                          2002

                                                                                            Disburse-
                                                                               Receipts         ments          Net            Net
OPERATING TRANSACTIONS                                                                $             $            $              $
Surplus (deficit) for the year .......................................                                         (3,169)       (1,285)
Non-cash items included in surplus (deficit)
  Amortization of tangible capital assets ............................                                            608           556
  Amortization of prepaid capital advances ...........................                                            415           401
  Amortization of public debt deferred revenues and deferred
   charges ...........................................................                                             42            70
  Concessionary loan adjustments (decreases) .........................                                             (1)           (6)
  Pension settlement (gain) ..........................................                                                       (1,464)
  Valuation adjustments ..............................................                                            273           336
  Net earnings of self-supported Crown corporations and agencies .....                                         (1,766)       (1,085)
Accounts receivable decreases (increases) ............................                                            110          (178)
Due from other governments decreases .................................                                             87           140
Due from self-supported Crown corporations and agencies
 (increases) decreases ...............................................                                            (18)           38
Accounts payable increases ...........................................                                             32           229
Due to other governments increases (decreases) .......................                                            226            (5)
Due to Crown corporations, agencies and funds increases ..............                                             56             9
Unfunded pension liability payments ..................................                                             (2)           (7)
Items applicable to future operations increases ......................                                            111            52
Contributions of self-supported Crown corporations and agencies ......                                          1,657         1,569
                                                                                                              --------      --------
Cash derived from (used for) operations ..............................                                         (1,339)         (630)
                                                                                                              --------      --------

CAPITAL TRANSACTIONS
Tangible capital assets (acquisitions) ...............................                223           659          (436)         (842)
Prepaid capital advances (increases) .................................                              490          (490)         (529)
                                                                                 ----------------------       --------      --------
Cash (used for) capital ..............................................                223         1,149          (926)       (1,371)
                                                                                 ----------------------       --------      --------

INVESTMENT TRANSACTIONS
Loans, advances and mortgages receivable (issues) ....................                141           177           (36)          (58)
Other investments--net decreases (increases) .........................                               44           (44)          (25)
                                                                                 ----------------------       --------      --------
Cash (used for) investments ..........................................                141           221           (80)          (83)
                                                                                 ----------------------       --------      --------
Total financing (requirements) .......................................                                         (2,345)       (2,084)
                                                                                                              --------      --------

 28                       PROVINCE OF BRITISH COLUMBIA


                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

                                                                                               In Millions
                                                                                        2003                           2002
                                                                        ---------------------------------------    ----------
                                                                                      Disburse-
                                                                         Receipts         ments           Net           Net
FINANCING TRANSACTIONS(1)                                                     $             $              $             $
Public debt increases ............................................        18,879         18,112            767         2,165
Derived from Warehouse Program investments .......................        (3,287)        (4,354)         1,067           245
Derived from (used for) purchase of assets, recoverable from
   agencies ......................................................        (5,787)        (5,844)            57           (94)
                                                                        ------------------------      ----------   ----------
Cash derived from (used for) financing ...........................         9,805          7,914          1,891         2,316
                                                                        ------------------------      ----------   ----------
Increase (decrease) in cash and temporary investments ............                                        (454)          232
Balance--beginning of year .......................................                                         780           548
                                                                                                      ----------   ----------
BALANCE--END OF YEAR .............................................                                         326           780
                                                                                                      ----------   ----------
                                                                                                      ----------   ----------

----------
(1) Financing transaction receipts are from debt issues and disbursements are for debt repayments.

The accompanying notes and supplementary statements are an integral part of these financial statements.

                             PUBLIC ACCOUNTS 2002/03                          29


                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF CHANGE IN NET LIABILITIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                                      In Millions
                                                               2003              2002
                                                            ---------         ---------
                                                                $                 $
Surplus (deficit) for the year ........................      (3,169)           (1,285)
                                                            ---------         ---------

Effect of change in tangible capital assets:
  Acquisition of tangible capital assets ..............        (659)             (945)
  Amortization of tangible capital assets .............         608               556
  Disposals and valuation adjustments .................         307               274
                                                            ---------         ---------
                                                                256              (115)
                                                            ---------         ---------

Effect of change in:
  Prepaid capital advances ............................         (75)             (128)
  Prepaid program costs ...............................          (6)               39
  Other assets ........................................           8                65
                                                            ---------         ---------
                                                                (73)              (24)
                                                            ---------         ---------

(Increase) decrease in net liabilities ................      (2,986)           (1,424)

Impact of accounting adjustment to net deficiency .....                            13
Net liabilities--beginning of year ....................     (23,306)          (21,895)
                                                            ---------         ---------
NET LIABILITIES--END OF YEAR ..........................     (26,292)          (23,306)
                                                            ---------         ---------
                                                            ---------         ---------

The accompanying notes and supplementary statements are an integral part of these financial statements.

 30                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

1.  SIGNIFICANT ACCOUNTING POLICIES

(a) REPORTING ENTITY

     These financial statements include the accounts of organizations which are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature, and are owned or controlled by the government. Accountability to a minister or directly to the Legislature, for purposes of the reporting entity, does not include those entities that are part of a province-wide program yet are locally based and have an initial accountability to a local board.

     The reporting entity also includes government partnerships.

     A list of organizations included in these consolidated financial statements may be found on pages 61 and 62.

     Trusts administered by the government or a Crown corporation or agency are excluded from the reporting entity.

(b) PRINCIPLES OF CONSOLIDATION

     Taxpayer-supported Crown corporations and agencies are consolidated with the Consolidated Revenue Fund using the full consolidation method. The government's interests in government partnerships are recorded on a proportional consolidation basis.

     Self-supported Crown corporations and agencies and government business partnerships are consolidated with the Consolidated Revenue Fund on the modified equity basis of consolidation.

     The definitions of these consolidation methods can be found on page 14.

     No adjustments are made for Crown corporations and agencies whose fiscal year-ends are different from the government's fiscal year-end of March 31, unless the effect of an adjustment would be significant to the consolidated operating result.

(c) BASIS OF ACCOUNTING

     The government's Summary Financial Statements are prepared in accordance with the generally accepted accounting principles (GAAP) for senior governments as recommended by the Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the following exceptions:

        (i)Reporting entity--PSAB recommends that the reporting entity comprise all organizations that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature, and are owned or controlled by the government. The government currently does not include school districts, universities, colleges and institutes, or health care organizations (SUCH sector) in its reporting entity. These organizations will be included in 2004/05. The inclusion of universities will be reviewed annually.

       (ii)Prepaid capital advances--PSAB recommends that government transfers be expensed in a government's financial statements in the period that the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria are met and a reasonable estimate of the amount can be made. Transfers to school districts, universities, colleges and institutes, and health care organizations that are for the acquisition of tangible capital assets are not expensed in the year they are issued; rather, they are treated as a prepaid expense and amortized over the life of the tangible capital assets acquired with the advances.

                                 PUBLIC ACCOUNTS 2002/03                      31


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     The following table provides the impact to the province's financial statements if the accounting policies were changed to conform to current PSAB:

                                                                                         In Millions
                                                                                         (Unaudited)
                                                         Assets  Liabilities   Net Equity    Revenue     Expense     Surplus
                                                        -------  -----------   ----------    -------     -------     -------
                                                            $         $            $            $           $           $
INCLUSION OF SUCH SECTOR AND EXPENSING
  PREPAID CAPITAL ADVANCES--INCREASE ..............      7,039      3,739        3,300        2,419       2,176       243
                                                        -------  -----------   ----------    -------     -------     -------
                                                        -------  -----------   ----------    -------     -------     -------

     The BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT requires that any exceptions to GAAP be eliminated for fiscal 2004/05.

(d) SPECIFIC ACCOUNTING POLICIES

     REVENUE
          All revenue is recorded on an accrual basis except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable. The exception is corporation income tax, which is recorded on a cash basis.

          Government transfers are recognized as revenues in the period during which the transfer is authorized and any eligibility criteria are met.

          Tax credits/offsets are accrued on the same basis as the associated tax revenues and reduce gross taxation revenue but are not considered valuation allowances.

     EXPENSES
          The cost of all goods consumed and services received during the year is expensed.

          Interest expense is recorded net of sinking fund earnings.

          Pension expense is calculated as the cost of pension benefits earned by employees during the year, interest on the pension benefits liability net of pension plan assets and amortization of the government's share of any experience gains or losses, less contributions made by members. The estimated total cost of the government's share of the plan amendments related to past service is expensed in the year the plan is amended.

          Government transfers include grants, entitlements and transfers under agreements, as defined on pages 14 and 15. Government transfers are recognized as expenses in the period in which the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria have been met and a reasonable estimate of the amount can be made. This excludes transfers that meet the criteria for a prepaid capital advance.

          Acquisitions of tangible capital assets and prepaid capital advances are recorded as assets and the cost is amortized over the useful life of the relevant tangible capital asset. Tangible capital assets not related to a capitalized class of assets are expensed in the year of acquisition.

          Restructuring exit expenses are recorded when a restructuring plan in appropriate form has been approved by the province. To qualify, the expense must not be associated with or benefit activities that will be continued by the government reporting entity. In addition, the expense must:

          (i)be incremental to other expenses incurred in normal operations and incurred as a direct result of the restructuring plan; or

         (ii)represent amounts to be incurred under an existing contractual obligation that will continue after the restructuring plan is completed with no economic benefit to the government; or

        (iii)represent a penalty or compensation incurred to cancel an existing contractual obligation.

 32                       PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

   1.  SIGNIFICANT ACCOUNTING POLICIES--Continued

       ASSETS
            Assets are recorded to the extent that they represent cash and claims upon outside parties, items held for resale to outside parties, prepaid expenses, deferred charges, prepaid capital advances or tangible capital assets acquired as a result of events and transactions prior to the year-end.

       FINANCIAL ASSETS
            Temporary investments and Warehouse Program investments include short-term investments recorded at the lower of cost or market value.

            Inventories for resale include property which has been purchased, or for which development costs have been incurred, that is held for ultimate resale or lease to outside parties. Inventories for resale are recorded at the lower of cost or net realizable value.

            Equity in self-supported Crown corporations and agencies represents the province's investment (including long-term advances) in those self-supported Crown corporations and agencies at cost, adjusted for increases and decreases in the investees' net assets.

            Loans and advances are recorded at cost less adjustment for any prolonged impairment in value. Mortgages receivable are recorded at the principal amount less valuation allowance, are secured by real estate and are repayable over periods ranging up to thirty years. Concessionary loans and mortgages are recorded at net present value at issue and related present value discounts are expensed. Valuation allowances are made when collectibility is considered doubtful.

            Other investments are recorded at the lower of cost of acquisition (which may be adjusted by attributed income) or estimated current value. Valuation adjustments are made when the value of investments is impaired.

            Loans for purchase of assets, recoverable from agencies are recorded at maturity value less unamortized premium/discount and sinking fund balances. Premium/discount is amortized on a constant yield basis.

       NON-FINANCIAL ASSETS
            Tangible capital assets are recorded at historical cost less accumulated amortization. Estimated cost is used to record existing tangible capital assets when actual cost is unknown. The recorded cost, less the residual value, is generally amortized over the estimated useful lives of the assets on a straight-line basis except for some transportation equipment which is amortized using the sinking fund method.

            All significant tangible capital assets of government organizations and operations have been capitalized. Crown land is capitalized at a nominal value of $1.

            Prepaid capital advances are provided to school districts, post-secondary educational institutions, health care organizations and other specified government organizations to fund capital asset acquisitions. The province has an on-going claim on the assets of these organizations. Prepaid capital advances are amortized over the useful life of the assets funded.

       LIABILITIES
            All liabilities are recorded to the extent that they represent claims payable to outside parties as a result of events and transactions prior to the year-end, including probable losses on loan guarantees issued by the province, contingent liabilities when it is likely a liability exists and the amount of the liability can be reasonably determined on an individual or portfolio basis, and unfunded pension liabilities.

                              PUBLIC ACCOUNTS 2002/03                         33


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

  1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)
          The province accounts for employee pension plans by recognizing a liability and an expense in the reporting period in which the employee has provided service. The amount is calculated using the accrued benefit actuarial cost method. Where plans are in a net asset position, and Joint Trusteeship Agreements restrict access to the assets, the province records the value of plan net assets as nil. Changes in net liabilities/assets which arise as a result of estimation adjustments due to experience gains and losses or changes in actuarial assumptions are amortized on a straight-line basis over the average remaining service life of employees active at the date of the adjustments. Past service costs from plan amendments are recognized in full in the year of the amendment.

          Unfunded pension liabilities of the Members of the Legislative Assembly Superannuation Account represent the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the account.

     PUBLIC DEBT
          Public debt represents the direct debt obligations of the Province of British Columbia, including borrowings incurred for government operating purposes, the acquisition of capital assets, for re-lending to authorized government bodies and for borrowings in advance of future requirements under the Warehouse Program. Public debt consists of short-term promissory notes, notes, bonds and debentures, bank loans, capital leases and mortgages payable. These obligations are recorded at principal less unamortized premium or discount and sinking fund balances where applicable. Public debt is reported under two categories: (1) taxpayer-supported, and
     (2) self-supported.

          (1) Taxpayer-supported debt includes direct debt used for government operating and capital purposes, and the debt of Crown corporations and agencies that requires an operating or debt servicing subsidy from the provincial government or which are fully consolidated within these financial statements.

          (2) Self-supported debt includes the portion of debt of commercial Crown corporations and agencies that has been borrowed through the government's fiscal agency loan program. It does not include all debt of commercial Crown corporations and agencies as these entities are consolidated on the modified equity basis. Commercial Crown corporations and agencies fully fund their operations and debt from revenue generated through the sale of goods and/or services at commercial rates to buyers that are outside the government reporting entity. Self-supported debt includes debt of the Warehouse Program.

          Debt premium/discount is amortized on a constant yield basis. Unamortized premium/discount on bonds called and refinanced is amortized over the remaining life of the old debt, or the life of the new debt, whichever is shorter.

          When it has been determined that there are sufficient securities to satisfy scheduled interest and principal payments for a debt instrument, the sinking fund assets are set aside in a defeased trust account. The debt and the related securities used to extinguish the debt are removed from the province's Statement of Financial Position. The debt is considered extinguished for financial reporting purposes.

     FOREIGN CURRENCY TRANSLATION
          Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate prevailing at the year-end. Foreign currency transactions are translated at the exchange rate prevailing at the date of the transaction unless hedged by forward contracts that specify the rate of exchange. Adjustments to revenue or expense transactions arising as a result of foreign currency translation are credited or charged to operations at the time the adjustments arise. Unrealized foreign currency gains and losses on long-term, fixed-term monetary assets and liabilities are reported as deferred charges and amortized over the remaining terms of the related items on a straight-line basis. Non-monetary assets and liabilities are translated at historical rates of exchange.

 34                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

 1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     DERIVATIVE FINANCIAL INSTRUMENTS
          The province is a party to financial instruments with off-balance sheet risk due to fluctuations in foreign currency exchange rates, interest rate fluctuations and counterparty default on financial obligations. The province does not use derivative financial instruments for speculative purposes. Off-balance sheet position data is given in the form of nominal principal amounts outstanding. Amounts paid and received under swaps are recognized and offset against the related interest expense. Gains and losses on terminated derivative contracts are deferred and amortized over the lesser of the remaining term of the contract or the related debt.

(e) CHANGE IN ACCOUNTING TREATMENT

     FEDERAL EQUALIZATION PROGRAM
          The province has changed its method of recognizing revenue under the Federal Equalization Program from the cash basis to the accrual method of accounting.

          The new method of calculating includes an estimate of the revenue earned under the Federal Equalization Program rather than recording cash revenue. The impact on the 2002/03 fiscal year is a $58 million (2002: $68 million) reduction in total revenue. A federal overpayment of $188 million on the 2002/03 entitlement has also been recorded as repayable to the federal government. If this accounting change had not been implemented, the Summary Financial Statements operating result would have been a deficit of $3,111 million (2002: $1,217 million).


 2.  MEASUREMENT UNCERTAINTY
     Uncertainty in the determination of the amount at which an item is recognized in the financial statements is known as measurement uncertainty. Uncertainty exists whenever estimates are used because it is reasonably possible that there could be a material variance between the recognized amount and another reasonably possible amount.

     Measurement uncertainty in these financial statements exists in the accruals for pension obligations, Canada Health and Social Transfer (CHST), the Federal Equalization Program and personal income tax.

     The nature of the uncertainty in the accruals for pension obligations arises because actual results may differ significantly from the province's best estimates of expected results based on variables such as earnings on pension investments and life expectancy of claimants. Uncertainty related to the accrual for CHST, the Federal Equalization Program and personal income tax arises because of the possible differences between the estimated and actual economic growth and related impact on taxes receivable.

     British Columbia Hydro and Power Authority (BC Hydro), a wholly owned self-supported Crown corporation, is directly exposed to counterparty credit risk as a result of the purchase and sale of electricity and natural gas. During fiscal year 2001, the rapid rise of wholesale power prices and in-state supply shortages caused significant financial hardship for a number of utilities in California, resulting in defaults on payments. As a result, BC Hydro has not recognized as revenue some amounts owed to it from sales to these utilities and has recorded provisions for uncollectible amounts and legal costs, which, in management's best estimate, are sufficient to cover any remaining exposure. Due to the instability in the California market and ongoing regulatory and legal proceedings, management cannot predict the outcome and the amount ultimately collected may differ materially from management's current estimate.

                           PUBLIC ACCOUNTS 2002/03                            35


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

 3. CASH AND TEMPORARY INVESTMENTS

                                                              In Millions
                                                            2003      2002
                                                           -------  -------
                                                              $         $
Cash (cheques issued in excess of funds on deposit) ...     (233)     (319)
Temporary investments(1) ..............................      559     1,099
                                                           -------  -------
                                                             326       780
                                                           -------  -------
                                                           -------  -------

      (1) Temporary investments consist mainly of units in the British Columbia Investment Management Corporation Pooled Investment Portfolios. Units are carried at the lower of cost of acquisition adjusted by income attributed to the units or market value.


 4. WAREHOUSE PROGRAM INVESTMENTS

                                                              In Millions
                                                            2003       2002
                                                           -------  -------
                                                              $         $
Temporary investments(1) ..............................               1,077
Deferred charges ......................................                   3
Accrued interest payable ..............................                 (13)
                                                           -------  -------
                                                               0      1,067
                                                           -------  -------
                                                           -------  -------

      (1) Temporary investments consist of corporate and bank discount notes.



 5. ACCOUNTS RECEIVABLE

                                                              In Millions
                                                            2003       2002
                                                           -------  -------
                                                              $         $
Taxes receivable ......................................    1,368      1,545
Trade accounts receivable..............................    1,332      1,375
Accrued interest.......................................      315        274
                                                           -------  -------
                                                           3,015      3,194
Provision for doubtful accounts........................     (617)      (534)
                                                           -------  -------
                                                           2,398      2,660
                                                           -------  -------
                                                           -------  -------


6. INVENTORIES FOR RESALE

                                                              In Millions
                                                            2003       2002
                                                           -------  -------
                                                              $         $
Properties.............................................       77         85
Small Business Forest Enterprise Program...............      131        148
Other..................................................       10         17
                                                           -------  -------
                                                             218        250
                                                           -------  -------
                                                           -------  -------

36                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

7.  DUE FROM OTHER GOVERNMENTS

                                                          In Millions
                                                        2003      2002
                                                      --------  --------
                                                          $         $
Government of Canada
  Current ........................................        97       162
  Long-term ......................................         1
Provincial governments
  Current ........................................        14        14
Local governments(1) .............................
  Current ........................................        24        47
  Long-term ......................................         1         1
                                                      --------  --------
                                                         137       224
                                                      --------  --------
                                                      --------  --------

      (1) Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.

8. DUE FROM SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                          In Millions
                                                        2003      2002
                                                      --------  --------
                                                          $         $
British Columbia Hydro and Power Authority .......       338       332
British Columbia Lottery Corporation .............        62        50
Columbia Power Corporation .......................         2         2
                                                      --------  --------
                                                         402       384
                                                      --------  --------
                                                      --------  --------


         SEE page 67 for details.

9. EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                                                  In Millions
                                                                           2003                        2002
                                                        ----------------------------------------    --------
                                                                        Unremitted
                                                        Investments      Earnings        Total         Total
                                                           $                $              $             $
British Columbia Hydro and Power Authority ........                       1,630         1,630         1,617
British Columbia Railway Company ..................       258               113           371           367
Columbia Power Corporation ........................       276                17           293           282
Insurance Corporation of British Columbia .........                         319           319           239
Provincial Capital Commission .....................                          16            16            15
                                                         ----------     -----------    ---------    -------
                                                          534             2,095         2,629         2,520
                                                         ----------     -----------    ---------    -------
                                                         ----------     -----------    ---------    -------

                             PUBLIC ACCOUNTS 2002/03                          37


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

9. EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES--Continued


                                                                                               In Millions
                                                                                         2003                           2002
                                                                    ------------------------------------------      -----------
CHANGE IN EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS                                 Unremitted
AND AGENCIES                                                         Investments       Earnings        Total            Total
                                                                          $               $              $                $
Balance--beginning of year ...................................           534            1,986          2,520            3,001
Net earnings of self-supported Crown corporations and agencies                          1,766           1,766           1,085
Contributions paid to the Consolidated Revenue Fund ..........                         (1,483)         (1,483)         (1,420)
Adjustments to contributions paid ............................                           (174)           (174)           (149)
Adjustments to unremitted earnings ...........................                                                              3
                                                                    ------------      ----------       -------      -----------
BALANCE--END OF YEAR .........................................            534           2,095           2,629           2,520
                                                                    ------------      ----------       -------      -----------
                                                                    ------------      ----------       -------      -----------

      SEE pages 67 and 68 for details.


10. LOANS, ADVANCES AND MORTGAGES RECEIVABLE

                                                                     In Millions
                                                                 2003          2002
                                                                ------        ------
                                                                   $             $
LOANS AND ADVANCES
BC Student loans .....................................            302           204
Industrial Development Fund commercial loans .........            135           135
Land Tax Deferment loans .............................            144           141
Construction loans to social housing projects ........             24           121
Accountable advances .................................             29            12
Miscellaneous ........................................             82            81
                                                                ------        ------
                                                                  716           694
Provision for doubtful accounts ......................           (145)         (119)
                                                                ------        ------
                                                                  571           575
                                                                ------        ------
MORTGAGES RECEIVABLE

Reconstruction Program ...............................             41            30
Miscellaneous ........................................             17            14
                                                                ------        ------
                                                                   58            44
Provision for doubtful accounts ......................            (19)          (15)
                                                                ------        ------
                                                                   39            29
                                                                ------        ------
                                                                  610           604
                                                                ------        ------
                                                                ------        ------

38                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

  10. LOANS, ADVANCES AND MORTGAGES RECEIVABLE--Continued

       The BC Student Loan program provides loans to students for higher education. Students are required to repay these loans, through a contracted service provider, to the province over a maximum of 174 months with a floating interest rate of prime plus 2.5%. Defaulted loans are due on demand with interest at a floating rate of prime plus 2.5%. The program also administers defaulted student loans issued by financial institutions under a risk sharing agreement with the province. Defaulted risk sharing loans arise due to bankruptcy or death of the student while attending school.

       The Industrial Development Fund provided loans to assist the establishment of new industry, the introduction of new technology to existing industry, or the development of a region of British Columbia. These loans incur interest at rates ranging from 0% to 10%. The Industrial Development Fund was eliminated pursuant to the repeal of the INDUSTRIAL DEVELOPMENT INCENTIVE ACT under the BUDGET MEASURES IMPLEMENTATION ACT, 2002. No loans were issued after March 31, 2002.

       The Land Tax Deferment program allows eligible individuals to defer payment of all, or a portion of, annual property taxes due on residences. Eligible individuals are either 60 years or older, a surviving spouse or a disabled person. Simple interest is charged on the deferred taxes at a rate set semi-annually by the Ministry of Finance. This rate is generally 2.0% below the prime rate. The deferred taxes, plus any outstanding interest, must be repaid when the residence is transferred to a new owner.

       Construction loans are provided by British Columbia Housing Management Commission (BCHMC), a taxpayer-supported Crown corporation, and an approved lender under the NATIONAL HOUSING ACT. BCHMC provides construction loans for societies that are building approved projects under social housing programs. Interest is payable at the province's weighted average borrowing rate for short-term funds, plus administration costs. Loans are repaid at substantial completion of each project from financing arranged with private lenders.

       Accountable advances represent funds issued for program costs, which have not yet been expended in accordance with the applicable agreements.

       The Reconstruction Program provides financial assistance to homeowners to pay for repairs to homes with premature building envelope failure. The financial assistance is provided in the form of subsidized interest loans, no-interest loans or deferred payment loans and secured by registered mortgages. This program is administered by Homeowner Protection Office.

       Miscellaneous mortgages receivable have terms ranging from less than 1 year to 20 years, with some loans being payable on demand. Interest rates range from 3.5% to 10%.

                            PUBLIC ACCOUNTS 2002/03                           39


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

11. OTHER INVESTMENTS

                                                     In Millions
                                                 2003           2002
                                                ------        -------
                                                   $             $
Government of Canada bonds ..............          18            26
Provincial government bonds .............          63            33
Commercial loans and investments ........         111           111
Pooled Investment Portfolios ............          45            82
Columbia Basin Trust investments ........         152            93
Miscellaneous ...........................          54            71
                                                ------        -------
                                                  443           416
Provision for doubtful accounts .........        (115)         (126)
                                                ------        -------
                                                  328           290
                                                ------        -------
                                                ------        -------


     Government of Canada bonds have a market value of $18.7 million (par value $18.4 million), with yields ranging from 3.671% to 5.265%. Maturity dates range from June 18, 2004 to June 1, 2012.

     Provincial bonds of various provinces have a market value of $64.4 million (par value $59.4 million), with yields ranging from 3.682% to 5.447%. Maturity dates range from April 22, 2003 to July 22, 2013.

     Commercial loans and investments are recorded at the lower of cost of acquisition adjusted by attributed income and market value. A provision in the full amount of these loans has been recorded.

     Pooled investment portfolios consist of units in the British Columbia Investment Management Corporation's BC Focus Fund and Illiquid Fund. These funds' investments consist primarily of debt and equity holdings of privately held companies.

     Columbia Basin Trust investments include $15 million in bankers acceptances and deposits. Deposit holdings are not marketable, but Columbia Basin Trust may, on ninety days written notice, redeem up to 10% of deposits initially made for a period of one year or longer, without cost or penalty, provided that such redemption occurs only once during a particular deposit's term. Also included is a $137 million equity investment in power project joint ventures developed in partnership with Columbia Power Corporation.

12. LOANS FOR PURCHASE OF ASSETS, RECOVERABLE FROM AGENCIES

                                                               In Millions
                                                          2003            2002
                                                         -------         -------
                                                            $               $
British Columbia Hydro and Power Authority ........       6,742           6,770
British Columbia Railway Company ..................         481             599
Columbia Power Corporation ........................          47              63
Improvement districts .............................           6               6
Pacific Racing Association ........................                           5
Post-secondary educational institutions ...........         105             114
                                                         -------         -------
                                                          7,381           7,557
Provision for doubtful accounts ...................                          (5)
                                                         -------         -------
                                                          7,381           7,552
                                                         -------         -------
                                                         -------         -------

 40                       PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

13. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                In Millions
                                                            2003          2002
                                                           ------        ------
                                                             $              $
Trade accounts payable and other liabilities ........      1,653         1,594
Accrued interest on debt ............................        789           779
Accrued employee leave entitlements .................        218           244
Other accrued estimated liabilities(1) ..............        723           734
                                                           ------        ------
                                                           3,383         3,351
                                                           ------        ------
                                                           ------        ------


      (1) Includes pending litigation, provision for guaranteed debt payout and other miscellaneous accrued claims.




14. DUE TO OTHER GOVERNMENTS

                                                           In Millions
                                                        2003        2002
                                                       ------      ------
                                                          $           $
Government of Canada
  Current .........................................      300          69
Provincial governments
  Current .........................................       22          14
Local governments(1)
  Current .........................................        3          16
                                                       ------      ------
                                                         325          99
                                                       ------      ------
                                                       ------      ------


      (1) Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.




15. DUE TO CROWN CORPORATIONS, AGENCIES AND FUNDS

                                                                   In Millions
                                                                2003        2002
                                                               ------      ------
                                                                  $          $
British Columbia Liquor Distribution Branch .................     44         3
Health care organizations ...................................      1
Post-secondary educational institutions .....................      1         1
Trust funds .................................................     90        76
                                                               ------      ------
                                                                 136        80
                                                               ------      ------
                                                               ------      ------

                            PUBLIC ACCOUNTS 2002/03                           41


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

16. DEFERRED REVENUE

                                                                             In Millions
                                                                          2003        2002
                                                                         ------      ------
                                                                            $           $
Medical Services Plan premiums ...................................          69          55
Motor vehicle licences and permits ...............................         166         161
Petroleum, natural gas and minerals, leases and fees..............          32          29
Water rentals and recording fees .................................          76          71
Derivative debt instruments ......................................          72          16
Unearned lease revenue ...........................................         107         106
Federal and municipal highway project revenues ...................          36          35
Forest Stand Management Fund .....................................          16          14
Miscellaneous ....................................................         158         160
                                                                         ------      ------
                                                                           732         647
                                                                         ------      ------
                                                                         ------      ------


17. EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

                                                                             In Millions
                                                                          2003        2002
                                                                         ------      ------
                                                                            $            $
Members of the Legislative Assembly Superannuation Account .......          4            6
                                                                         ------      ------


     The province contributes to four defined benefit pension plans for substantially all its employees and to the Members of the Legislative Assembly Superannuation Account (the Account). The four pension plans are the Public Service Pension Plan, the Municipal Superannuation Plan, the Teachers' Pension Plan and the College Pension Plan. When Members of the Legislative Assembly become eligible for pension benefits, their pension assets and obligations are transferred from the Account to the Public Service Pension Plan. The plans provide pensions based on length of service and highest five-year average earnings. They do not provide for inflation protection other than that set aside in special inflation accounts.

     There are additional employee pension plans in Crown corporations and agencies consolidated on the modified equity basis. Net assets or net liabilities of the pension funds are included in the investment balance of the particular Crown corporation or agency.

     The estimated financial position as at March 31, 2003 for each plan consists of the accrued benefit obligation less the pension fund assets, as follows:

                                                                                      In Millions
                                                                Public
                                                               Service    Municipal     Teachers'      College
                                                               Pension   Superannu-      Pension       Pension
                                                                 Plan    ation Plan        Plan          Plan             Total
                                                               --------  ----------     ---------      -------           -------
                                                                   $          $             $             $                 $
Accrued benefit obligation................................       8,485      8,539         9,546           891            27,461
Pension fund assets.......................................      10,340      9,475         9,809         1,232            30,856
                                                               --------  ----------     ---------      -------           -------
Accrued net obligation (asset)............................      (1,855)      (936)         (263)         (341)           (3,395)
                                                               --------  ----------     ---------      -------           -------
                                                               --------  ----------     ---------      -------           -------

42                         PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued


  17. EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)--Continued

       The College, Public Service, Municipal and Teachers' plans are joint trusteeship plans. In joint trusteeship plans, control of the plans and their assets are assumed by individual pension boards made up of government and plan member representatives. Provisions of these plans stipulate that the province has no formal claim to any pension plan surpluses or assets. In addition, all plans are administered by the British Columbia Pension Corporation (BCPC).

       In the event that a plan deficit is determined by an actuarial valuation (performed every three years), the pension boards, by agreement, are required to address it through contribution adjustments or other means. It is expected, therefore, that any unfunded liabilities in the future will be short-term in nature.

       The reported net assets of the pension plans are under joint trusteeship agreements which limit the province's possible conditional share to 50%. The province has no claim on accrued asset amounts. If the individual pension boards decide to reduce or suspend employer contributions for a period of time, the province may record an asset. Therefore, the recorded value of the net assets is nil until such time that such a decision is made. Also, only 70% of the pension fund assets and accrued benefit obligation are included for the Municipal Superannuation Plan, reflecting the province's interest in the plan.

       The accrued benefit obligations and pension assets shown for 2002/03 are based on extrapolations of the most recent actuarial valuations as follows:
  Public Service Pension Plan (March 31, 2002); Municipal Superannuation Plan (December 31, 2000); Teachers' Pension Plan (December 31, 2000); and College Pension Plan (August 31, 2000).

       The Account is also administered by the BCPC. As members of the Legislative Assembly retire, the present value of the amount required to provide a legislative member's future pension benefits is transferred from the Account to the Public Service Pension Plan from which monthly pensions are paid. Pension benefits are based on length of service and highest five-year average earnings. The unfunded pension liability for the Account represents the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the Account.

       Key actuarial assumptions used in the valuations include a long-term annual rate of return on pension fund assets of 7.30% for the Public Service Pension Plan, 7.25% for the Municipal Pension Plan, 7.50% for the Teachers' Pension Plan, and 7.40% for the College Pension Plan, and long-term annual salary increases of 4.80% for the Public Service Pension Plan, 4.75% for the Municipal Pension Plan, 5.00% for the Teachers' Pension Plan, and 4.90% for the College Pension Plan.

       The audited financial statements of each pension plan listed, along with full descriptions, benefit formulas, inflation assumptions and funding policies may be found at www.pensionsbc.ca.

                            PUBLIC ACCOUNTS 2002/03                           43


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

18. TAXPAYER-SUPPORTED DEBT(1)

                                                                         In Millions

                                                                                                           2003              2002
                                                                                                       Canadian          Canadian
                                        Year of     Canadian         US     Japanese          Other      Dollar            Dollar
                                       Maturity       Dollar    Dollar(2)     Yen(2)    Currencies(2)     Total             Total
                                      ----------    ---------  ---------   ----------  -------------  -----------        ----------
Short-term promis-
sory notes ................                2003                                                                               928
                                           2004          976                                                976

Notes, bonds and
debentures(3) .............                2003                                                                             2,278
                                           2004        1,401                                    510       1,911             1,810
                                           2005        1,048        490                         585       2,123             2,081
                                           2006        2,296                                              2,296             1,940
                                           2007        1,437      1,179                         370       2,986             2,746
                                           2008          943        828           59            418       2,248               946
                                      2008-2013        7,398      1,452          204            833       9,887             8,903
                                      2013-2018        1,958        155                                   2,113             2,113
                                      2018-2023        1,652                                              1,652             1,238
                                      2023-2028        2,467                                              2,467             2,457
                                      2028-2033        3,110                                              3,110             2,810
                                      2033-2038
                                      2038-2043          365                                                365               365
                                                    ---------  ---------   ----------  -------------  -----------        ----------
TOTAL DEBT ISSUED AT FACE VALUE ...............       25,051      4,104          263          2,716      32,134            30,615
                                                    ---------  ---------   ----------  -------------
                                                    ---------  ---------   ----------  -------------

Sinking funds(4) ...................................................................................     (3,135)           (3,525)
Unamortized discount ...............................................................................       (119)             (121)
Amount held in the Consolidated Revenue Fund .......................................................         (9)              (15)
                                                                                                       ----------        ----------
TOTAL TAXPAYER-SUPPORTED DEBT ......................................................................     28,871            26,954
                                                                                                       ----------        ----------
                                                                                                       ----------        ----------


The effective interest rates (weighted average percent) as at March 31 on the above debt are:

        2003 .......................................................................................       5.89
        2002 .......................................................................................                         6.00

      (1) The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).
      (2) Foreign currencies include: $2,667 million US ($4,104 million Canadian); 22,000 million Japanese yen ($263 million Canadian); 191 million pounds sterling ($510 million Canadian); 1,000 million Swiss francs ($1,003 million Canadian); and 741 million euros ($1,203 million Canadian). Effective January 1, 2002, debt originally issued in and totalling 2,499 million French francs and 703 million deutsche marks was converted at established fixed exchange rates (6.55957 French francs for 1 euro and 1.95583 deutsche marks for 1 euro) and is now reported in euros.
      (3) Notes, bonds and debentures include $6 million (2002: $25 million) in bank loans, $47 million (2002: $79 million) in capital leases and $138 million (2002: $142 million) in mortgages.

      (4) Sinking fund balances include assets totalling $138 million (2002:
$198 million) invested in the Matched Book Program and assets totalling $2,997 million (2002: $3,327 million) set aside for orderly repayment of debt. Sinking funds at March 31, 2003, totalling nil US (2002: $148 million
US) act as a natural hedge of the US dollar debentures. Sinking funds are administered by the British Columbia Investment Management Corporation.

44                        PROVINCE OF BRITISH COLUMBIA

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

   18. TAXPAYER-SUPPORTED DEBT--Continued

   NOTES, BONDS AND DEBENTURES

   REDEEMABLE BY THE BOND HOLDER
        Balances include debentures issued to the Canada Pension Plan totalling $3,447 million (2002: $3,328 million) at a weighted average interest rate of 9.27% (2002: 10.13%). These debentures mature at various dates from April 5, 2003 to January 6, 2023, with interest rates varying between 5.61% and 14.06%. These debentures are redeemable in whole or in part before maturity, on six months' prior notice, at the option of the Minister of Finance of Canada, subject to certain restrictions. During the year, $414 million in Canada Pension Plan debentures were issued. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

        Balances include 5.45% debentures, due August 17, 2028, totalling $200 million (2002: $200 million). The holders have a put option which, if exercised, would result in the bond maturing on August 17, 2005. If the option is not exercised, the debenture will mature on August 17, 2028, and the effective rate on the bond will be 5.62% for the period August 18, 2005 to August 17, 2028.

        Balances include 5.86% debentures, due June 18, 2029, totalling $250 million (2002: $250 million). The holders have a put option which, if exercised, would result in the bond maturing on June 19, 2006. If the option is not exercised, the debenture will mature on June 18, 2029.

        Balances include British Columbia Savings Bonds totalling $229 million (2002: $355 million) maturing at dates from October 15, 2005 to October 15, 2007, and with an effective rate of 2.70% are redeemable at par by the holder each April 15 and October 15 prior to maturity.

   REDEEMABLE BY THE PROVINCE
        Balances include debentures issued to the Canada Pension Plan totalling $3,447 million (2002: $3,328 million) at a weighted average interest rate of 9.27% (2002: 10.13%). These debentures mature at various dates from April 5, 2003 to January 6, 2023, with interest rates varying between 5.61% and 14.06%. These debentures are redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the province.

        Issues totalling $80 million (2002: $80 million) with effective rates ranging from 2.76% to 2.88% are redeemable at par at the province's option on dates ranging from August 5, 2003 to April 9, 2013.

   DEFEASANCES
        At March 31, 2003, sufficient securities had been set aside in a defeasance trust account to satisfy the scheduled interest and principal payment requirements of $814 million (2002: $931 million). The securities are government of Canada bonds, provincial bonds or BC Municipal Finance Authority securities which are held to maturity and match the timing and specific amounts required to pay the interest and principal payments on the debt. The debt is considered extinguished for financial reporting purposes. The debt and related securities used to extinguish the debt are removed from the province's Statement of Financial Position.

                             PUBLIC ACCOUNTS 2002/03                          45


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

18. TAXPAYER-SUPPORTED DEBT--Continued

NOTES, BONDS AND DEBENTURES--Continued

AGGREGATE PAYMENTS TO MEET SINKING FUND INSTALMENTS AND RETIREMENT PROVISIONS
     Aggregate payments for the next five years to meet sinking fund instalments and retirement provisions on notes, bonds and debentures are:

                                                   In Millions
                                                   -----------
                                                        $
2004 .......................................          1,395
2005 .......................................          1,826
2006 .......................................          2,094
2007 .......................................          2,772
2008 .......................................          2,114

19. SELF-SUPPORTED DEBT(1)

                                                                         In Millions

                                                                                                         2003              2002
                                                                                                       Canadian          Canadian
                                        Year of     Canadian      US        Japanese      Other         Dollar            Dollar
                                       Maturity      Dollar     Dollar(2)     Yen(2)   Currencies(2)     Total             Total
                                       --------     --------    -------    ---------  -------------   ----------        ----------
Short-term promis-
sory notes .......                         2003                                                                             1,461
                                           2004          373        814                                   1,187

Notes, bonds and de-
bentures ...........                       2003                                                                               446
                                           2004          300                                                300               619
                                           2005          388         75          135                        598               598
                                           2006          413                                                413               793
                                           2007          314                                                314               565
                                           2008            9        421                                     430               249
                                      2008-2013        1,318         73                        150        1,541               868
                                      2013-2018          350                                                350               350
                                      2018-2023        1,196                                              1,196             1,251
                                      2023-2028          175        735                                     910               972
                                      2028-2033          575                                                575               875
                                      2033-2038                     441                                     441               478
                                      2038-2043           50                                                 50                50
                                                    --------    -------    ---------  -------------   ----------        ----------
TOTAL DEBT ISSUED AT FACE VALUE ...............        5,461      2,559          135           150        8,305             9,575
                                                    --------    -------    ---------  -------------
                                                    --------    -------    ---------  -------------

Sinking funds(3) .................................................................................      (1,029)           (1,071)
Unamortized discount .............................................................................          (6)               (4)
TOTAL SELF-SUPPORTED DEBT ........................................................................       7,270             8,500
                                                                                                      ----------        ----------
                                                                                                      ----------        ----------

46                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

19. SELF-SUPPORTED DEBT--Continued


The effective interest rates (weighted average percent) as at March 31 on the above debt are:

        2003 .......................................................................................       6.25
        2002 .......................................................................................                         5.79

      (1) The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).
      (2) Foreign currencies include: $1,747 million US ($2,559 million Canadian);10,000 million Japanese yen ($135 million Canadian); 97 million euros ($150 million Canadian). Effective January 1, 2002, debt originally issued in and totalling 637 million French francs was converted at established fixed exchange rates (6.55957 French francs for 1 euro) and are now reported in euros.
      (3) Sinking funds at March 31, 2003, totalling $372 million US (2002:
$415 million US) act as a natural hedge of the US dollar debentures and short-term promissory notes. Sinking funds are administered by the British Columbia Investment Management Corporation.

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE BOND HOLDER
     Balances include debentures issued to the Canada Pension Plan totalling $317 million (2002: $397 million) at a weighted average interest rate of 11.11% (2002: 10.41%). These debentures mature at various dates from July 10, 2004 to June 9, 2009, with interest rates varying between 9.62% and 14.06%. These debentures are redeemable in whole or in part before maturity, on six months' prior notice, at the option of the Minister of Finance of Canada, subject to certain restrictions. During the year, no Canada Pension Plan debentures were issued for self-supported debt. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

REDEEMABLE BY THE PROVINCE
     Balances include debentures issued to the Canada Pension Plan totalling $317 million (2002: $397 million) at a weighted average interest rate of 11.11% (2002: 10.41%). These debentures mature at various dates from July 10, 2004 to June 9, 2009, with interest rates varying between 9.62% and 14.06%. These debentures are redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the province.

DEFEASANCES
     At March 31, 2003, sufficient securities had been set aside in a defeasance trust account to satisfy the scheduled interest and principal payment requirements of $68 million (2002: nil). The securities are government of Canada bonds or provincial bonds which are held to maturity and match the timing and specific amounts required to pay the interest and principal payments on the debt. The debt is considered extinguished for financial reporting purposes. The debt and related securities used to extinguish the debt are removed from the province's Statement of Financial Position.

AGGREGATE PAYMENTS TO MEET SINKING FUND INSTALMENTS AND RETIREMENT PROVISIONS
     Aggregate payments for the next five fiscal years to meet sinking fund instalments and retirement provisions on notes, bonds and debentures are:

                                                                 In Millions
                                                                      $
    2004 .......................................................     324
    2005 .......................................................     562
    2006 .......................................................     422
    2007 .......................................................     322
    2008 .......................................................     449

                            PUBLIC ACCOUNTS 2002/03                           47


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS

     The province borrows funds in both domestic and foreign capital markets, and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the province is exposed to risks associated with interest rate fluctuations and foreign exchange rate fluctuations. In accordance with risk management policy guidelines set by the Risk Committee of the Ministry of Finance, the province uses a variety of derivative financial instruments to hedge exposure to these risks.

     Derivatives used by the province include interest rate swaps, cross-currency swaps, forward foreign exchange contracts, forward rate agreements, advanced rate setting agreements and options. A derivative instrument is a financial contract with a financial institution or counterparty which is applied to effect a hedge on interest rate or foreign exchange exposure contained in the underlying provincial debt instrument. A derivative derives value from the impact of market changes on the underlying hedged debt instrument. All derivative instruments entered into by the province are recorded off-balance sheet, which is consistent with the Canadian Institute of Chartered Accountants' accounting guidelines for non-speculative hedge instruments.

     The province also engages in commodity derivative hedging on behalf of the British Columbia Ferry Corporation. The objective of commodity derivative hedging is to reduce the financial risks associated with price volatility in the commodity market. As at March 31, 2003, the remaining notional amounts under commodity contracts totalled 122,000 (2002: 255,000) barrels of oil. Effective April 2, 2003 the contracts were transferred to British Columbia Ferry Services Inc. and will mature at various dates from May 31, 2003 to August 31, 2003.

     The following tables present maturity schedules of the province's derivatives by type, outstanding at March 31, 2003, based on the notional amounts of the contracts.

TAXPAYER-SUPPORTED DEBT

                                                                                      In Millions

                                                                               Cross                    Advanced
                                                                  Year of   Currency    Interest Rate  Rate Setting
                                                                 Maturity      Swaps        Swaps       Agreement          Total
                                                                ---------   --------    -------------  ------------      ---------
                                                                                   $            $             $                $
                                                                     2004        510            6           200              716
                                                                     2005      1,075           94                          1,169
                                                                     2006                     895                            895
                                                                     2007      1,919        1,679                          3,598
                                                                     2008      1,305          200                          1,505
                                                               6-10 years      2,599        1,598                          4,197
                                                            Over 10 years        218        1,269                          1,487
                                                                            --------    --------------  -----------      ---------
TOTAL ...................................................                      7,626        5,741           200           13,567
                                                                            --------    --------------  -----------      ---------
                                                                            --------    --------------  -----------      ---------


     As at March 31, 2003, the province has entered into an advanced rate setting agreement to lock in interest rates in advance of an expected bond issue. The hedging instrument is a Government of Canada bond, 5.75%, maturing June 1, 2029 with a notional amount of $200 million.

48                        PROVINCE OF BRITISH COLUMBIA

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

   20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

   SELF-SUPPORTED DEBT


                                                                                      In Millions

                                                                               Cross                     Delayed
                                                                  Year of   Currency   Interest Rate   Interest Rate
                                                                 Maturity      Swaps        Swaps          Swap           Total
                                                            --------------  ---------  -------------   -------------     --------
                                                                                 $            $              $              $
                                                                     2004                     444                            444
                                                                     2005        279           75                            354
                                                                     2006                     364                            364
                                                                     2007                     300                            300
                                                                     2008                     588                            588
                                                               6-10 years        350          923            200           1,473
                                                            Over 10 years                     100                            100
                                                                            ---------  -------------   -------------     --------
TOTAL .....................................................                      629        2,794            200           3,623
                                                                            ---------  -------------   -------------     --------
                                                                            ---------  -------------   -------------     --------


     On behalf of the Columbia Power Corporation, the province entered into an advanced rate setting agreement to lock in interest rates in advance of a future non-recourse bond issue. The hedging instrument is a Government of Canada bond,
5.50 %, maturing June 1, 2010 with a notional amount of $50 million.

     On behalf of British Columbia Hydro and Power Authority (BC Hydro), the province entered into a delayed interest rate swap to hedge the refinancing risk on a BC Hydro debt issue. Under the interest rate swap, the province pays a fixed semi-annual rate and receives a floating rate, starting June 21, 2004 and maturing December 21, 2012, on a notional amount of $200 million.

INTEREST RATE RISK
     Interest rate risk is the risk that the province's debt servicing costs will fluctuate due to changes in interest rates. The province uses derivative contracts to manage interest rate risk by exchanging a series of interest payments, and assuming either a fixed or floating rate liability to a counterparty, based on the notional principal amount. Derivatives allow the province to alter the proportion of its debt held in fixed and floating rate form to take advantage of changes in interest rates.

     The government's current policy guidelines, with respect to the provincial government direct debt portfolio, which totals $25,286 million (2002: $23,206 million), allow floating rate exposure up to 45.00% (2002: 45.00%) of this portion of the taxpayer-supported debt. At March 31, 2003, floating rate debt exposure was 40.61% (2002: 36.30%) of the government direct debt portfolio.

     Under current policy guidelines for BC Hydro, the maximum floating rate exposure is 46.00% (2002: 35.00%) of their debt which totals $6,829 million (2002: $6,863 million). At March 31, 2003, floating rate debt exposure for BC Hydro was 38.40% (2002: 25.60%) of their debt.

     Based on the taxpayer-supported and self-supported debt portfolios at March 31, 2003, a 1.00% increase in interest rates would result in an increase in the annual debt servicing expense of $100 million (2002: $87 million) for the taxpayer-supported debt portfolio and $25 million (2002: $34 million) for the self-supported debt portfolio.

                             PUBLIC ACCOUNTS 2002/03                          49

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

FOREIGN EXCHANGE RISK
     Foreign exchange risk is the risk that the province's debt servicing expense and principal payments will fluctuate due to changes in foreign exchange rates. The province uses derivative contracts to hedge foreign exchange risk by converting foreign currency principal and interest cash flows into Canadian dollar cash flows. Within specified limits set by policy, the province and provincial corporations may only assume unhedged exposure to US dollars and Japanese yen.

     The government's current policy guidelines with respect to the provincial government direct debt portfolio, which totals $25,286 million (2002: $23,206 million), allow unhedged foreign debt exposure up to 10.00% (2002: 10.00%) of this portion of the taxpayer-supported debt. At March 31, 2003, unhedged foreign debt exposure in Japanese yen was 2.99% (2002: 3.16%) of the government direct debt portfolio. At March 31, 2003, there was no unhedged foreign debt exposure in US dollars for the government direct debt portfolio (2002: 3.45%).

     Under current policy guidelines for BC Hydro, the maximum unhedged foreign debt exposure is 30.00% (2002: 44.00%) of their debt, which totals $6,829 million (2002: $6,863 million). At March 31, 2003, 25.20% (2002: 33.20%) of their debt was in the form of unhedged foreign debt in US dollars.

     Based on the taxpayer-supported and self-supported debt portfolios at March 31, 2003, a one cent decrease in the Canadian dollar versus the US dollar would result in no increase (2002: $17 million) in the annual debt servicing expense for the taxpayer-supported debt portfolio and an increase of $15 million (2002:
$32 million) in the annual debt servicing expense for the self-supported debt portfolio. A decrease of one yen versus the value of the Canadian dollar (for example, from 80 yen to 79 yen) would result in an increase to the annual debt servicing expenses of $2 million (2002: $1 million) for the taxpayer-supported debt portfolio.

CREDIT RISK
     Credit risk is the risk that the province will incur financial loss due to a counterparty defaulting on its financial obligation to the province. In accordance with the government's policy guidelines, the province reduces its credit risk by dealing with only highly rated counterparties. The province only enters into derivative transactions with counterparties that have a rating from Moody's Investors Service and Standard & Poor's of at least AA-/Aa3 or A+/A1 in the case of Canadian Schedule A banks. The province also establishes limits on individual counterparty credit exposures and monitors these exposures on a regular basis.

50                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

21. NET LIABILITIES
     The Statement of Change in Net Liabilities (SEE page 29) shows the net impact of applying the expenditure basis of accounting. The net liabilities calculation uses the expenditure, rather than the expense, basis of accounting. Under the expenditure basis of accounting, prepaid capital advances, tangible capital assets, prepaid program costs and other assets are recorded as expenditures when calculating the current year surplus or deficit. Under the expense basis of accounting, these items are recorded on the Statement of Financial Position as assets and amortized over an applicable period of time.


22. TANGIBLE CAPITAL ASSETS

                                                              In Millions
                                                         2003              2002
                                                     ----------       ---------
                                                     Net Book          Net Book
                                                        Value             Value
                                                            $                 $
Land and land improvements .......................          796            751
Buildings (including tenant improvements) ........        1,049          1,152
Highway infrastructure ...........................        6,161          6,185
Ferries and related infrastructure ...............          431            580
Transportation equipment .........................        2,087          2,084
Computer hardware and software ...................          269            277
Other ............................................          157            177
                                                     ----------       ---------
                                                         10,950         11,206
                                                     ----------       ---------
                                                     ----------       ---------

     SEE Statement of Tangible Capital Assets on page 69.

     The estimated useful lives of the more common tangible capital assets are: buildings (10-50 years); highway infrastructure (15-40 years); ferries and related infrastructure (5-40 years); transportation equipment (5-40 years); computer hardware and software (3-5 years); and other (including vehicles, specialized equipment, and furniture and equipment) (5-20 years). Land improvements are amortized over 30 years (recreation areas) or 40 years (dams and water management systems). Tenant improvements are amortized over 5 years or the length of the relevant lease term.

     Included in tangible capital assets of British Columbia Transit (BCT) and of Rapid Transit Project 2000 Ltd (RTP) are capital assets under lease to Greater Vancouver Transportation Authority (GVTA). These capital assets under lease consist of land, land improvements, stations, guideways and other assets related to the SkyTrain system and West Coast Express. These assets are made available to GVTA for their use under the GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT and an Order in Council (OIC) enacted thereunder, and represent one of the province's contributions toward public transportation in the Greater Vancouver Regional District. The OIC-directed lease arrangements with GVTA and BCT are for one dollar per year under an initial fifteen-year term with additional five-year renewal periods upon the agreement of BCT and GVTA. The net book value of these assets is $963 million (2002: $977 million). A similar lease arrangement is anticipated with GVTA for the RTP assets.

                             PUBLIC ACCOUNTS 2002/03                          51


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

23. PREPAID CAPITAL ADVANCES

                                                            In Millions
                                                      2003              2002
                                                    ------           -------
                                                         $                 $
Health facilities ..............................     2,953            2,835
Post-secondary educational institutions ........     2,401            2,295
Schools ........................................     6,475            6,209
                                                    ------           -------
                                                    11,829           11,339
Accumulated amortization .......................    (4,721)          (4,306)
                                                    ------           -------
                                                     7,108            7,033
                                                    ------           -------
                                                    ------           -------

24. PREPAID PROGRAM COSTS

                                                            In Millions
                                                       2003             2002
                                                       ----             ----
                                                          $                $
Prepaid program costs(1)                                132              126
                                                       ----             ----
                                                       ----             ----


      (1) Includes inventories of operating material held in the Purchasing Commission and Queen's Printer warehouses pending distribution in a subsequent fiscal year. Also includes inventories of supplies and other not for resale items held by taxpayer-supported Crown corporations and agencies and charged to expenses when consumed in the normal course of operations.


25. OTHER ASSETS


                                                            In Millions
                                                       2003             2002
                                                       ----             ----
                                                          $                $
Deferred debt instrument costs ........                 122              119
Deferred treaty costs .................                  23               26
Other deferred costs ..................                   3               11
                                                       ----             ----
                                                        148              156
                                                       ----             ----
                                                       ----             ----

52                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

26. ACCUMULATED SURPLUS (DEFICIT)

                                                                                                         In Millions
                                                                                                   2003            2002
                                                                                                  -------         -------
                                                                                                    $               $
Accumulated surplus (deficit)--beginning of year as previously reported .................         (4,710)         (3,509)
Adjustments to 2001/02 accumulated surplus (deficit)(1),(2) .............................            (75)             32
                                                                                                  -------         -------
                                                                                                  (4,785)         (3,477)
Adjustments made to accumulated surplus (deficit) due to changes in accounting treatment2
Small Business Forest Enterprise program silviculture liability(3) ......................                           (129)
 Federal Equalization Program adjustment(4) .............................................                            125
 Canadian Blood Services adjustment(5) ..................................................                            (19)
                                                                                                  -------         -------
Accumulated surplus (deficit)--beginning of year as restated(2) .........................         (4,785)         (3,500)
Surplus (deficit) for the year (2),(3),(4) ..............................................         (3,169)         (1,285)
                                                                                                  -------         -------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR ..............................................         (7,954)         (4,785)
                                                                                                  -------         -------
                                                                                                  -------         -------


      (1) In fiscal 2001/02, the opening accumulated deficit for 2001/02 was restated to apply changes in accounting treatment and correction of errors. These adjustments were made to include British Columbia Racing Commission in the reporting entity ($4 million), to adjust British Columbia Railway Company's unremitted earnings ($6 million), to report the province's proportional interest in an equity adjustment recorded by Canadian Blood Services ($20 million), and to correct miscellaneous errors ($2 million). The total impact of these changes had the effect of decreasing the 2001/02 opening accumulated deficit by $32 million (from $3,509 million to $3,477 million).
      (2) In fiscal 2002/03, further restatements to the 2001/02 accumulated deficit were made to apply additional changes in accounting treatment and correction of errors. These changes increased 2001/02 opening accumulated deficit by $23 million (from $3,477 million to $3,500 million) and increased the 2001/02 deficit by $52 million (from $1,233 million to $1,285 million). The total impact of these changes has the effect of increasing the 2002/03 opening accumulated deficit by $75 million (from $4,710 million to $4,785 million). These restatements are described in footnotes 3, 4 and 5.
      (3) This adjustment resulted from a change in recognition of silviculture liabilities arising under the Small Business Forest Enterprise Program. Silviculture costs were previously expensed as incurred. This change has the effect of increasing 2001/02 accrued liabilities by $113 million and decreasing the 2001/02 deficit by $16 million.
      (4) This adjustment results from a change to the accrual method of accounting for the Federal Equalization Program. The revenue was previously reported on a cash basis. This adjustment has the effect of increasing the amount due from the Government of Canada by $57 million and increasing the 2001/02 deficit by $68 million.
      (5) This adjustment results from a change to the consolidation method used by Canadian Blood Services related to its investment in CBS Insurance Company. This change has the effect of increasing trade accounts receivable by $1 million, decreasing other investments by $3 million, increasing prepaid program costs by $1 million, increasing accrued liabilities by $15 million and increasing deferred revenue by $3 million. There was no impact on the 2001/02 deficit.

                             PUBLIC ACCOUNTS 2002/03                         53



                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued


27. CONTINGENCIES AND COMMITMENTS

(a) GUARANTEED DEBT
      Guaranteed debt as at March 31, 2003, totalled $266 million (2002: $307 million). These guarantees include amounts where indemnities have been made for explicit quantifiable loans. SEE Statement of Guaranteed Debt on page 70 for details.
(b) CONTINGENT LIABILITIES
(i) Litigation
   The province is a defendant in legal actions and is involved in matters such as expropriation compensation disputes and tax assessment appeals. These matters may give rise to future liabilities.
   The province has the following contingent liabilities where the estimated or known claim is or exceeds $100,000, but the likelihood of payment is uncertain.


                                                        In Millions
                                                    2003          2002
                                                 ---------     ---------
                                                       $             $
Negligence and miscellaneous .............            38         1,025
Contract disputes ........................           168           196
Damages to persons or property ...........           157           130
Expropriation disputes ...................           120            91
Timber harvesting rights disputes ........                          31
Property access disputes .................            22            13
Motor vehicle accidents ..................             2            10
Tax disputes .............................             8             7
                                                 ---------     ---------
                                                     515         1,503
                                                 ---------     ---------
                                                 ---------     ---------

     When it is determined that it is likely that a liability exists and the amount can be reasonably estimated, the amount is recorded as an accrued liability (SEE Note 13) and an expense. The accrued liability for litigation at March 31, 2003 was $36 million (2002: $30 million).
(ii) Guarantees and Indemnities
    The province also has contingent liabilities in the form of indemnities, indirect guarantees and outstanding claims for amounts that are not explicit or reasonably estimable at this time.
(iii) Environmental Clean-up
      The province is responsible for the environmental clean-up of numerous contaminated sites in the province. For those sites where the province has possession, a liability of $145 million (2002: $145 million) has been accrued based on preliminary environmental audits. This liability is based on the minimum estimated clean-up costs for those sites where an estimate has been made and it has been determined that the government is liable. Estimated clean-up costs, not already accrued, for sites under evaluation are approximately $93 million at March 31, 2003. In addition, the Ministry of Energy and Mines has determined possible net liabilities of $308 million for sites the province does not own. Many other sites remain to be evaluated; the future liability for all environmental clean-up costs is not currently determinable.
(iv) Aboriginal Land Claims
     Treaty negotiations between the province, Canada and First Nations commenced in 1994. The province anticipates that these negotiations will result in modern-day treaties defining the boundaries and nature of First Nations treaty settlement lands. As of March 31, 2003, there were 42 treaty tables in various stages of negotiation, representing two-thirds of the aboriginal people in British Columbia.
     When final treaty agreements are ratified, the provincial cost of treaties is recorded in the Public Accounts. Costs are amortized over the same period as the period of capital transfers established in final agreements.

 54                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

27. CONTINGENCIES AND COMMITMENTS--Continued

    If a final treaty is negotiated on the basis of the 1999 Sechelt Agreement in Principle (AiP), Sechelt Treaty Land would amount to approximately 2000 hectares. The province would transfer $4 million (1998 dollars) in capital transfers over a number of years. Since the signing of the AiP, however, there has been little or no progress in negotiations and a final agreement is not anticipated in the near future.
    Eighty percent of funding for First Nations negotiation costs is in the form of loans from Canada and is repayable from treaty settlements. The province has committed to reimburse Canada 50% of any negotiation support loans that default, along with 50% of the interest accrued. The earliest date at which the loans are expected to become due is 2006 and the amount of any provincial liability is not determinable at this time.
    Some First Nations have chosen not to negotiate through the formal British Columbia Treaty Commission process. Several have commenced litigation claiming aboriginal rights and/or title over their asserted Traditional Territories and/or challenging provincial approvals regarding resource allocation and extraction on those lands. There are also several cases that challenge the province's exclusive ownership of roads that traverse reserves and seek compensation for the use of those roads. The result of these actions is not determinable at this time.
(v) Crown Corporations
    The Insurance Corporation of British Columbia (ICBC) has settled some claims which require ICBC to provide claimants with periodic payments, usually for a lifetime. ICBC has purchased annuities to make these payments; however, if the annuities are insufficient, ICBC remains responsible. The gross amount of these settlements at December 31, 2002, was approximately $569 million (2001: $537 million).
    The BC Transportation Financing Authority has contingent liabilities of $80 million remaining after deducting the estimated settlement expense currently accrued from gross claims outstanding for capital projects.
    Powerex, a wholly-owned subsidiary of the British Columbia Hydro and Power Authority, has been named as a defendant in a number of lawsuits regarding alleged market manipulation of energy prices in the California wholesale markets. Estimates of claims against all market participants could reach several billion US dollars. Management cannot predict the outcome of the various claims; however, Powerex believes the terms of its sales were just and reasonable.

(c) COMMITMENTS
     The government has ongoing operational and capital commitments to fund a variety of programs for public welfare including health, education, social services, protection of persons and property, and management of natural resources. Any significant non-operating commitments of less than five years duration and costing more than $50 million are detailed in this note.
(i) Restructuring plan
    The province is in the second year of a three-year restructuring plan. In each year, associated costs are determined, included in the Estimates, and recorded in the financial statements.
(ii) Crown Corporations
    The Insurance Corporation of British Columbia had $2 million in outstanding commitments related to the Central City development, whose estimated total development cost is $225 million.
The BC Transportation Financing Authority has a number of general commitments outstanding for ongoing infrastructure projects. The approved capital program for 2003/04 is $298 million.

                             PUBLIC ACCOUNTS 2002/03                         55


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

28. REVENUE


                                                            In Millions
                                                        2003           2002
                                                      --------       --------
TAXATION REVENUE INCLUDES                                 $              $
Personal income ................................        4,150          5,366
Corporation income .............................          612          1,522
Social service .................................        3,795          3,552
Property .......................................        1,520          1,461
Other ..........................................        2,254          2,189
                                                      --------       --------
                                                       12,331         14,090
                                                      --------       --------
                                                      --------       --------


     SEE notes at end of the Schedule of Net Revenue by Source on page 88 for additional information on taxation revenue.


                                                            In Millions
                                                        2003           2002
                                                      --------       --------
INVESTMENT EARNINGS INCLUDE                               $              $
Warehouse Program ...............................         41             90
Other ...........................................        599            721
                                                      --------       --------
                                                         640            811
                                                      --------       --------
                                                      --------       --------


29. EXPENSE


                                                              In Millions
                                                        2003           2002
                                                      --------       --------
INTEREST EXPENSE BY FUNCTION                              $              $
Health ............................................       152           154
Education .........................................       453           458
Transportation.....................................       138           108
Interest ..........................................     1,494         1,663
                                                      --------       --------
                                                        2,237         2,383
                                                      --------       --------
                                                      --------       --------


                                                            In Millions
                                                        2003           2002
                                                      --------       --------
TOTAL EXPENSE BY GROUP ACCOUNT CLASSIFICATION             $              $
Government transfers ..............................    19,573         19,173
Salaries and benefits .............................     2,521          2,726
Operating costs ...................................     2,570          2,654
Amortization ......................................       608            556
Interest ..........................................     2,237          2,383
Other .............................................       676            657
                                                      --------       --------
                                                       28,185         28,149
                                                      --------       --------
                                                      --------       --------

56                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

 30. VALUATION ALLOWANCES


                                                        In Millions
                                                      2003       2002
                                                    --------   --------
                                                        $          $
Accounts receivable ..............................     152        157
Inventories for resale ...........................                 25
Loans, advances and mortgages receivable .........      31        191
Investments ......................................       6          7
Other assets .....................................                  2
Accounts payable and accrued liabilities .........                (44)
Taxpayer-supported debt ..........................               (173)
Tangible capital assets ..........................      84        171
                                                    --------   --------
                                                       273        336
                                                    --------   --------
                                                    --------   --------

     These amounts are included in Other in expense by group account classification in Note 29 and represent the write-down of assets and liabilities in the above Statement of Financial Position categories.


31. COMPARISON TO ESTIMATES
     The Estimates numbers on the Statement of Operations are based on Schedule H of the 2002/03 Estimates (page 277), with certain adjustments to provide a proper comparison of Estimates to 2003 Actuals.
     The following table shows the adjustments to conform to 2003 Actuals:


                                                                                         In Millions
                                                              Original        Crown                                   Restated
                                                             Estimates    reclassifica-    Recovery                   Estimates
                                                              2002/03(1)      tion(2)      Revenue(3) Reallocation(4)  2002/03(5)
                                                           -------------  -------------  -----------  -------------  ------------
                                                                  $             $              $             $             $
Taxation ..............................................        12,955                         63                        13,018
Natural resources .....................................         2,853                         11              3          2,867
Fees and licences .....................................         2,299                         33             75          2,407
Investment earnings ...................................            76                        655             46            777
Miscellaneous .........................................           689                        288            (41)           936
Net earnings of self-supported Crown corpora-
 tions and agencies ...................................         1,651                                                    1,651
Contributions from the federal government .............         3,094                        233                         3,327
Recoveries ............................................         1,160                     (1,160)
                                                           -------------  -------------  -----------  -------------  ------------
                                                               24,777           0            123             83         24,983
                                                           -------------  -------------  -----------  -------------  ------------
                                                           -------------  -------------  -----------  -------------  ------------

                             PUBLIC ACCOUNTS 2002/03                         57


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

31. COMPARISON TO ESTIMATES--Continued


                                                                                 In Millions
                                                        Original       Crown                                     Restated
                                                        Estimates   reclassifica-  Recovery                      Estimates
                                                        2002/03(1)     tion(2)    Revenue(3) Reallocation(4)     2002/03(5)
                                                      ------------  -------------  --------   -------------     -----------
                                                           $             $            $             $                $
Health ............................................      10,486                       42           146             10,674
Social services ...................................       3,372         (194)         16           103              3,297
Education .........................................       6,893                                     43              6,936
Protection of persons and property ................       1,260           48           7           147              1,462
Transportation ....................................       1,577                       21             7              1,605
Natural resources and economic development ........       1,244          (86)         11            39              1,208
Other .............................................       1,267          232                      (402)             1,097
General government ................................         474                       26                              500
Interest ..........................................       1,854                                                     1,854
                                                      ------------  -------------  --------   -------------     -----------
                                                         28,427            0         123            83             28,633
                                                      ------------  -------------  --------   -------------     -----------
Surplus (deficit) for the year before unusual items      (3,650)                                                   (3,650)
Forecast allowance ................................        (750)                                                     (750)
                                                      ------------  -------------  --------   -------------     -----------
                                                         (4,400)           0           0             0             (4,400)
                                                      ------------  -------------  --------   -------------     -----------
                                                      ------------  -------------  --------   -------------     -----------

      (1) Per Schedule H of the 2002/03 Estimates.
      (2) Reclassification of certain taxpayer-supported Crown corporations to different functions to more closely follow the presentation used by Statistics Canada.
      (3) Allocates recoveries to specific revenue sources in accordance with their nature, and corrects recoveries.
      (4) Reallocates revenues and expenses to more closely align Estimates with the actual amounts recorded.
      (5) Per Estimated Statement of Operations, page 4 of the 2003/04
      Estimates.

 32. TRUSTS UNDER ADMINISTRATION


                                                                                                              In Millions
                                                                                                      2003                   2002
                                                                                                    --------               --------
                                                                                                        $                      $
Public Trustee and Official Administrators
 --administered by government officials............................................                    575                    579
Supreme and Provincial Court (Suitors' Funds)
 --administered by the Courts .....................................................                     22                     19
Credit Union Deposit Insurance Corporation of B.C.(1)
 --administered by various government officials and a non-government                                   104                     96
   investment Corporation
Other trust funds
 --administered by various government officials ...................................                     43                     45
                                                                                                    --------               --------
                                                                                                       744                    739
                                                                                                    --------               --------
                                                                                                    --------               --------

      (1) Amount for 2002 included under Supplementary Information Schedule (Segregated Funds and Trust Funds Financial Statements) in 2001/02 Public Accounts.

58                        PROVINCE OF BRITISH COLUMBIA


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

 33. WORKERS' COMPENSATION BOARD OF BRITISH COLUMBIA (WCB)
      WCB administers the WORKERS' COMPENSATION ACT. Its main functions are promotion of occupational health and safety, compensation for occupational injury, death or disease, and rehabilitation of injured workers. WCB collects funds necessary for its operations from employers covered under the Act, and operates similar to a trust. It is excluded from the government reporting entity. The audited financial statements of WCB at December 31 reflect the following financial information:


                                                   In Millions
                                           December 31      December 31
                                              2002             2001
                                          -------------    -------------
                                                $                $
Assets ............................           8,078            8,467
Liabilities .......................           8,225            8,043
                                          -------------    -------------
NET EQUITY ........................            (147)             424
                                          -------------    -------------
                                          -------------    -------------

                                                    In Millions
                                            December 31     December 31
                                               2002             2001
                                          -------------    -------------
                                                $                $
Revenue ...........................             795            1,502
Expense ...........................           1,366            1,789
                                          -------------    -------------
SURPLUS (DEFICIT) .................            (571)            (287)
                                          -------------    -------------
                                          -------------    -------------


34. SIGNIFICANT EVENTS

     GOVERNMENT RESTRUCTURING
     The province has stated its intentions to reorganize government. As part of the reorganization, the province will discontinue some operations and invite outside investors to participate in other operations. These include, among others, liquor distribution, rail operations and highway operations.

     DISCONTINUATION OF BRITISH COLUMBIA RAILWAY COMPANY OPERATIONS
     British Columbia Railway Company (BCRC) approved a plan for the sale or discontinuation of non-strategic lines of business. As a result, BCRC decided to sell or discontinue certain operations, including the Canadian Stevedoring Company Limited (CSCL), Vancouver Wharves, Finlay Navigation and Passenger Services. BCRC sold the assets of CSCL on February 25, 2003 for proceeds of $105 million and a gain of $37 million. An estimated $65 million (2002: $60 million) loss on the disposal of Vancouver Wharves has been booked in the province's Statement of Operations. BCRC discontinued its passenger services in October 2002. The discontinued operations involved net assets of $23 million (2002: $157 million) which have been included in the province's equity in self-supported Crown corporations and agencies of $2,629 million (2002: $2,520 million). They also resulted in a net loss of $43 million (2002: $98 million) which was included in the province's net earnings of self-supported Crown corporations and agencies of $1,766 million (2002: $1,085 million).
Additional restructuring is being considered.

                             PUBLIC ACCOUNTS 2002/03                         59

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

34. SIGNIFICANT EVENTS--Continued
     COQUIHALLA HIGHWAY
     On May 6, 2003, the province announced its intention to seek a private sector investor who will assume responsibility for the operation, maintenance and rehabilitation of the Coquihalla Highway between Merritt and Hope. Gross toll revenue for 2002/03 was $45 million; net book value of assets at March 31, 2003 for the Merritt-Hope section of the highway was $35 million for land and $212 million for improvements. Under the proposed arrangement, the BC Transportation Financing Authority would retain ownership of the Coquihalla Highway land and right-of-way. The financial effect of this proposed transaction on the province is not determinable at this time.

     BRITISH COLUMBIA FERRY CORPORATION
     On March 26, 2003, the Legislative Assembly passed Bill 18--COASTAL FERRY ACT. This legislation provided for, among other things: (1) creation of the British Columbia Ferry Authority (BCFA); (2) the transfer of responsibility for coastal ferry service from the province to the BCFA on April 2, 2003; (3) conversion of British Columbia Ferry Corporation (BCFC) into a company under the COMPANY ACT; and, (4) repeal of the FERRY CORPORATION ACT. BCFC changed its name under the COMPANY ACT to British Columbia Ferry Services Inc. (BCFSI) and the province transferred its responsibility for coastal ferry service to BCFA on April 2, 2003 by exchanging its voting shares in BCFSI for non-voting preference shares in BCFSI and promissory notes from BCFSI. The fair value for this exchange is estimated to be $503 million. A write-down of $77 million was recorded by the province in 2003 in anticipation of the transfer of ferry assets to BCFA. This was in addition to a $52 million loss on the sale of the three PacifiCat vessels. The province does not control BCFA and BCFA's sole purpose is to hold, administer or sell its voting share in BCFSI. The province retained ownership of the land by transferring it to BC Transportation Financing Authority at a market value of approximately $74 million.

     The operations of BCFC will be excluded from the government reporting entity in 2004. The following summarized financial statements show the financial position and operations of BCFC for fiscal years 2003 and 2002:


STATEMENT OF FINANCIAL POSITION


                                                       In Millions
                                                  2003           2002
                                                --------       --------
                                                    $              $
Financial assets .......................            69             52
Liabilities ............................           134            127
                                                --------       --------
Net liabilities ........................           (65)           (75)

Non-financial assets ...................           568            624
                                                --------       --------
ACCUMULATED SURPLUS (DEFICIT) ..........           503            549
                                                --------       --------
                                                --------       --------

STATEMENT OF OPERATIONS

                                                      In Millions
                                                  2003           2002
                                                    $              $
                                                --------       --------
Revenue ................................           490            473
Expense ................................           519            496
                                                --------       --------
SURPLUS (DEFICIT) FOR THE YEAR .........           (29)           (23)
                                                --------       --------
                                                --------       --------

 60                        PROVINCE OF BRITISH COLUMBIA

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

 35. RESTRUCTURING EXIT EXPENSE
      Reported restructuring exit expenses of $169 million (2002: $224 million) do not include an additional $80 million (2002: $211 million) for restructuring exit expenses of government organizations that were consolidated using the modified equity basis. This consists of $37 million (2002: nil) for British Columbia Hydro and Power Authority, $28 million (2002: $6 million) for the British Columbia Liquor Distribution Branch, nil (2002: $165 million) for the British Columbia Railway Company, and $15 million (2002: $40 million) for the Insurance Corporation of British Columbia (ICBC). ICBC's amount for 2002 does not include an additional $41 million for which it was fully reimbursed by the Consolidated Revenue Fund. The $41 million was included as part of the 2002 reported restructuring exit expenses of $224 million.


                                                                 In Millions
                                                                2003      2002
                                                              --------  --------
RESTRUCTURING EXIT EXPENSE BY FUNCTION                            $         $
Health ......................................                      6         7
Social services .............................                     17        20
Education ...................................                      2        48
Protection of persons and property ..........                      2        31
Transportation ..............................                     14        16
Natural resources ...........................                     69        57
Other .......................................                     55        13
General government ..........................                      4        32
                                                              --------  --------
                                                                 169       224
                                                              --------  --------
                                                              --------  --------


                                                                   In Millions
                                                                2003      2002
                                                              --------  --------
RESTRUCTURING EXIT EXPENSE BY GROUP ACCOUNT CLASSIFICATION        $         $
Government transfers ........................                     16        74
Salaries and benefits .......................                     89       109
Operating costs .............................                     61        33
Other .......................................                      3         8
                                                              --------  --------
                                                                 169       224
                                                              --------  --------
                                                              --------  --------

36. COMPARATIVES
     Certain of the comparative figures for the previous year have been restated to conform with the current year's presentation. These restatements have had no effect on the operating result as previously reported except as specifically noted.

                             PUBLIC ACCOUNTS 2002/03                         61


                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                        RECORDED ON A CONSOLIDATED BASIS


CONSOLIDATED REVENUE FUND(1)

HEALTH SECTOR
      B.C. Health Care Risk Management Society(2)
      British Columbia Health Research Foundation(2)
      Canadian Blood Services
      Forensic Psychiatric Services Commission

EDUCATION SECTOR
      Industry Training and Apprenticeship Commission
      Private Post-Secondary Education Commission

NATURAL RESOURCES AND ECONOMIC DEVELOPMENT SECTOR
      552513 British Columbia Ltd
      632121 BC Ltd(2)
      634349 BC Ltd(2)
      BC Immigrant Investment Fund Ltd
      B.C. Pavilion Corporation
      British Columbia Enterprise Corporation
      British Columbia Racing Commission(2)
      British Columbia Trade Development Corporation
      Columbia Basin Trust
      Creston Valley Wildlife Management Authority Trust Fund
      Discovery Enterprises Inc
      Land and Water British Columbia Inc
      Oil and Gas Commission
      Okanagan Valley Tree Fruit Authority(2)
      Partnerships British Columbia Inc(3)
      Science Council of British Columbia
      Tourism British Columbia
      Vancouver Trade and Convention Centre Authority

TRANSPORTATION SECTOR
      BC Transportation Financing Authority
      British Columbia Ferry Corporation
      British Columbia Transit
      Rapid Transit Project 2000 Ltd
      Victoria Line Ltd

 62                        PROVINCE OF BRITISH COLUMBIA


                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                   RECORDED ON A CONSOLIDATED BASIS--CONTINUED


    PROTECTION OF PERSONS AND PROPERTY
          British Columbia Securities Commission(4)
          Organized Crime Agency of British Columbia Society(4)

    SOCIAL SERVICES SECTOR
          B.C. Community Financial Services Corporation
          Interim Authority for Community Living British Columbia(5) Legal Services Society(4)

    OTHER SECTOR
          B.C. Festival of the Arts Society
          B.C. Games Society(4)
          British Columbia Arts Council
          British Columbia  Assessment  Authority
          British Columbia  Buildings Corporation
          British Columbia Heritage Trust
          British Columbia Housing Management Commission(4)
          First Peoples' Heritage, Language and Culture Council
          Homeowner Protection Office(4)
          Pacific National Exhibition(4)
          Provincial Rental Housing Corporation(4)

                 SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                            (GOVERNMENT ENTERPRISES)
                       RECORDED ON A MODIFIED EQUITY BASIS



          BCIF Management Ltd
          British Columbia Hydro and Power Authority
          British Columbia Liquor Distribution Branch
          British Columbia Lottery Corporation
          British Columbia Railway Company
          Columbia Power Corporation
          Insurance Corporation of British Columbia
          Provincial Capital Commission

      (1) The Consolidated Revenue Fund has been allocated to the appropriate sector on the Statements of Financial Position by Sector (page 63) and Operations by Sector (page 65).
      (2) These organizations were wound up during the fiscal year.
      (3) This organization changed names during the current year. It was formerly known as Duke Point Development Limited.
      (4) These organizations changed sectors during the fiscal year to conform with Statistics Canada sectoral definitions.
      (5) This organization began operations during the fiscal year.

63                          PUBLIC ACCOUNTS 2002/03

                          SUMMARY FINANCIAL STATEMENTS
                   STATEMENT OF FINANCIAL POSITION BY SECTOR(1)
                              AS AT MARCH 31, 2003


                                                                          In Millions
                                                          Social                            Transpor-    NR and
                                                Health   Services   Education      PPP(2)    tation       ED(3)      Other(4)
                                               -------   --------   ---------     ------    ----------   -------     -------
FINANCIAL ASSETS                                   $         $          $           $            $          $
Cash and temporary investments ...........         18          7           1         26          27         110      (1,015)
Accounts receivable ......................         85         49          28        165          37         418          32
Inventories for resale ...................                                                       10         180          28
Due from the Province of British Columbia                                                         7           6           1
Due from other governments ...............         18          8          50         21          16           2          21
Due from self-supported Crown
corporations and agencies ................                                                                  341
Equity in self-supported Crown
corporations and agencies ................                                          319         371       1,929          16
Loans, advances and mortgages receivable .          7          4         220          1           1         141          64
Other investments ........................         20                                                       210          44
Loans for purchase of assets, recoverable
from agencies ............................
                                               -------   --------   ---------     ------    ----------   -------     -------
                                                  148         68         299        532         469       3,337        (809)
                                               -------   --------   ---------     ------    ----------   -------     -------
                                               -------   --------   ---------     ------    ----------   -------     -------



                                                General
                                                Govern-      Debt       Adjust-
                                                 ment(5)  Servicing     ments(6)     Total
                                               ---------  ---------    ---------  -------
FINANCIAL ASSETS                                   $          $            $         $
Cash and temporary investments ...........          3       1,149                    326
Accounts receivable ......................      1,285         352         (53)     2,398
Inventories for resale ...................                                           218
Due from the Province of British Columbia                                 (14)
Due from other governments ...............          1                                137
Due from self-supported Crown
 corporations and agencies ...............         61                                402
Equity in self-supported Crown
 corporations and agencies ...............                                 (6)     2,629
Loans, advances and mortgages receivable .        172                                610
Other investments ........................                     54                    328
Loans for purchase of assets, recoverable
from agencies ............................                 10,691      (3,310)     7,381
                                               ---------  ---------    ---------  -------
                                                1,522      12,246      (3,383)    14,429
                                               ---------  ---------    ---------  -------
                                               ---------  ---------    ---------  -------

64                        PROVINCE OF BRITISH COLUMBIA

                          SUMMARY FINANCIAL STATEMENTS
                   STATEMENT OF FINANCIAL POSITION BY SECTOR(1)
                        AS AT MARCH 31, 2003--Continued

                                                                                 In Millions
                                                              Social                          Transpor-     NR and
                                                   Health    Services    Education    PPP(2)   tation         ED(3)    Other(4)
                                                  --------   --------    ---------   ------   ---------     -------    -------
LIABILITIES                                          $           $           $         $          $            $          $
Accounts payable and accrued liabilities ....        401         151          92        221        219         527        519
Due to other governments ....................                                            51          5           2         23
Due to Crown corporations, agencies and
funds .......................................          1                                                         1         91
Due to the Province of British Columbia .....                                                                    5
Deferred revenue ............................        106           1          10        198         84         155        107
Unfunded pension liabilities ................
Taxpayer-supported debt .....................          5           6                      6      2,757          91        657
Self-supported debt .........................
                                                  --------   --------    ---------   ------   ---------     -------    -------
                                                     513         158         102        476      3,065         781      1,397
                                                  --------   --------    ---------   ------   ---------     -------    -------
Net liabilities .............................       (365)        (90)        197         56     (2,596)      2,556     (2,206)
                                                  --------   --------    ---------   ------   ---------     -------    -------

NON-FINANCIAL ASSETS
Tangible capital assets .....................         82          33          10         77      8,924         636      1,071
Prepaid capital advances ....................      1,670                   5,438
Prepaid program costs .......................         18           1                      8         46          14         13
Other assets ................................                                            23         13           1
                                                  --------   --------    ---------   ------   ---------     -------    -------
                                                   1,770          34       5,448        108      8,983         651      1,084
                                                  --------   --------    ---------   ------   ---------     -------    -------
ACCUMULATED SURPLUS (DEFICIT) ...............      1,405         (56)      5,645        164      6,387       3,207     (1,122)
                                                  --------   --------    ---------   ------   ---------     -------    -------
                                                  --------   --------    ---------   ------   ---------     -------    -------



                                                   General
                                                   Govern-    Debt        Adjust-
                                                    ment(5) Servicing     ments(6)   Total
LIABILITIES                                           $          $           $          $
                                                  --------   --------    ---------   ------
Accounts payable and accrued liabilities ....        519         788         (54)     3,383
Due to other governments ....................        244                                325
Due to Crown corporations, agencies and
funds .......................................         44                      (1)       136
Due to the Province of British Columbia .....                                 (5)
Deferred revenue ............................                     71                    732
Unfunded pension liabilities ................          4                                  4
Taxpayer-supported debt .....................          1      28,665      (3,317)    28,871
Self-supported debt .........................                  7,270                  7,270
                                                  --------   --------    ---------   ------
                                                     812      36,794      (3,377)    40,721
                                                  --------   --------    ---------   ------
Net liabilities .............................        710     (24,548)         (6)   (26,292)
                                                  --------   --------    ---------   ------

NON-FINANCIAL ASSETS
Tangible capital assets .....................        117                             10,950
Prepaid capital advances ....................                                         7,108
Prepaid program costs .......................         20          12                    132
Other assets ................................                    111                    148
                                                  --------   --------    ---------   ------
                                                     137         123           0     18,338
                                                  --------   --------    ---------   ------
ACCUMULATED SURPLUS (DEFICIT) ...............        847     (24,425)         (6)    (7,954)
                                                  --------   --------    ---------   ------
                                                  --------   --------    ---------   ------


     (1) Effective fiscal 2002/03, the Consolidated Revenue Fund was allocated to each of the specific sectors. It was previously shown as a separate sector.
     (2) Protection of Persons and Property.
     (3) Natural Resources and Economic Development.
     (4) Includes housing, recreation and culture and other activities which cannot be allocated to the specific sectors.
     (5) Includes the Legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency such as accounting, auditing, budgeting, insurance and risk management to all sectors.
     (6) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

                            PUBLIC ACCOUNTS 2002/03                          65


                          SUMMARY FINANCIAL STATEMENTS
                       STATEMENT OF OPERATIONS BY SECTOR(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003


                                                                                      In Millions
                                                            Social                         Transpor-   NR and
                                                 Health    Services   Education  PPP(2)     tation      ED(3)      Other(4)
                                                --------   --------   ---------  ------   ---------    -------    --------
REVENUE                                            $           $          $         $         $           $          $
Taxation ..................................                                                    305         39          62
Natural resources .........................                                                             3,281
Fees and licences .........................      1,454          6          2        572        430         68          12
Investment earning ........................          2          1          8          1          1         34           8
Miscellaneous .............................        248         72          3        118         95        108         214
Contributions from the provincial
 government/self-supported Crown
  corporations and agencies ...............                                          80         10        374         440
Contributions from the federal government .         25         66        185         92         30          3          93
                                                --------   --------   ---------  ------   ---------    -------    --------
Total revenue .............................      1,729        145        198        863        871      3,907         829
                                                --------   --------   ---------  ------   ---------    -------    --------


                                                Govern-      Debt      Adjust-
                                                 ment(5)  Servicing    ments(6)    Total
                                                --------   --------   ---------  ------
REVENUE                                            $           $          $         $
Taxation ..................................      11,925                          12,331
Natural resources .........................                                       3,281
Fees and licences .........................          72                           2,616
Investment earning ........................           7       770       (192)       640
Miscellaneous .............................          48         1         (3)       904
Contributions from the provincial
 government/self-supported Crown corporations
and agencies ..............................       1,317                 (455)     1,766
Contributions from the federal government .       3,153                           3,647
                                                --------   --------   ---------  ------
Total revenue .............................      16,522       771       (650)    25,185
                                                --------   --------   ---------  ------

                          PROVINCE OF BRITISH COLUMBIA                       66

                          SUMMARY FINANCIAL STATEMENTS
                       STATEMENT OF OPERATIONS BY SECTOR(1)
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued


                                                                                In Millions


                                                                 Social                                Transpor-    NR and
                                                   Health      Services     Education       PPP(2)      tation       ED(3)
                                                  --------    ----------   -----------    --------     ---------    -------
EXPENSE                                               $            $            $             $           $           $
Government transfers ........................       9,760        2,522        6,110          565            5          213
Salaries and benefits .......................         296          381           38          519          385          468
Operating costs .............................         380          205          324          295          670          561
Amortization ................................          16           23            3           24          408           45
Interest ....................................                                                             132            3
Other .......................................         258           20          483           16          276          257
                                                  --------    ----------   -----------    --------     ---------    -------
Operating expense ...........................      10,710        3,151        6,958        1,419        1,876        1,547
                                                  --------    ----------   -----------    --------     ---------    -------
Surplus (deficit) for the year before unusual
items .......................................      (8,981)      (3,006)      (6,760)        (556)      (1,005)       2,360
Restructuring exit expense ..................          (7)         (18)          (2)         (55)         (18)         (96)
                                                  --------    ----------   -----------    --------     ---------    -------
SURPLUS (DEFICIT) FOR THE YEAR 2002/03 ......      (8,988)      (3,024)      (6,762)        (611)      (1,023)       2,264
                                                  --------    ----------   -----------    --------     ---------    -------
                                                  --------    ----------   -----------    --------     ---------    -------
SURPLUS (DEFICIT) FOR THE YEAR 2001/02 ......      (8,845)      (3,348)      (6,790)        (857)      (1,024)       2,047
                                                  --------    ----------   -----------    --------     ---------    -------
                                                  --------    ----------   -----------    --------     ---------    -------


                                                               General
                                                               Govern-        Debt        Adjust-
                                                   Other(4)     ment(5)     Servicing      ments(6)      Total
                                                  --------    ----------   -----------    --------     ---------
EXPENSE                                               $            $            $             $           $
Government transfers ........................         334           84                       (20)      19,573
Salaries and benefits .......................         168          266                                  2,521
Operating costs .............................         436           35                      (336)       2,570
Amortization ................................          50           39                                    608
Interest ....................................          52                     1,499          551        2,237
Other .......................................          15          109                      (758)         676
                                                  --------    ----------   -----------    --------     ---------
Operating expense ...........................       1,055          533        1,499         (563)      28,185
                                                  --------    ----------   -----------    --------     ---------
Surplus (deficit) for the year before unusual
items .......................................        (226)      15,989         (728)         (87)      (3,000)
Restructuring exit expense ..................         (55)          (5)                       87         (169)
                                                  --------    ----------   -----------    --------     ---------
SURPLUS (DEFICIT) FOR THE YEAR 2002/03 ......        (281)      15,984         (728)           0       (3,169)
                                                  --------    ----------   -----------    --------     ---------
                                                  --------    ----------   -----------    --------     ---------
SURPLUS (DEFICIT) FOR THE YEAR 2001/02 ......       1,299       16,990         (757)           0       (1,285)
                                                  --------    ----------   -----------    --------     ---------
                                                  --------    ----------   -----------    --------     ---------


     (1) Effective fiscal 2002/03, the Consolidated Revenue Fund was allocated to each of the specific sectors. It was previously shown as a separate sector.
     (2) Protection of Persons and Property.
     (3) Natural Resources and Economic Development.
     (4) Includes housing, recreation and culture and other activities which cannot be allocated to the specific sectors.
     (5) Includes the Legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
     (6) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

                            PUBLIC ACCOUNTS 2002/03                          67


                          SUMMARY FINANCIAL STATEMENTS
          STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                         SUMMARY OF FINANCIAL POSITION
                              AS AT MARCH 31, 2003

                                                                                                      In Millions

                                                                                                Transpor-               Natural
                                                               Utility   Insurance    Liquor     tation     Finance    Resources
                                                             ----------  ---------   --------   ---------   -------    ---------
ASSETS                                                            $          $          $          $           $            $
Cash and temporary investments ...........................         21      5,688         (2)         32         94          5
Accounts receivable ......................................        367        111         50          42         49
Inventories ..............................................         88                    65          83          6
Long-term investments ....................................        191        205
Tangible capital assets ..................................     10,028         92         37         876         31         15
Other assets .............................................        607         93          3          78          5
                                                             ----------  ---------   --------   ---------   -------    ---------
                                                               11,302      6,189        153       1,111        185         20
                                                             ----------  ---------   --------   ---------   -------    ---------
                                                             ----------  ---------   --------   ---------   -------    ---------
LIABILITIES
Accounts payable and accrued liabilities .................      1,010      4,520        144         233        123
Deferred revenue .........................................      1,070      1,350                                            4
Due to the Province of British Columbia ..................        340                                           62
Long-term debt due to the Province of British Columbia ...      6,789                               481
Other long-term debt .....................................        170                     9          26
                                                             ----------  ---------   --------   ---------   -------    ---------
                                                                9,379      5,870        153         740        185          4
                                                             ----------  ---------   --------   ---------   -------    ---------
EQUITY
Investment by the Consolidated Revenue Fund ..............        276                               258
Unremitted earnings--end of year .........................      1,647        319                    113                    16
                                                             ----------  ---------   --------   ---------   -------    ---------
                                                                1,923        319          0         371          0         16
                                                             ----------  ---------   --------   ---------   -------    ---------
TOTAL LIABILITIES AND EQUITY .............................     11,302      6,189        153       1,111        185         20
                                                             ----------  ---------   --------   ---------   -------    ---------
                                                             ----------  ---------   --------   ---------   -------    ---------


                                                               2003        2002
                                                               Total       Total
                                                             ----------  ---------
ASSETS                                                            $          $
Cash and temporary investments ...........................      5,838      5,466
Accounts receivable ......................................        619        652
Inventories ..............................................        242        324
Long-term investments ....................................        396        434
Tangible capital assets ..................................     11,079     10,830
Other assets .............................................        786        963
                                                             ----------  ---------
                                                               18,960     18,669
                                                             ----------  ---------
                                                             ----------  ---------
LIABILITIES
Accounts payable and accrued liabilities .................      6,030      5,791
Deferred revenue .........................................      2,424      2,287
Due to the Province of British Columbia ..................        402        384
Long-term debt due to the Province of British Columbia ...      7,270      7,432
Other long-term debt .....................................        205        255
                                                             ----------  ---------
                                                               16,331     16,149
                                                             ----------  ---------
EQUITY
Investment by the Consolidated Revenue Fund ..............        534        534
Unremitted earnings--end of year .........................      2,095      1,986
                                                             ----------  ---------
                                                                2,629      2,520
                                                             ----------  ---------
TOTAL LIABILITIES AND EQUITY .............................     18,960     18,669
                                                             ----------  ---------
                                                             ----------  ---------

68                        PROVINCE OF BRITISH COLUMBIA


                          SUMMARY FINANCIAL STATEMENTS
          STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
            SUMMARY OF RESULTS OF OPERATIONS AND STATEMENT OF EQUITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003


                                                                                        In Millions

                                                                         Insur-                Transpor-               Natural
                                                           Utility(1)    ance(2)    Liquor(3)   tation(4)  Finance(5) Resources(6)
                                                          ----------    --------   ---------   ---------   --------   ----------
                                                              $            $           $           $           $           $
Revenue ...............................................      4,451       3,023       1,890         304       1,796           4
Expense ...............................................      4,087       2,943       1,236         300       1,133           3
                                                          ----------    --------   ---------   ---------   --------   ----------
Net earnings of self-supported Crown corporations and
agencies ..............................................        364          80         654           4         663           1
Contributions paid to the Consolidated Revenue Fund ...       (340)                   (654)                   (489)
Adjustments to contributions(7) .......................                                                       (174)
                                                          ----------    --------   ---------   ---------   --------   ----------
Increase (decrease) in unremitted earnings in
self-supported Crown corporations and agencies ........         24          80                       4                       1
Unremitted earnings--beginning of year ................      1,623         239                     109                      15
Adjustment to unremitted earnings(8) ..................
                                                          ----------    --------   ---------   ---------   --------   ----------
Unremitted earnings--end of year ......................      1,647         319                     113                      16
Investment by the Consolidated Revenue Fund ...........        276                                 258
                                                          ----------    --------   ---------   ---------   --------   ----------
EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND
AGENCIES FOR THE YEAR .....................................      1,923         319           0         371           0          16
                                                          ----------    --------   ---------   ---------   --------   ----------
                                                          ----------    --------   ---------   ---------   --------   ----------



                                                            2003         2002
                                                            Total        Total
                                                          ----------    --------
                                                              $            $
Revenue ...............................................     11,468      13,149
Expense ...............................................      9,702      12,064
                                                          ----------    --------
Net earnings of self-supported Crown corporations and
agencies ..............................................      1,766       1,085
Contributions paid to the Consolidated Revenue Fund ...     (1,483)     (1,420)
Adjustments to contributions(7)........................       (174)       (149)
                                                          ----------    --------
Increase (decrease) in unremitted earnings in
self-supported Crown corporations and agencies ........        109        (484)
Unremitted earnings--beginning of year ................      1,986       2,467
Adjustment to unremitted earnings(8) ..................                      3
                                                          ----------    --------
Unremitted earnings--end of year ......................      2,095       1,986
Investment by the Consolidated Revenue Fund ...........        534         534
                                                          ----------    --------
EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND
AGENCIES FOR THE YEAR .................................      2,629       2,520
                                                          ----------    --------
                                                          ----------    --------


     (1) Utility--British Columbia Hydro and Power Authority and Columbia Power Corporation.
     (2) Insurance--Insurance Corporation of British Columbia (ICBC).
     (3) Liquor--British Columbia Liquor Distribution Branch.
     (4) Transportation--British Columbia Railway Company.
     (5) Finance--British Columbia Lottery Corporation and BCIF Management Ltd.
     (6) Natural Resources--Provincial Capital Commission.
     (7) This adjustment is for British Columbia Lottery Corporation transfers to charities and local governments which is shown as a recovery by the Consolidated Revenue Fund.
     (8) These adjustments are for three items: (1) to record the earnings of British Columbia Railway Company for the period January 1 to March 31, 2001 ($6 million), which had not been recorded due to the change made in 2002 to use the April 1 to March 31 earnings when preparing the Summary Financial Statements, (2) Provincial Capital Commission recorded land contributed by Transport Canada as a direct increase to net assets ($2 million), and (3) these amounts are partially offset by an adjustment in Columbia Power Corporation that retroactively adjusted segregated trust account earnings ($5 million).

                            PUBLIC ACCOUNTS 2002/03                          69

                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF TANGIBLE CAPITAL ASSETS(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003


                                                                                                          In Millions

                                                      Land and
                                                        Land                   Highway                 Transpor-     Computer
                                                      Improve-                  Infra-                  tation       Hardware /
                                                       ments     Buildings    structure     Ferries    Equipment      Software
HISTORICAL COST(2)                                       $           $            $           $            $             $
                                                     ----------  ---------    ---------     -------    ---------     ----------
Opening cost ..................................         824        2,017        9,872        1,270        2,494          774
Additions .....................................          90           50          267           35           72          110
Disposals and valuation adjustments ...........         (47)        (146)         (18)        (223)          (3)        (132)
                                                     ----------  ---------    ---------     -------    ---------     ----------
                                                        867        1,921       10,121        1,082        2,563          752
                                                     ----------  ---------    ---------     -------    ---------     ----------
ACCUMULATED AMORTIZATION
Opening balance ...............................          73          865        3,687          690          410          497
Amortization expense ..........................           5           58          286           36           69          106
Effects of disposals and valuation adjustments           (7)         (51)         (13)         (75)          (3)        (120)
                                                     ----------  ---------    ---------     -------    ---------     ----------
                                                         71          872        3,960          651          476          483
                                                     ----------  ---------    ---------     -------    ---------     ----------
NET BOOK VALUE FOR THE YEAR ENDED MARCH
31, 2003 ......................................         796        1,049        6,161          431        2,087          269
                                                     ----------  ---------    ---------     -------    ---------     ----------
                                                     ----------  ---------    ---------     -------    ---------     ----------
NET BOOK VALUE FOR THE YEAR ENDED MARCH
31, 2002 ......................................         751        1,152        6,185          580        2,084          277
                                                     ----------  ---------    ---------     -------    ---------     ----------
                                                     ----------  ---------    ---------     -------    ---------     ----------




                                                                   2003         2002
                                                       Other       Total        Total
HISTORICAL COST(2)                                         $           $            $
                                                     ----------  ---------    ---------
Opening cost ..................................         414       17,665       17,201
Additions .....................................          35          659          945
Disposals and valuation adjustments ...........         (62)        (631)        (481)
                                                     ----------  ---------    ---------
                                                        387       17,693       17,665
                                                     ----------  ---------    ---------
ACCUMULATED AMORTIZATION
Opening balance ...............................         237        6,459        6,110
Amortization expense ..........................          48          608          556
Effects of disposals and valuation adjustments          (55)        (324)        (207)
                                                     ----------  ---------    ---------
                                                        230        6,743        6,459
                                                     ----------  ---------    ---------
NET BOOK VALUE FOR THE YEAR ENDED MARCH
31, 2003 ......................................         157       10,950
                                                     ----------  ---------    ---------
                                                     ----------  ---------    ---------
NET BOOK VALUE FOR THE YEAR ENDED MARCH
31, 2002 ......................................         177                    11,206
                                                     ----------  ---------    ---------
                                                     ----------  ---------    ---------


     (1) This statement includes assets that are held on capital leases at March 31, 2003, at a net book value totalling $65 million (2002: $76 million) which is comprised of: ferries $20 million (2002: $20 million); heavy equipment $4 million (2002: $4 million); and vehicles $41 million (2002: $52 million).
     (2) Historical cost includes work-in-progress at March 31, 2003, totalling $220 million (2002: $427 million) which is comprised of:
buildings $23 million (2002: $68 million); land improvements $7 million
(2002: $7 million); highway infrastructure $106 million (2002: $126 million); ferries $22 million (2002: $12 million); transportation equipment $3 million (2002: $175 million); computer hardware/software
$55 million (2002: $37 million); and specialized equipment $4 million
(2002: $2 million).

 70                        PROVINCE OF BRITISH COLUMBIA


                          SUMMARY FINANCIAL STATEMENTS
                         STATEMENT OF GUARANTEED DEBT(1)
                              AS AT MARCH 31, 2003

       Guaranteed debt represents that debt of municipalities and other governments, private enterprises and individuals, and debt and minority interests of provincial Crown corporations and agencies, which has been explicitly guaranteed or indemnified by the government, under the authority of a statute, as to net principal or redemption provisions.


                                                                             In Millions
                                                                          2003         2002
                                                                     -------------  ------------
                                                                           Net          Net
                                                                     Outstanding(1) Outstanding(1)
TAXPAYER-SUPPORTED GUARANTEED DEBT                                          $            $
Municipalities and other local governments
MUNICIPAL ACT debentures ........................................            1            2
                                                                     -------------  ------------
Subtotal, municipalities and other local governments ............            1            2
                                                                     -------------  ------------
Government services
HOMEOWNER PROTECTION ACT loan guarantees ........................           98           88
                                                                     -------------  ------------
Subtotal, government services ...................................           98           88
                                                                     -------------  ------------
Health and education
FINANCIAL ADMINISTRATION ACT student aid loans(2) ...............           54           90
                                                                     -------------  ------------
Subtotal, health and education ..................................           54           90
                                                                     -------------  ------------
Economic development
SECURITIES ACT ..................................................            1            2
FINANCIAL ADMINISTRATION ACT
Business Development Bank Guaranteed Program ....................            3
Emergency Credit Enhancement Program ............................            7           11
Farm Distress Operating Loan Program ............................            3            3
Feeder Association's Loan Guarantee Program .....................            5            6
Miscellaneous guarantees each less than $1 million ..............            1            1
HOME MORTGAGE ASSISTANCE PROGRAM ACT mortgages ..................           15           18
HOME MORTGAGE ASSISTANCE PROGRAM ACT second mortgages(3) ........            1            2
                                                                     -------------  ------------
Subtotal, economic development ..................................           36           43
                                                                     -------------  ------------
Total taxpayer-supported guaranteed debt ........................          189          223
                                                                     -------------  ------------

                             PUBLIC ACCOUNTS 2002/03                         71


                          SUMMARY FINANCIAL STATEMENTS
                         STATEMENT OF GUARANTEED DEBT(1)
                        AS AT MARCH 31, 2003--Continued


                                                                               In Millions
                                                                           2003            2002
                                                                      --------------   ------------
                                                                            Net             Net
                                                                      Outstanding(1)   Outstanding(1)
SELF-SUPPORTED GUARANTEED DEBT                                               $               $
Economic development
BRITISH COLUMBIA RAILWAY FINANCE ACT capital leases(4) ..........             2              4
                                                                      --------------   ------------
Subtotal, economic development ..................................             2              4
                                                                      --------------   ------------
Utilities
HYDRO AND POWER AUTHORITY ACT bonds and debentures(4)  ..........            87             93
                                                                      --------------   ------------
Subtotal, utilities .............................................            87             93
                                                                      --------------   ------------
Total self-supported guaranteed debt ............................            89             97
                                                                      --------------   ------------
Grand total, all guaranteed debt ................................           278            320
Provision for probable payout ...................................           (12)           (13)
                                                                      --------------   ------------
NET TOTAL, ALL GUARANTEED DEBT(5) ...............................           266            307
                                                                      --------------   ------------
                                                                      --------------   ------------

      (1) Guaranteed debt includes gross principal debt less sinking fund balances, and represents the total amount of contingent liability of the government arising from relevant guarantees.
      (2) The government enters into risk sharing agreements with the lending institutions that provide student loans whereby the province guarantees the repayment of specific unpaid student loans under certain circumstances. Lending institutions are required to provide claims evidencing that strict criteria have been met prior to the government providing payment.
      (3) The British Columbia Second Mortgage Program was sold to the Bank of Montreal in June 1989, with the condition that the province will buy back any mortgages which may become uncollectible in future years.
      (4) SEE the financial statements of Crown corporations and agencies for details of maturity dates, interest rates and redemption features of the outstanding debt of these Crown corporations and agencies and for details of derivative financial products.
      (5) Debentures totalling $0.3 million (2002: $0.2 million) have been defeased and are considered extinguished for financial reporting purposes.

================================================================================





                           SUPPLEMENTARY INFORMATION
                                  (UNAUDITED)





================================================================================



                                     [LOGO]

74                         PROVINCE OF BRITISH COLUMBIA



             ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                            In Millions

                                                                                                  Policy      Equity      Adjusted
                                                             Revenue     Expense    Net Income  Adjustments Adjustments  Net Income
                                                            ---------    -------    ----------  ----------- -----------  ----------
TAXPAYER-SUPPORTED (GOVERNMENT ORGANIZATIONS)                   $           $           $            $           $           $
552513 British Columbia Ltd ...........................                     (4)         (4)         (3)                     (7)
632121 British Columbia Ltd
634349 British Columbia Ltd
B.C. Community Financial Services Corporation .........          1          (1)
B.C. Festival of the Arts Society(1) ..................          1          (1)
B.C. Games Society ....................................          2          (2)
B.C. Health Care Risk Management Society ..............          1          (1)
B.C. Pavilion Corporation .............................         32         (32)                      1                       1
BC Immigrant Investment Fund Ltd
BC Transportation Financing Authority .................        419        (439)        (20)       (179)                   (199)
British Columbia Arts Council
British Columbia Assessment Authority(2) ..............         66         (64)          2           6                       8
British Columbia Buildings Corporation ................        485        (433)         52          25         (14)         63
British Columbia Enterprise Corporation
British Columbia Ferry Corporation ....................        490        (519)        (29)        (77)        (18)       (124)
British Columbia Health Research Foundation ...........                     (4)         (4)                                 (4)
British Columbia Heritage Trust .......................          1          (2)         (1)         (1)                     (2)
British Columbia Housing Management Commission ........        263        (263)                     10                      10
British Columbia Racing Commission ....................         15         (18)         (3)                                 (3)
British Columbia Securities Commission ................         19         (28)         (9)                                 (9)
British Columbia Trade Development Corporation ........          3                       3          (2)                      1
British Columbia Transit ..............................        136        (136)
Canadian Blood Services ...............................        127        (127)
Columbia Basin Trust ..................................         18          (8)         10                                  10
Creston Valley Wildlife Management Authority Trust Fund          1          (1)
Discovery Enterprises Inc .............................                     (2)         (2)          4                       2
First Peoples' Heritage, Language and Culture Council .          2          (2)                     (1)                     (1)
Forensic Psychiatric Services Commission ..............         55         (53)          2                                   2
Forest Renewal BC(3) ..................................                                                         (2)         (2)
Homeowner Protection Office ...........................         24         (20)          4                                   4
Industry Training and Apprenticeship Commission .......         79         (78)          1          (1)
Interim Authority for Community Living British Columbia          2          (1)          1           1                       2

                            PUBLIC ACCOUNTS 2002/03                          75


             ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued
                                  (Unaudited)



                                                                                                             In Millions

                                                                                                                        Policy
                                                                          Revenue       Expense        Net Income     Adjustments
                                                                          -------      ---------      ------------   -------------
TAXPAYER-SUPPORTED (GOVERNMENT                                               $             $               $               $
ORGANIZATIONS)--Continued
Land and Water British Columbia Inc ..............................            35           (34)             1             (1)
Legal Services Society ...........................................            76           (73)             3              1
Oil and Gas Commission ...........................................            18           (15)             3              2
Okanagan Valley Tree Fruit Authority .............................             9           (14)            (5)
Organized Crime Agency of British Columbia Society ...............            17           (17)
Pacific National Exhibition(2) ...................................            34           (33)             1              4
Partnerships British Columbia Inc(4) .............................             4            (4)
Private Post-Secondary Education Commission ......................             1            (1)
Provincial Rental Housing Corporation ............................            19           (13)             6              5
Rapid Transit Project 2000 Ltd ...................................            60           (60)
Science Council of British Columbia ..............................             2            (5)            (3)             1
Tourism British Columbia .........................................            34           (34)                            1
Vancouver Trade and Convention Centre Authority
Victoria Line Ltd(2)
                                                                          -------      ---------      ------------   -------------
NET IMPACT OF TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES .         2,551        (2,542)             9           (204)
                                                                          -------      ---------      ------------   -------------
                                                                          -------      ---------      ------------   -------------
SELF-SUPPORTED (GOVERNMENT ENTERPRISES)
BCIF Management Ltd ..............................................             1            (1)
British Columbia Hydro and Power Authority .......................         4,473        (4,055)           418            (67)
British Columbia Liquor Distribution Branch ......................         1,890        (1,236)           654
British Columbia Lottery Corporation .............................         1,792        (1,121)           671           (182)
British Columbia Railway Company(2) ..............................           327          (411)           (84)            88
Columbia Power Corporation .......................................            45           (32)            13
Insurance Corporation of British Columbia(2) .....................         3,022        (2,977)            45             35
Provincial Capital Commission ....................................             4            (3)             1
                                                                          -------      ---------      ------------   -------------
NET IMPACT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES .....        11,554        (9,836)         1,718           (126)
                                                                          -------      ---------      ------------   -------------
                                                                          -------      ---------      ------------   -------------


                                                                         Equity           Adjusted
                                                                       Adjustments       Net Income
                                                                       -------------    ------------
TAXPAYER-SUPPORTED (GOVERNMENT                                               $               $
ORGANIZATIONS)--Continued
Land and Water British Columbia Inc ..............................
Legal Services Society ...........................................                           4
Oil and Gas Commission ...........................................                           5
Okanagan Valley Tree Fruit Authority .............................                          (5)
Organized Crime Agency of British Columbia Society ...............
Pacific National Exhibition(2) ...................................                           5
Partnerships British Columbia Inc(4) .............................
Private Post-Secondary Education Commission ......................
Provincial Rental Housing Corporation ............................                          11
Rapid Transit Project 2000 Ltd ...................................
Science Council of British Columbia ..............................                          (2)
Tourism British Columbia .........................................                           1
Vancouver Trade and Convention Centre Authority
Victoria Line Ltd(2)
                                                                       -------------    ------------
NET IMPACT OF TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES .           (34)         (229)
                                                                       -------------    ------------
                                                                       -------------    ------------
SELF-SUPPORTED (GOVERNMENT ENTERPRISES)
BCIF Management Ltd ..............................................
British Columbia Hydro and Power Authority .......................          (338)           13
British Columbia Liquor Distribution Branch ......................          (654)
British Columbia Lottery Corporation .............................          (489)
British Columbia Railway Company(2) ..............................                           4
Columbia Power Corporation .......................................            (2)           11
Insurance Corporation of British Columbia(2) .....................                          80
Provincial Capital Commission ....................................                           1
                                                                       -------------    ------------
NET IMPACT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES .....        (1,483)          109
                                                                       -------------    ------------
                                                                       -------------    ------------



     (1) The revenues and expenses reported for this entity are as at August 31, 2002.
     (2) The revenues and expenses reported for the British Columbia Assessment Authority, the Pacific National Exhibition, Victoria Line Ltd., the British Columbia Railway Company and the Insurance Corporation of British Columbia are as at December 31, 2002.
     (3) This organization wound up during the 2001/02 fiscal year but had paid additional liquidation dividends that were included in 2002/03 Consolidated Revenue Fund revenue.
     (4) Formerly Duke Point Development Limited.

76                         PROVINCE OF BRITISH COLUMBIA


                             IMPACT OF SUCH(1) SECTOR
      ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2003
                                   (Unaudited)



                                                                                                                  In Millions

                                                                                Health
                                                                              Authorities     Regional   Universities,
                                                                 Summary          and         Hospital   Colleges and    School
                                                              Statements(2)  Societies(3)   Districts(4) Institutes(3) Districts(3)
                                                              -------------  -------------  ------------ ------------- -----------
FINANCIAL ASSETS                                                    $              $             $            $            $
Cash and temporary investments ...........................           326         1,017                         601            542
Accounts receivable ......................................         2,398            96                         122
Inventories for resale ...................................           218                                        27
Due from the Province of British Columbia ................                         156                           8              4
Due from other governments ...............................           137            20                          21             29
Due from self-supported Crown corporations and agencies ..           402
Equity in self-supported Crown corporations and agencies .         2,629
Loans, advances and mortgages receivable .................           610                                         3
Other investments ........................................           328             2                       1,112
Loans for purchase of assets, recoverable from agencies ..         7,381
                                                              -------------  -------------  ------------ ------------- ----------
                                                                  14,429         1,291             0         1,894            575
                                                              -------------  -------------  ------------ ------------- ----------



                                                              Adjustments(5)    Total(6)     Net Effect
                                                              -------------- -------------  ------------
FINANCIAL ASSETS                                                    $              $             $

Cash and temporary investments ...........................                       2,486          2,160
Accounts receivable ......................................           (42)        2,574            176
Inventories for resale ...................................                         245             27
Due from the Province of British Columbia ................          (168)
Due from other governments ...............................                         207             70
Due from self-supported Crown corporations and agencies ..                         402
Equity in self-supported Crown corporations and agencies .                       2,629
Loans, advances and mortgages receivable .................                         613              3
Other investments ........................................                       1,442          1,114
Loans for purchase of assets, recoverable from agencies ..          (105)        7,276           (105)
                                                              -------------  -------------  ------------
                                                                    (315)       17,874          3,445
                                                              -------------  -------------  ------------

                            PUBLIC ACCOUNTS 2002/03                          77

                             IMPACT OF SUCH(1) SECTOR
      ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF FINANCIAL POSITION
                        AS AT MARCH 31, 2003--Continued
                                  (Unaudited)


                                                                                                               In Millions

                                                                        Health
                                                                      Authorities      Regional       Universities,
                                                        Summary           and          Hospital       Colleges and       School
                                                     Statements(2)    Societies(3)   Districts(4)     Institutes(3)   Districts(3)
                                                     -------------   -------------   ------------    ---------------  ------------
LIABILITIES                                                $               $               $               $               $
Accounts payable and accrued liabilities .......          3,383           1,202                             341             455
Due to other governments .......................            325              32                              14
Due to Crown corporations, agencies and funds ..            136               5                               2
Due to the Province of British Columbia ........                             11                               1              21
Deferred revenue ...............................            732           2,563                           1,789           4,253
Unfunded pension liabilities ...................              4
Taxpayer-supported debt ........................         28,871             142                             292              39
Self-supported debt ............................          7,270
                                                     -------------   -------------   ------------    ---------------  ------------
                                                         40,721           3,955               0           2,439           4,768
                                                     -------------   -------------   ------------    ---------------  ------------
Net liabilities ................................        (26,292)         (2,664)              0            (545)         (4,193)
                                                     -------------   -------------   ------------    ---------------  ------------

NON-FINANCIAL ASSETS
Tangible capital assets ........................         10,950           3,039                           3,028           4,522
Prepaid capital advances .......................          7,108
Prepaid program costs ..........................            132              79                              15              15
Other assets ...................................            148               1                               3
                                                     -------------   -------------   ------------    ---------------  ------------
                                                         18,338           3,119               0           3,046           4,537
                                                     -------------   -------------   ------------    ---------------  ------------
ACCUMULATED SURPLUS (DEFICIT) ..................         (7,954)            455               0           2,501             344
                                                     -------------   -------------   ------------    ---------------  ------------
                                                     -------------   -------------   ------------    ---------------  ------------



                                                     Adjustments(5)    Total(6)       Net Effect
                                                     --------------  -------------   ------------
LIABILITIES                                                $               $               $
Accounts payable and accrued liabilities .......           (171)          5,210           1,827
Due to other governments .......................                            371              46
Due to Crown corporations, agencies and funds ..             (7)            136
Due to the Province of British Columbia ........            (33)
Deferred revenue ...............................         (7,107)          2,230           1,498
Unfunded pension liabilities ...................                              4
Taxpayer-supported debt ........................           (105)         29,239             368
Self-supported debt ............................                          7,270
                                                     -------------   -------------   ------------
                                                         (7,423)         44,460           3,739
                                                     -------------   -------------   ------------
Net liabilities ................................          7,108         (26,586)           (294)
                                                     -------------   -------------   ------------

NON-FINANCIAL ASSETS
Tangible capital assets ........................                         21,539          10,589
Prepaid capital advances .......................         (7,108)                         (7,108)
Prepaid program costs ..........................                            241             109
Other assets ...................................                            152               4
                                                     -------------   -------------   ------------
                                                         (7,108)         21,932           3,594
                                                     -------------   -------------   ------------
ACCUMULATED SURPLUS (DEFICIT) ..................              0          (4,654)          3,300
                                                     -------------   -------------   ------------
                                                     -------------   -------------   ------------



     (1) School districts, Universities, Colleges and institutes, and Health care organizations.
     (2) SEE Summary Financial Statements, Statement of Financial Position, on page 25.
     (3) The province does not necessarily hold title to the assets of these organizations.
     (4) For fiscal 2002/03, proposed legislative changes have resulted in the Regional Hospital Districts being excluded from this schedule, which depicts the Summary Financial Statements as if the SUCH sector had been included.
     (5) Represents adjustments to eliminate transactions that occurred within the SUCH sector, and between the SUCH sector and other consolidated entities included in the Summary Financial Statements.
     (6) Represents Summary Financial Statements including the SUCH sector.

78                         PROVINCE OF BRITISH COLUMBIA


                             IMPACT OF SUCH(1) SECTOR
          ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                                                   In Millions

                                                                        Health
                                                                      Authorities       Regional    Universities,
                                                          Summary         and           Hospital    Colleges and      School
                                                       Statements(2)   Societies      Districts(3)   Institutes      Districts
                                                       -------------  -----------     ------------  --------------  -----------
REVENUE                                                      $             $                $             $              $
Taxation .........................................         12,331
Natural resources ................................          3,281
Fees and licences ................................          2,616            445                           580            164
Investment earnings ..............................            640             27                            63             19
Miscellaneous ....................................            904            294                           765             69
Contributions from the provincial government/
self-supported Crown corporations and agencies ...          1,766          6,774                         1,647          4,350
Contributions from the federal government ........          3,647             10                           145             13
                                                       -------------  -----------     ------------  --------------  -----------
Total revenue ....................................         25,185          7,550              0          3,200          4,615
                                                       -------------  -----------     ------------  --------------  -----------




                                                       Adjustments(4)    Total         Net Effect
                                                       -------------- -----------     ------------
REVENUE                                                      $             $                $
Taxation .........................................                        12,331
Natural resources ................................                         3,281
Fees and licences ................................                         3,805           1,189
Investment earnings ..............................            (15)           734              94
Miscellaneous ....................................            160)         1,872             968
Contributions from the provincial government/
self-supported Crown corporations and agencies ...         12,771)         1,766
Contributions from the federal government ........                         3,815             168
                                                       -------------  -----------     ------------
Total revenue ....................................        (12,946)        27,604           2,419
                                                       -------------  -----------     ------------

                            PUBLIC ACCOUNTS 2002/03                          79

                             IMPACT OF SUCH(1) SECTOR
          ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF OPERATIONS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued
                                  (Unaudited)

                                                                                                                    In Millions

                                                                             Health
                                                                           Authorities       Regional      Universities,
                                                             Summary           and           Hospital      Colleges and     School
                                                           Statements(2)    Societies      Districts(3)     Institutes     Districts
                                                           -------------  -------------    ------------   --------------- ----------
EXPENSE                                                         $               $                $               $            $
Health ..............................................         10,703           7,290
Social services .....................................          3,145
Education ...........................................          6,958                           2,941           4,516
Protection of persons and property ..................          1,418
Transportation ......................................          1,743
Natural resources and economic development ..........          1,532
Other ...............................................            667
General government ..................................            525
Interest ............................................          1,494               6                              23             3
                                                           -----------    -------------    ------------   --------------- ----------
Total operating expense .............................         28,185           7,296               0           2,964         4,519
                                                           -----------    -------------    ------------   --------------- ----------
Surplus (deficit) for the year before unusual items .         (3,000)            254               0             236            96
Write-off of Regional Hospital Districts' net assets(3)                                         (340)
Restructuring exit expense ..........................           (169)                             (3)
                                                           -----------    -------------    ------------   --------------- ----------
SURPLUS (DEFICIT) FOR THE YEAR ENDED MARCH 31, 2003 .         (3,169)            254            (340)            233            96
                                                           -----------    -------------    ------------   --------------- ----------
                                                           -----------    -------------    ------------   --------------- ----------
SURPLUS (DEFICIT) FOR THE YEAR ENDED MARCH 31, 2002 .         (1,285)             26              27             193           (21)
                                                           -----------    -------------    ------------   --------------- ----------
                                                           -----------    -------------    ------------   --------------- ----------


                                                           Adjustments(4)     Total          Net Effect
                                                           --------------  -------------    ------------
EXPENSE                                                         $               $                $
Health ..............................................         (6,904)         11,089             386
Social services .....................................                          3,145
Education ...........................................         (6,008)          8,407           1,449
Protection of persons and property ..................                          1,418
Transportation ......................................                          1,743
Natural resources and economic development ..........                          1,532
Other ...............................................            (20)            647             (20)
General government ..................................                            525
Interest ............................................            (14)          1,512              18
                                                           ------------    -------------    ------------
Total operating expense .............................        (12,946)         30,018           1,833
                                                           ------------    -------------    ------------
Surplus (deficit) for the year before unusual items .              0          (2,414)            586
Write-off of Regional Hospital Districts' net assets(3)                         (340)           (340)
Restructuring exit expense ..........................                           (172)             (3)
                                                           ------------    -------------    ------------
SURPLUS (DEFICIT) FOR THE YEAR ENDED MARCH 31, 2003 .              0          (2,926)            243
                                                           ------------    -------------    ------------
                                                           ------------    -------------    ------------
SURPLUS (DEFICIT) FOR THE YEAR ENDED MARCH 31, 2002 .              0          (1,060)            225
                                                           ------------    -------------    ------------
                                                           ------------    -------------    ------------


     (1) School districts, Universities, Colleges and institutes, and Health care organizations.
     (2) SEE Summary Financial Statements, Statement of Operations, on page 26.
     (3) For fiscal 2002/03, proposed legislative changes have resulted in the Regional Hospital Districts being excluded from this schedule, which depicts the Summary Financial Statements as if the SUCH sector had been included in the government reporting entity.
     (4) Represents adjustments to eliminate transactions that occurred within the SUCH sector, and between the SUCH sector and other consolidated entities included in the Summary Financial Statements.

80                         PROVINCE OF BRITISH COLUMBIA


              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                   STATEMENT OF FINANCIAL POSITION BY SECTOR(2)
                              AS AT MARCH 31, 2003
                                   (Unaudited)



                                                                            Expanded
                                                 Expanded       Social        Edu-                         Transpor-      NR and
                                                 Health(3)     Services     cation(4)       PPP(5)          tation         ED(6)
                                                ----------    ----------   ----------      --------       -----------    --------
FINANCIAL ASSETS                                     $             $            $              $               $             $
Cash and temporary investments ...........         1,035             7          1,144            26            27            110
Accounts receivable ......................           168            49            125           165            37            418
Inventories for resale ...................                                         27                          10            180
Due from the Province of British Columbia              3                                                        7              6
Due from other governments ...............            38             8            100            21            16              2
Due from self-supported Crown
corporations and agencies ................                                                                                   341
Equity in self-supported Crown
corporations and agencies ................                                                      319           371          1,929
Loans, advances and mortgages receivable .             8             4            222             1             1            141
Other investments ........................            22         1,112                                                       210
Loans for purchase of assets, recoverable
from agencies ............................
                                                ----------    ----------   ----------      --------       -----------    --------
                                                   1,274            68          2,730           532           469          3,337
                                                ----------    ----------   ----------      --------       -----------    --------
                                                ----------    ----------   ----------      --------       -----------    --------



                                                               General
                                                               Govern-        Debt         Adjust-
                                                 Other(7)      ment(8)      Servicing      ments(9)          Total
                                                ----------    ----------   ----------      --------       -----------
FINANCIAL ASSETS                                     $             $            $              $               $
Cash and temporary investments ...........         1,015)            3          1,149                       2,486
Accounts receivable ......................            32         1,285            352           (57)        2,574
Inventories for resale ...................            28                                                      245
Due from the Province of British Columbia              1                                        (17)
Due from other governments ...............            21              1                                       207
Due from self-supported Crown
corporations and agencies ................                           61                                       402
Equity in self-supported Crown
corporations and agencies ................            16                                         (6)        2,629
Loans, advances and mortgages receivable .            64            172                                       613
Other investments ........................            44                           54                       1,442
Loans for purchase of assets, recoverable
from agencies ............................                                     10,691        (3,415)        7,276
                                                ----------    ----------   ----------      --------       -----------
                                                    (809)         1,522        12,246        (3,495)       17,874
                                                ----------    ----------   ----------      --------       -----------

                            PUBLIC ACCOUNTS 2002/03                          81

              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                   STATEMENT OF FINANCIAL POSITION BY SECTOR(2)
                        AS AT MARCH 31, 2003--Continued
                                  (Unaudited)


                                                                                                                        In Millions

                                                                            Expanded
                                               Expanded       Social           Edu-                      Transpor-       NR and
                                               Health(3)      Services      cation(4)       PPP(5)        tation          ED(6)
                                              ----------    ----------     -----------     --------      ----------     --------
LIABILITIES                                        $             $              $              $             $              $
Accounts payable and accrued liabilities         1,449            151            878           221           219            527
Due to other governments ...............            32                            14             51             5             2
Due to Crown corporations, agencies and
funds ..................................             5                             2                                          1
Due to the Province of British Columbia                                                                                       5
Deferred revenue .......................         1,000              1            614           198            84            155
Unfunded pension liabilities ...........
Taxpayer-supported debt ................           147              6            331             6         2,757             91
Self-supported debt ....................
                                              ----------    ----------     -----------     --------      ----------     --------
                                                 2,633            158          1,839           476         3,065            781
                                              ----------    ----------     -----------     --------      ----------     --------
Net liabilities ........................        (1,359)           (90)           891            56        (2,596)         2,556
                                              ----------    ----------     -----------     --------      ----------     --------

NON-FINANCIAL ASSETS
Tangible capital assets ................         3,121             33          7,560            77         8,924            636
Prepaid capital advances
Prepaid program costs ..................            97              1             30             8            46             14
Other assets ...........................             1                             3            23            13              1
                                              ----------    ----------     -----------     --------      ----------     --------
                                                 3,219             34          7,593           108         8,983            651
                                              ----------    ----------     -----------     --------      ----------     --------
ACCUMULATED SURPLUS (DEFICIT) ..........         1,860            (56)         8,484           164         6,387          3,207
                                              ----------    ----------     -----------     --------      ----------     --------
                                              ----------    ----------     -----------     --------      ----------     --------


                                                             General
                                                             Govern-          Debt         Adjust-
                                               Other(7)      ment(8)        Servicing      ments(9)        Total
                                              ----------    ----------     -----------     --------      ----------
LIABILITIES                                        $             $              $              $             $
Accounts payable and accrued liabilities           519            519            78            (61         5,210
Due to other governments ...............            23            244                                        371
Due to Crown corporations, agencies and
funds ..................................            91             44                           (7)          136
Due to the Province of British Columbia                                                         (5)
Deferred revenue .......................           107                           71                        2,230
Unfunded pension liabilities ...........                            4                                          4
Taxpayer-supported debt ................           657              1        28,665         (3,422)       29,239
Self-supported debt ....................                                      7,270                        7,270
                                              ----------    ----------     -----------     --------      ----------
                                                 1,397            812        36,794         (3,495)       44,460
                                              ----------    ----------     -----------     --------      ----------
Net liabilities ........................        (2,206)           710       (24,548)             0       (26,586)
                                              ----------    ----------     -----------     --------      ----------

NON-FINANCIAL ASSETS
Tangible capital assets ................         1,071            117                                     21,539
Prepaid capital advances
Prepaid program costs ..................            13             20             12                         241
Other assets ...........................                                         111                         152
                                              ----------    ----------     -----------     --------      ----------
                                                 1,084            137            123             0        21,932
                                              ----------    ----------     -----------     --------      ----------
ACCUMULATED SURPLUS (DEFICIT) ..........        (1,122)           847        (24,425)            0        (4,654)
                                              ----------    ----------     -----------     --------      ----------
                                              ----------    ----------     -----------     --------      ----------



     (1) School districts, Universities, Colleges and institutes, and Health care organizations.
     (2) Effective fiscal 2002/03, the Consolidated Revenue Fund was allocated to each of the specific sectors. It was previously shown as a separate sector.
     (3) Comprised of Health Sector (per Summary Financial Statements) and Health care organizations.
     (4) Comprised of Education Sector (per Summary Financial Statements), Universities, Colleges and institutes, and School districts.
     (5) Protection of Persons and Property.
     (6) Natural Resources and Economic Development.
     (7) Includes housing, recreation and culture and other activities which cannot be allocated to the specific sectors.
     (8) Includes the legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
     (9) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

82                         PROVINCE OF BRITISH COLUMBIA


              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                       STATEMENT OF OPERATIONS BY SECTOR(2)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                                              In Millions

                                                                         Expanded
                                               Expanded      Social         Edu-                  Transpor-      NR and
                                               Health(3)    Services     cation(4)     PPP(5)      tation         ED(6)    Other(7)
                                              ----------   ----------   -----------   --------   -----------    --------- ---------
REVENUE                                            $            $            $            $           $             $         $
Taxation ................................                                                              305           39         62
Natural resources .......................                                                                         3,281
Fees and licences .......................        1,899            6          746          572          430           68         12
Investment earning ......................           29            1           90            1            1           34          8
Miscellaneous ...........................          492           72          825          118           95          108        214
Contributions from the provincial
government/self-supported Crown
corporations and agencies ...............           39                                     80           10          374        440
Contributions from the federal government           35           66          343           92           30            3         93
                                              ----------   ----------   -----------   --------   -----------    --------- ---------
Total revenue ...........................        2,494          145        2,004          863          871        3,907        829
                                              ----------   ----------   -----------   --------   -----------    --------- ---------


                                               General
                                               Govern-        Debt        Adjust-
                                               ment(8)      Servicing     ments(9)      Total
                                              ----------   -----------  -----------   --------
REVENUE                                            $            $            $            $
Taxation ................................       11,925                                 12,331
Natural resources .......................                                               3,281
Fees and licences .......................           72                                  3,805
Investment earning ......................            7          770         (207)         734
Miscellaneous ...........................           48            1         (101)       1,872
Contributions from the provincial
government/self-supported Crown
corporations and agencies ...............        1,317                      (494)       1,766
Contributions from the federal government        3,153                                  3,815
                                              ----------   -----------  -----------   --------
Total revenue ...........................       16,522          771         (802)      27,604
                                              ----------   -----------  -----------   --------

                             PUBLIC ACCOUNTS 2002/03                         83


              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                       STATEMENT OF OPERATIONS BY SECTOR(2)
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued
                                  (Unaudited)


                                                                                                                      In Millions

                                                                              Expanded
                                                  Expanded       Social         Edu-                      Transpor-       NR and
                                                  Health(3)     Services     cation(4)        PPP(5)       tation          ED(6)
                                                 -----------   ----------    ---------       --------    ------------    ---------
EXPENSE                                               $             $            $               $             $             $
Government transfers ........................        3,811         2,522           488           565             5           213
Salaries and benefits .......................        4,939           381         5,644           519           385           468
Operating costs .............................        1,991           205         1,169           295           670           561
Amortization ................................          287            23           425            24           408            45
Interest ....................................            6                          25            16           132             3
Other .......................................          188            20           680                         276           257
Recoveries
                                                 -----------   ----------    ---------       --------    ------------    ---------
Operating expense ...........................       11,222         3,151         8,431         1,419         1,876         1,547
                                                 -----------   ----------    ---------       --------    ------------    ---------
Surplus (deficit) for the year before unusual
items .......................................       (8,728)       (3,006)       (6,427)         (556)       (1,005)        2,360
Write-off of Regional Hospital Districts' net
assets ......................................         (340)
Restructuring exit expense ..................           (6)          (18)           (6)          (55)          (18)          (96)
                                                 -----------   ----------    ---------       --------    ------------    ---------
SURPLUS (DEFICIT) FOR THE YEAR 2002/03 ......       (9,074)       (3,024)       (6,433)         (611)       (1,023)        2,264
                                                 -----------   ----------    ---------       --------    ------------    ---------
                                                 -----------   ----------    ---------       --------    ------------    ---------
SURPLUS (DEFICIT) FOR THE YEAR 2001/02 ......       (8,792)       (3,348)       (6,618)         (857)       (1,024)        2,047
                                                 -----------   ----------    ---------       --------    ------------    ---------
                                                 -----------   ----------    ---------       --------    ------------    ---------


                                                               General
                                                               Govern-         Debt          Adjust-
                                                   Other(7)     ment(8)      Servicing       ments(9)       Total
                                                 -----------   ----------    ---------       --------    ------------
EXPENSE                                               $             $            $               $             $
Government transfers ........................          334            84                         (53)        7,969
Salaries and benefits .......................          168           266                                    12,770
Operating costs .............................          436            35                        (337)        5,025
Amortization ................................           50            39                                     1,301
Interest ....................................           52                       1,499          (222)        1,511
Other .......................................           15           109                        (103)        1,442
Recoveries
                                                 -----------   ----------    ---------       --------    ------------
Operating expense ...........................        1,055           533         1,499          (715)       30,018
                                                 -----------   ----------    ---------       --------    ------------
Surplus (deficit) for the year before unusual
items .......................................         (226)       15,989          (728)          (87)       (2,414)
Write-off of Regional Hospital Districts' net
assets ......................................                                                                 (340)
Restructuring exit expense ..................          (55)           (5)                         87          (172)
                                                 -----------   ----------    ---------       --------    ------------
SURPLUS (DEFICIT) FOR THE YEAR 2002/03 ......         (281)       15,984          (728)            0        (2,926)
                                                 -----------   ----------    ---------       --------    ------------
                                                 -----------   ----------    ---------       --------    ------------
SURPLUS (DEFICIT) FOR THE YEAR 2001/02 ......        1,299        16,990          (757)            0        (1,060)
                                                 -----------   ----------    ---------       --------    ------------
                                                 -----------   ----------    ---------       --------    ------------



     (1) School districts, Universities, Colleges and institutes, and Health care organizations.
     (2) Effective fiscal 2002/03, the Consolidated Revenue Fund was allocated to each of the specific sectors. It was previously shown as a separate sector.
     (3) Comprised of Health Sector (per Summary Financial Statements) and Health care organizations.
     (4) Comprised of Education Sector (per Summary Financial Statements), Universities, Colleges and institutes, and School districts.
     (5) Protection of Persons and Property.
     (6) Natural Resources and Economic Development.
     (7) Includes housing, recreation and culture and other activities which cannot be allocated to the specific sectors.
     (8) Includes the legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
     (9) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

===============================================================================





                           CONSOLIDATED REVENUE FUND
                                    EXTRACTS
                                  (UNAUDITED)




===============================================================================



                                     [LOGO]

                             PUBLIC ACCOUNTS 2002/03                         87


                            CONSOLIDATED REVENUE FUND
                                OPERATING RESULT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                                 In Millions

                                                                                     2003                         2002
                                                                         ----------------------------          ---------
                                                                          Estimated(1)        Actual             Actual
REVENUE                                                                        $                 $                  $
Taxation ........................................................           12,585            11,846            13,652
Natural resource ................................................            2,853             3,255             3,108
Other ...........................................................            2,194             2,206             1,910
Contributions from Crown corporations and agencies ..............            1,420             1,517             1,437
Contributions from the federal government .......................            2,986             3,323             2,787
                                                                         ------------      ----------          ---------
                                                                            22,038            22,147            22,894
                                                                         ------------      ----------          ---------

EXPENSE
Health(2) .......................................................           10,380            10,357             9,846
Social services .................................................            3,269             3,090             3,381
Education(2) ....................................................            6,871             6,877             6,854
Protection of persons and property ..............................            1,128             1,101             1,103
Transportation(2) ...............................................              734               750               701
Natural resources and economic development ......................            1,065             1,357             1,324
Other ...........................................................              622               402               392
General government ..............................................              379               363               374
Interest(2),(3) .................................................              920               711               761
                                                                         ------------      ----------          ---------
                                                                            25,368            25,008            24,736
                                                                         ------------      ----------          ---------
Surplus (deficit) before unusual items ..........................           (3,330)           (2,861)           (1,842)

Liquidation dividends ...........................................                                                  256
Gain (loss) on pension settlement(4) ............................                                                1,464
Restructuring exit expense ......................................             (188)             (188)             (161)
                                                                         ------------      ----------          ---------
SURPLUS (DEFICIT) FOR THE YEAR ..................................           (3,518)           (3,049)             (283)
                                                                         ------------      ----------          ---------
                                                                         ------------      ----------          ---------

      (1) The estimated amount consists of the original Estimates presented to the Legislative Assembly February 19, 2002. It does not contain any appropriations granted in subsequent Supplementary Estimates.
      (2) For 2002/03, interest expense of $453 million (2002: $458 million) is included in education expense, $151 million (2002: $154 million) is included in health expense and $139 million (2002: $108 million) is included in transportation expense.
      (3) Interest expense does not include the following: interest of $748 million (2002: $817 million) on cost of borrowing for relending to government bodies; interest of $41 million (2002: $90 million) on cost of unallocated borrowing under the Warehouse Program; interest of $5 million (2002: $9 million) on borrowings under the Provincial Treasury Revenue Program; and, interest of $6 million (2002: $0.1 million) on cost of financial agreements entered into on behalf of government bodies. These amounts are not included because the interest expense and recovery are offsetting.
      (4) On April 5, 2001, joint trusteeship agreements were entered into for both the Municipal Superannuation Plan and the Teachers' Pension Plan, resulting in the control of the plans and their assets being assumed by independent boards made up of government and plan member representatives. The plan settlements resulted in the realization of past actuarial gains that existed in the former plans on the settlement date. Formerly, these gains were amortized into operations over a period of approximately 10 to 12 years. The effect of the settlements is a one-time credit to operations in the amount of $1,464 million.

88                         PROVINCE OF BRITISH COLUMBIA


                            CONSOLIDATED REVENUE FUND
                       SCHEDULE OF NET REVENUE BY SOURCE
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                                   In Millions

                                                                                            2003                       2002
                                                                                ---------------------------         ---------
                                                                                Estimated           Actual            Actual
TAXATION REVENUE(1)                                                                 $                  $                 $
Personal income .......................................................            4,854             4,154             5,375
Corporation income ....................................................              779               613             1,522
Social service ........................................................            3,802             3,770             3,535
Property ..............................................................            1,425             1,457             1,401
Fuel ..................................................................              395               393               398
Other .................................................................            1,385             1,532             1,493
Commissions on collection of public funds .............................              (30)              (32)              (36)
Valuation adjustments .................................................              (25)              (41)              (36)
                                                                                -----------      ----------         ---------
Total taxation revenue ................................................           12,585            11,846            13,652
                                                                                -----------      ----------         ---------

NATURAL RESOURCE REVENUE
Petroleum, natural gas and minerals ...................................            1,370             1,567             1,352
Forests ...............................................................            1,145             1,323             1,109
Water and other .......................................................              350               371               659
Commissions on collection of public funds .............................               (1)               (1)               (1)
Valuation adjustments .................................................              (11)               (5)              (11)
                                                                                -----------      ----------         ---------
Total natural resource revenue ........................................            2,853             3,255             3,108
                                                                                -----------      ----------         ---------

OTHER REVENUE
Medical Services Plan premiums ........................................            1,299             1,358               955
Motor vehicle licences and permits ....................................              347               355               346
Other fees and licences ...............................................              358               336               339
Investment earnings ...................................................               50                18                64
Miscellaneous .........................................................              220               245               259
Asset dispositions ....................................................                                                   42
Commissions on collection of public funds .............................              (14)              (13)              (11)
Valuation adjustments .................................................              (66)              (93)              (84)
                                                                                -----------      ----------         ---------
Total other revenue ...................................................            2,194             2,206             1,910
                                                                                -----------      ----------         ---------

CONTRIBUTIONS FROM GOVERNMENT ENTERPRISES
Taxpayer-supported Crown corporations and agencies
    British Columbia Buildings Corporation ............................               13                14                15
    Other .............................................................                6                20                 3
                                                                                -----------      ----------         ---------
Total contributions from taxpayer-supported Crown corporations and
    agencies ..........................................................               19                34                18
                                                                                -----------      ----------         ---------
Self-supported Crown corporations and agencies
    British Columbia Hydro and Power Authority ........................              283               338               332
    British Columbia Liquor Distribution Branch .......................              640               654               636
    British Columbia Lottery Corporation ..............................              476               489               449
    Other .............................................................                2                 2                 2
                                                                                -----------      ----------         ---------
Total contributions from self-supported Crown corporations and agencies            1,401             1,483             1,419
                                                                                -----------      ----------         ---------
Total contributions from government enterprises .......................            1,420             1,517             1,437
                                                                                -----------      ----------         ---------

                             PUBLIC ACCOUNTS 2002/03                         89


                            CONSOLIDATED REVENUE FUND
                       SCHEDULE OF NET REVENUE BY SOURCE
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued
                                  (Unaudited)

                                                                                    In Millions

                                                                           2003                       2002
                                                               ---------------------------          --------
                                                                Estimated          Actual            Actual
CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT                           $                 $                 $
Canada health and social transfer ....................            2,805             2,606             2,445
Federal Equalization Program .........................              543               158
Other contributions ..................................              181               174               184
                                                               -------------    ----------          --------
Total contributions from the federal government ......            2,986             3,323             2,787
                                                               -------------    ----------          --------
NET CONSOLIDATED REVENUE FUND REVENUE ................           22,038            22,147            22,894
                                                               -------------    ----------          --------
                                                               -------------    ----------          --------
LIQUIDATION DIVIDENDS ................................                                                  256
                                                                                                    --------
                                                                                                    --------
REVENUE COLLECTED FOR AND TRANSFERRED TO CROWN
CORPORATIONS, AGENCIES AND OTHER ENTITIES(2)
BC Transportation Financing Authority ................             (203)             (222)             (195)
Forest Renewal BC(3) .................................                                                 (144)
Greater Vancouver Transportation Authority (TransLink)             (242)             (250)             (201)
Rural area property taxes ............................             (182)             (174)             (164)
Other Crown corporations, agencies and entities ......             (138)             (144)             (134)
                                                               -------------    ----------          --------
TOTAL ................................................             (765)             (790)             (838)
                                                               -------------    ----------          --------
                                                               -------------    ----------          --------


      (1) Personal income tax and corporation income tax revenues are recorded after adjustment for tax credits. Personal income tax was reduced by $101 million (2002: $94 million) and corporation income tax was reduced by $146 million (2002: $107 million). The types of tax credits adjusting personal income tax and corporation income tax revenues are for foreign taxes, logging taxes, venture capital, political contributions, low income rent reductions, low income tax rebates and royalty tax rebates.
      Personal income tax revenue is also reduced by $63 million (2002: $71 million) which represents that portion of the BC Family Bonus program costs recorded against revenue.
      Additional personal income tax and corporation income tax refunds are issued under the INTERNATIONAL FINANCIAL BUSINESS (TAX REFUND) ACT. Personal income tax refunds were $0.4 million (2002: $0.6 million) and corporation income tax refunds less recoveries were $(0.5) million (2002: $5.7 million).
      Property revenue is net of home owner grants of $511 million (2002: $504 million).
      (2) The Revenue Collected for and Transferred to Crown Corporations, Agencies and Other Entities has not been included in their revenue sources.
      (3) Forest Renewal BC ceased operations on March 31, 2002.

90                         PROVINCE OF BRITISH COLUMBIA


                            CONSOLIDATED REVENUE FUND
         SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                           In Thousands

                                                                                      Other              Total
                                                                 Estimated        Authorizations     Authorizations        Actual
                                                              ---------------   -----------------  ------------------    -----------
SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS                  $                  $                  $                  $

Legislation ............................................            39,332             39,332             37,502
Officers of the Legislature ............................            31,516             31,516             25,138
Office of the Premier ..................................            49,727              1,000             50,727             42,587
Advanced Education .....................................         1,899,696              3,250          1,902,946          1,897,301
Agriculture, Food and Fisheries ........................            64,078              7,566             71,644             71,630
Attorney General .......................................           556,228            556,228            530,762
Children and Family Development ........................         1,558,430             10,511          1,568,941          1,568,941
Community, Aboriginal and Women's Services .............           554,828                264            555,092            554,613
Competition, Science and Enterprise ....................            53,680              5,115             58,795             57,295
Education ..............................................         4,861,081          4,861,081          4,859,206
Energy and Mines .......................................            50,144                781             50,925             47,012
Finance ................................................            27,216             27,216             26,959
Forests ................................................           620,914            297,998            918,912            893,083
Health Planning ........................................            16,633             16,633             15,953
Health Services ........................................        10,205,400             (5,279)        10,200,121         10,173,604
Human Resources ........................................         1,789,143          1,789,143          1,618,251
Management Services ....................................            47,843              8,958             56,801             55,733
Provincial Revenue .....................................            45,278             11,375             56,653             49,338
Public Safety and Solicitor General ....................           506,491             18,903            525,394            524,680
Skills Development and Labour ..........................            28,728             28,728             24,030
Sustainable Resource Management ........................           117,770              6,971            124,741            124,740
Transportation .........................................           738,505             10,535            749,040            748,553
Water, Land and Air Protection .........................           162,494                 71            162,565            162,547
Management of Public Funds and Debt ....................           920,000            920,000            710,599
BC Family Bonus ........................................            91,000             91,000             87,979
Government Restructuring (All Ministries) ..............           230,000            230,000            211,868
Contingencies (All Ministries) and New Programs(1) .....           210,000            (96,915)           113,085                  0
Commissions on Collection of Public Funds and Allowances
for Doubtful Revenue Accounts ..........................                 1                                     1                  0
Environmental Assessment Office ........................             3,470                                 3,470              3,446
Environmental Boards and Forest Appeals Commission .....             1,967                                 1,967              1,140
Forest Practices Board .................................             4,822                                 4,822              4,373
Public Sector Employers' Council .......................             1,939                                 1,939              1,843
Seismic Mitigation .....................................            50,000             18,630             68,630             68,630
Insurance and Risk Management Special Account ..........            16,715                                16,715            (10,737)
Unclaimed Property Special Account .....................               931              8,117              9,048              9,048
Purchasing Commission Working Capital Account Special
Account ................................................                               58,905             58,905             58,905
Transfer from the Purchasing Commission Working Capital
Account to the General Account .........................                              (58,905)           (58,905)           (58,905)
Transfer from the Unclaimed Property Special Account to
the General Account ....................................                               (1,549)            (1,549)            (1,549)
                                                              ---------------   -----------------  ------------------    -----------
TOTAL EXPENSE INCLUDING RESTRUCTURING EXIT EXPENSE .....        25,556,000            306,302         25,862,302         25,196,098
Restructuring exit expense(2) ..........................          (188,270)                             (188,270)          (188,270)
                                                              ---------------   -----------------  ------------------    -----------
TOTAL EXPENSE ..........................................        25,367,730            306,302         25,674,032         25,007,828
                                                              ---------------   -----------------  ------------------    -----------
                                                              ---------------   -----------------  ------------------    -----------

                             PUBLIC ACCOUNTS 2002/03                         91


                            CONSOLIDATED REVENUE FUND
        SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
              FOR THE FISCAL YEAR ENDED MARCH 31, 2003--Continued
                                  (Unaudited)

                                                                                           In Thousands

                                                                                    Other              Total
                                                              Estimated         Authorizations    Authorizations         Actual
                                                            -------------      ----------------  ----------------     -------------
SUMMARY OF APPROPRIATIONS                                         $                    $                  $                $
Voted expense ........................................        25,198,000              1,369         25,199,369         24,568,465
Statutory
    Various Acts .....................................                              297,118            297,118            297,118
    Special Accounts .................................           461,000            347,402            808,402            757,763
    Inter-account transfers ..........................          (103,000)          (339,587)          (442,587)          (427,248)
                                                            -------------      ----------------  ----------------     -------------
TOTAL EXPENSE BY APPROPRIATION INCLUDING RESTRUCTURING
    EXIT EXPENSE--2002/03 ............................        25,556,000            306,302         25,862,302         25,196,098
Restructuring exit expense(2) ........................          (188,270)          (188,270)          (188,270)
                                                            -------------      ----------------  ----------------     -------------
TOTAL EXPENSE BY APPROPRIATION--2002/03 ..............        25,367,730            306,302         25,674,032         25,007,828
                                                            -------------      ----------------  ----------------     -------------
                                                            -------------      ----------------  ----------------     -------------
TOTAL EXPENSE BY APPROPRIATION--2001/02 ..............        24,808,000            630,215         25,438,215         24,735,435
                                                            -------------      ----------------  ----------------     -------------
                                                            -------------      ----------------  ----------------     -------------

      (1) Budget for Contingencies has been reallocated to ministries with approved access.
      (2) SEE Note 1--Significant Accounting Policies for information.

92                         PROVINCE OF BRITISH COLUMBIA


                            CONSOLIDATED REVENUE FUND
                 SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                            In Thousands

                                                                                    Other                             Actual
                                                                  Estimated     Authorizations        Total        Disbursements
                                                                ------------   ----------------    ----------    -----------------
SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS                 $               $                 $                $

Legislation .............................................              451                               451               405
Officers of the Legislature .............................            2,859                             2,859             1,194
Office of the Premier ...................................              949                               949               479
Advanced Education ......................................          351,429                           351,429           226,575
Agriculture, Food and Fisheries .........................            4,432                             4,432               842
Attorney General ........................................           29,469              405           29,874            24,645
Children and Family Development .........................           18,042                            18,042             5,122
Community, Aboriginal and Women's Services ..............            9,575                             9,575             2,859
Competition, Science and Enterprise .....................            1,105                             1,105               625
Education ...............................................          269,776                           269,776           265,246
Energy and Mines ........................................           68,802            2,799           71,601            70,759
Finance .................................................            9,689                             9,689             5,567
Forests .................................................           26,000           10,431           36,431            33,703
Health Services .........................................          296,790                           296,790           137,333
Human Resources .........................................           23,555                            23,555             4,849
Management Services .....................................           28,317                            28,317            21,118
Provincial Revenue ......................................          766,840           30,629          797,469           785,987
Public Safety and Solicitor General .....................           21,246              262           21,508            20,317
Skills Development and Labour ...........................            1,530                             1,530             1,169
Sustainable Resource Management .........................           26,088           22,559           48,647            42,717
Transportation ..........................................          163,820                           163,820            77,654
Water, Land and Air Protection ..........................           18,800                            18,800            10,310
Government Restructuring (All Ministries) ...............           35,000                            35,000             1,275
Contingencies (All Ministries) and New Programs .........           20,000                            20,000
Environmental Assessment Office .........................              112                               112               112
Environmental Boards and Forest Appeals Commission ......               85                                85                36
Forest Practices Board ..................................              125                               125               111
Public Sector Employers' Council ........................               15                                15                12
Insurance and Risk Management ...........................            1,000                             1,000               411
Unclaimed Property ......................................              145                               145
                                                                ------------   ----------------    ----------    -----------------
TOTAL FINANCING TRANSACTION DISBURSEMENTS ...............        2,196,046           67,085        2,263,131         1,741,432
                                                                ------------   ----------------    ----------    -----------------
                                                                ------------   ----------------    ----------    -----------------

SUMMARY OF APPROPRIATIONS
Loans, investments and other requirements ...............          235,611           11,295          246,906           212,907
Prepaid capital advances ................................          894,120                           894,120           555,040
Revenue collected for, and transferred to, other entities          765,000           32,826          797,826           790,221
Capital Expenditures
    Land and land improvements ..........................           23,000           22,559           45,559            45,288
    Buildings ...........................................            2,510                             2,510             1,864
    Specialized equipment ...............................           15,168                            15,168            10,235
    Office furniture and equipment ......................            7,323                             7,323             3,670
    Vehicles ............................................           17,907                            17,907            11,364
    Information systems .................................          162,887              405          163,292            97,752
    Tenant improvements .................................           15,880                            15,880            13,101
    Roads, bridges and ferries ..........................            1,640                             1,640
    Recoveries ..........................................           55,000                            55,000               (10)
                                                                ------------   ----------------    ----------    -----------------
TOTAL FINANCING TRANSACTIONS BY APPROPRIATION ...........        2,196,046           67,085        2,263,131         1,741,432
                                                                ------------   ----------------    ----------    -----------------
                                                                ------------   ----------------    ----------    -----------------

                             PUBLIC ACCOUNTS 2002/03                         93


                            CONSOLIDATED REVENUE FUND
   SCHEDULE OF INFORMATION REQUIRED UNDER SECTION 9(2)(d)(ii),(iii) AND (iv)
               OF THE BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)


                                                                     In Millions

                                                           Assets,
                                                         Debts and     Debts and
                                                        Obligations   Obligations       Remissions
                                                        Written Off   Extinguished         Made
                                                      --------------  -------------    ------------
MINISTRY                                                     $             $                 $
Advanced Education ...............................            4            4
Attorney General .................................            1
Children and Family Development ..................           14
Competition, Science and Enterprise ..............           92            1
Education ........................................            1
Finance ..........................................            5
Forests ..........................................           22                              1
Health Services ..................................            3
Human Resources ..................................           12
Provincial Revenue ...............................           19
Sustainable Resource Management ..................            1
Transportation ...................................            4            1
Water, Land and Air Protection ...................            2            2
                                                      --------------  -------------    ------------
TOTAL 2002/03 ....................................          180            8                 1
                                                      --------------  -------------    ------------
                                                      --------------  -------------    ------------
TOTAL 2001/02 ....................................           63            4                 5
                                                      --------------  -------------    ------------
                                                      --------------  -------------    ------------

     This statement includes amounts authorized by sections 17, 18, and 19 of the FINANCIAL ADMINISTRATION ACT. Amounts authorized for write-off, forgiveness or remission by other statutes are not shown separately in these financial statements.

--------------------------------------------------------------------------------



                                PROVINCIAL DEBT
                                    SUMMARY



--------------------------------------------------------------------------------


                                    [LOGO]

                             PUBLIC ACCOUNTS 2002/03                          97


                           OVERVIEW OF PROVINCIAL DEBT
                                  (Unaudited)

     The provincial government and its Crown corporations incur debt to finance operations and capital projects. Borrowing for operations is required when revenues fall short of expenditures and to meet other cash requirements such as loans and investments. Borrowing for capital projects finances the building of schools, hospitals, roads, public transit and other social and economic capital assets. As these investments provide essential services over several years, the government, like the private sector, borrows to fund these projects and amortizes the cost over the asset's useful life.

     Provincial debt is reported using two basic classifications: (1) taxpayer-supported debt; and (2) self-supported debt.

     TAXPAYER-SUPPORTED DEBT--includes government direct debt, which is incurred for government operating and capital purposes, and the debt of those Crown corporations and agencies which require an operating or debt service subsidy from the provincial government or which are fully consolidated in the Summary Financial Statements. Examples include debt of the British Columbia Buildings Corporation and BC Transportation Financing Authority.

     SELF-SUPPORTED DEBT--includes the debt of commercial Crown corporations and agencies as well as the Warehouse Program. Commercial Crown corporations and agencies generate sufficient revenues to cover interest costs and repay principal, and may pay dividends to the province. The British Columbia Hydro and Power Authority and British Columbia Railway Company are examples of commercial Crown corporations. The Warehouse Program is used to take advantage of borrowing opportunities in advance of requirements. Eventually, this debt is allocated to the province, Crown corporations or agencies; in the interim, the funds are invested at market rates.

     The following provincial debt summary provides additional detailed information and related key indicators and benchmarks to allow a more informed assessment of the debt totals. A reconciliation is also provided to explain the differences between the Summary of Provincial Debt and the Summary Financial Statements.

     The total provincial debt as at March 31, 2003 was $36,557 million, which consists of $36,141 million in the Summary Financial Statements together with $227 million in additional debt of self-supported Crown corporations and agencies and $189 million in additional taxpayer-supported debt.

98                        PROVINCE OF BRITISH COLUMBIA


                                 PROVINCIAL DEBT
                              AS AT MARCH 31, 2003
                                   (Unaudited)


     The accumulated provincial debt of $36,557 million has been incurred for various purposes as shown in Chart 1 below. Over the years, borrowing activity has contributed to economic development in the province and has provided resources to deliver health, education and social programs, and transportation infrastructure.

     At March 31, 2003, taxpayer-supported debt totalled $29,060 million--including debt incurred for government operating purposes ($15,453 million), educational facilities ($5,793 million), health facilities ($2,004 million), transportation infrastructure ($4,786 million) and other debt ($1,024 million). Other debt is comprised mainly of British Columbia Buildings Corporation, debt relating to social housing, and loans to universities and colleges.

     At March 31, 2003, self-supported debt relating to commercial Crown corporations and agencies totalled $7,497 million. Commercial debt includes the debt of British Columbia Hydro and Power Authority, British Columbia Railway Company, Columbia Power Corporation and debt relating to Columbia River power projects.


                                    [CHART]

                            PUBLIC ACCOUNTS 2002/03                           99


                           CHANGE IN PROVINCIAL DEBT(1)
                                   (Unaudited)


     Provincial debt increased by $639 million in 2002/03; this included an increase in taxpayer-supported debt of $1,883 million offset by a reduction in self-supported debt of $1,244 million (SEE Chart 2 below).

     TAXPAYER-SUPPORTED DEBT--The 2002/03 increase of $1,883 million was primarily due to a significant increase ($1,664 million) in government operating debt to finance the operating deficit, working capital, and financing transaction requirements. The increase also included new capital financing (partially offset by changes in sinking fund balances) totalling $507 million, used to fund various provincial infrastructures in the education ($276 million), health ($84 million), and transportation ($147 million) sectors. Other debt decreased by $288 million due to reductions in debt of the British Columbia Buildings Corporation and debt relating to social housing.

     SELF-SUPPORTED DEBT--The 2002/03 decrease of $1,244 million consists of a $177 million decrease in commercial Crown corporations debt and a $1,067 million reduction in Warehouse Program debt. The commercial Crown corporations debt was lower primarily due to lower debt of British Columbia Railway Company, as the corporation used proceeds from asset sales to pay down debt. The Warehouse Program was reduced from the prior year, as borrowings in 2001/02 were used to meet requirements in 2002/03. As the province is now able to access capital markets early in the fiscal year due to the fixed budget dates in February and timely completion of the rating agency reviews, there is no longer a need for large Warehouse Program balances at the end of each fiscal year.


                                    [CHART]

     (1) Includes gross new borrowings plus changes in sinking fund balances, less debt maturities.

100                       PROVINCE OF BRITISH COLUMBIA


        RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS (SURPLUS) DEFICIT
              TO CHANGE IN TAXPAYER-SUPPORTED DEBT AND TOTAL DEBT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2003
                                   (Unaudited)

                                                                                                   In Millions
                                                                                                2003       2002(1)
                                                                                                ----       -----
                                                                                                  $          $
(Surplus) deficit for the year ............................................................     3,169      1,285
                                                                                               ------     ------
Taxpayer-supported debt decreased by:
 Non-cash expenses included in (surplus) deficit ..........................................    (1,359)
 Self-supported Crown corporation and agency contributions to the Consolidated Revenue Fund
  (CRF) in excess of earnings .............................................................                 (484)
 Accounts receivable, accounts payable and other working capital net decreases ............    (1,042)       (79)
                                                                                               ------     ------
                                                                                               (2,401)      (563)
                                                                                               ------     ------
Taxpayer-supported debt increased by:
 Non-cash expenses included in (surplus) deficit ..........................................                    3
 Self-supported Crown corporation and agency earnings in excess of contributions to the CRF       109
 Prepaid capital advances .................................................................       490        529
 Tangible capital asset net acquisitions ..................................................       436        842
 Net increases in loans, advances and investments .........................................        80         83
                                                                                               ------     ------
                                                                                                1,115      1,457
                                                                                               ------     ------

Net increase (decrease) in taxpayer-supported debt ........................................     1,883      2,179
Taxpayer-supported debt--beginning of year ................................................    27,177     24,998
                                                                                               ------     ------
Taxpayer-supported debt--end of year ......................................................    29,060     27,177
Self-supported debt(2) ....................................................................     7,497      8,741
                                                                                               ------     ------
TOTAL DEBT(3) .............................................................................    36,557     35,918
                                                                                               ======     ======

     RECONCILIATION OF TOTAL DEBT TO THE SUMMARY FINANCIAL STATEMENTS DEBT
                              AS AT MARCH 31, 2003
                                   (Unaudited)


                                                                                                  In Millions
                                                                                               2003       2002(1)
                                                                                               ----       -----
                                                                                                $          $
Total debt ...............................................................................    36,557     35,918
Debt included as part of equity in self-supported Crown corporations and agencies ........      (227)      (241)
Contingent liabilities for debt of individuals and organizations that have been guaranteed
 by the province .........................................................................      (189)      (223)
                                                                                              ------     ------
SUMMARY FINANCIAL STATEMENTS DEBT ........................................................    36,141     35,454
                                                                                              ======     ======
Comprised of
 Taxpayer-supported debt .................................................................    28,871     26,954
 Self-supported debt .....................................................................     7,270      8,500
                                                                                              ------     ------
                                                                                              36,141     35,454
                                                                                              ======     ======

--------
(1) Restated. SEE Note 26.
(2) SEE Summary of Provincial Debt, page 107.
(3) Total debt includes debt of self-supported Crown corporations and agencies, and debt of individuals and organizations guaranteed by the province.

                          PUBLIC ACCOUNTS 2002/03                            101


                            CHANGE IN PROVINCIAL DEBT
                              COMPARISON TO BUDGET
                                   (Unaudited)

      The change in provincial debt was $4,171 million less than originally budgeted (per the Budget and Fiscal Plan presented in February 2002, adjusted to reflect the restated Public Accounts balance at March 31, 2002). Chart 3 below shows the difference between the actual change in provincial debt and the budgeted change by major category. The change in taxpayer-supported debt was $2,541 million less than budget and the change in self-supported debt was $880 million lower than budget. In addition, the $750 million forecast allowance included in the budget was not required.

     TAXPAYER-SUPPORTED DEBT--The change was $2,541 million lower than budget due to reduced borrowing for government operating purposes ($1,729 million) due to improved cash flows, and lower than expected working capital and financing transaction requirements; lower than forecast capital spending and changes in sinking fund balances on education, health and transit infrastructure ($688 million) and lower than expected debt of the British Columbia Buildings Corporation and other agencies ($124 million).

     SELF-SUPPORTED DEBT--The change was $880 million lower than budget as a result of reduced debt for British Columbia Power and Hydro Authority ($613 million) due to improved cash flows, lower working capital requirements and favourable foreign exchange rates, lower debt of British Columbia Railway Company ($144 million) as proceeds from asset sales were used to pay down debt, and lower debt of other self-supported Crown corporations and agencies ($123 million) due primarily to deferred capital spending on Columbia River power projects.

                                    [CHART]

102                       PROVINCE OF BRITISH COLUMBIA


              INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                   AS A PERCENTAGE OF GROSS DOMESTIC PRODUCT
                                   (Unaudited)

     Chart 4 below shows the ratio of each province's taxpayer-supported debt as a percentage of their gross domestic product (GDP). The ratio of a province's taxpayer-supported debt relative to its GDP highlights the ability of a province to service debt load. This rating is often used by investors and credit rating agencies when assessing a province's investment quality British Columbia's taxpayer-supported debt ratio is one of the lowest in Canada and this translates into a strong credit rating and relatively low debt servicing costs. According to the Moody's Investors Service, British Columbia has the second lowest taxpayer-supported debt to gross domestic product ratio of all provinces.


                                    [CHART]

                           PUBLIC ACCOUNTS 2002/03                           103


              INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                                   PER CAPITA
                                   (Unaudited)

     Chart 5 shows the inter-provincial taxpayer-supported debt per capita, which is the amount of taxpayer-supported debt owing for each resident in a province. According to the Moody's Investors Service, British Columbia has the second lowest taxpayer-supported debt per capita of all provinces.


                                    [CHART]



     More comprehensive information on the debt of the province and its Crown corporations and agencies is provided on the Debt Management Branch web-site. This more detailed information can assist readers in assessing the province's debt position. The web-site is available on the Internet at:
http//www.fin.gov.bc.ca/PT/dmb/index.shtml.

[LOGO]
                          Report of the Auditor General
                              of British Columbia


                                     ON THE
                           SUMMARY OF PROVINCIAL DEBT,
                     KEY INDICATORS OF PROVINCIAL DEBT, AND
                        SUMMARY OF PERFORMANCE MEASURES

TO THE LEGISLATIVE ASSEMBLY
  OF THE PROVINCE OF BRITISH COLUMBIA


PREAMBLE

Each year since 1995 the Auditor General has provided a special report to the Legislative Assembly on the accuracy of debt-related statements prepared by the Government. For the 2002/03 fiscal year these statements are the Summary of Provincial Debt, Key Indicators of Provincial Debt, and Summary of Performance Measures. Through these statements the Government reports on its debt management by presenting five years of information on provincial debt and debt indicators, and compares its actual results of Performance Measures to its benchmark measures for the fiscal year ended March 31, 2003.

Consistent with prior years, in these statements, and in budgets, the government reporting entity is that which is defined by the Canadian Institute of Chartered Accountants but excludes schools, universities, colleges and institutes, and health care organizations (SUCH sector). Accordingly, the provincial debt, whether directly borrowed or guaranteed by the Government, does not include amounts borrowed from private lenders by SUCH sector organizations. For the 2002/03 fiscal year, the outstanding balance of these excluded borrowings amounted to $368 million ($580 million for 2001/02).

The preparation of the three statements named above is the responsibility of the Government. My responsibility is to express an opinion on the accuracy of such information based on the above definition of the reporting entity and provincial debt.

                                                                           ... 2

Page 2
REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY OF PROVINCIAL DEBT,
KEY INDICATORS OF PROVINCIAL DEBT, AND
SUMMARY OF PERFORMANCE MEASURES



SCOPE

I examined financial and other information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2003, Key Indicators of Provincial Debt for the five years ended March 31, 2003, and Summary of Performance Measures for the year ended March 31, 2003 in accordance with procedures I considered necessary in the circumstances. These procedures include the verification of financial information extracted from financial statements audited by me or by other auditors whose work I have reviewed on a test basis. They also include confirming or assessing the reasonableness of the non-financial and statistical data used by the Government on the Province's credit rating, population and gross domestic product; however, I did not perform an audit of such data.

OPINION

As a result of applying these procedures, I am of the opinion that the information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2003, Key Indicators of Provincial Debt for the five years ended March 31, 2003, and Summary of Performance Measures for the year ended March 31, 2003 are, in all significant respects, consistent with the sources from which they are extracted, and are presented in a consistent manner.

DISCLAIMER

I have not been associated with the development of the Government plans to manage provincial debt, nor have I audited them. This is the responsibility of the government. My responsibility is limited to examining the information included in the statements specifically referred to in the above scope paragraph, based on the definition of the reporting entity and provincial debt as outlined in the preamble to this report.


                                                                 [SIGNATURE]
VICTORIA, BRITISH COLUMBIA                                   Wayne Strelioff, CA
MAY 16, 2003                                                 Auditor General


                                     [LOGO]

                            PUBLIC ACCOUNTS 2002/03                          107


                          SUMMARY OF PROVINCIAL DEBT1
                                 AS AT MARCH 31


                                                                            In Millions
                                                           2003     2002     2001     2000     1999
                                                           ----     ----     ----     ----     ----
TAXPAYER-SUPPORTED DEBT                                      $        $        $        $        $
Provincial government direct operating(2) .............   15,453   13,789   12,113   13,859   12,217
                                                          ------   ------   ------   ------   ------
Education(3)
 Schools ..............................................    4,294    4,092    3,880    3,609    3,261
 Post-secondary educational institutions ..............    1,499    1,425    1,383    1,369    1,336
                                                          ------   ------   ------   ------   ------
                                                           5,793    5,517    5,263    4,978    4,597
                                                          ------   ------   ------   ------   ------
Health facilities(3) ..................................    2,004    1,920    1,780    1,451    1,282
                                                          ------   ------   ------   ------   ------
Highways, ferries and public transit
 BC Transportation Financing Authority ................    2,661    2,514    2,197    1,843    1,433
 British Columbia Ferry Corporation(2) ................                19       21       24      973
 British Columbia Transit .............................       87       79       75       79       59
 Public transit(3) ....................................      930      936      948      952      987
 SkyTrain extension(3) ................................    1,105    1,044      836      488      133
 Rapid Transit Project 2000 Ltd .......................        3       47      114      101       56
                                                          ------   ------   ------   ------   ------
                                                           4,786    4,639    4,191    3,487    3,641
                                                          ------   ------   ------   ------   ------
Other
 British Columbia Buildings Corporation ...............      456      596      610      615      715
 552513 British Columbia Ltd. (Skeena Cellulose Inc.)(4)                       337
 Social housing(5) ....................................      161      299      265      205      183
 Homeowner Protection Office ..........................      123      113       71       34       11
 Universities and colleges ............................      105      114      124      130      137
 577315 British Columbia Ltd. (Western Star Trucks
  Holdings Ltd.) ......................................                                  62
 580440 British Columbia Ltd. (Vancouver Trade and
  Convention Centre)(2) ...............................                                   3       29
 Other(6) .............................................      179      190      244      357      392
                                                          ------   ------   ------   ------   ------
                                                           1,024    1,312    1,651    1,406    1,467
                                                          ------   ------   ------   ------   ------
Total taxpayer-supported debt .........................   29,060   27,177   24,998   25,181   23,204
                                                          ------   ------   ------   ------   ------

108                       PROVINCE OF BRITISH COLUMBIA


                           SUMMARY OF PROVINCIAL DEBT(1)
                           AS AT MARCH 31--Continued

                                                                       In Millions
                                                         2003     2002     2001     2000     1999
                                                         ----     ----     ----     ----     ----
SELF-SUPPORTED DEBT                                        $        $        $        $        $
Commercial Crown corporations and agencies
 British Columbia Hydro and Power Authority .........    6,829    6,863    6,852    6,945    7,474
 British Columbia Railway Company ...................      494      614      603      655      607
 552513 British Columbia Ltd. (Skeena Cellulose
  Inc.)(4)...........................................                                 280      221
 Columbia River power projects(7) ...................      118      120       93       94       94
 Columbia Power Corporation .........................       47       64       20
 British Columbia Liquor Distribution Branch ........        9       13        2        3        3
                                                        ------   ------   ------   ------   ------
                                                         7,497    7,674    7,570    7,977    8,399
                                                        ------   ------   ------   ------   ------
Warehouse Program ...................................             1,067    1,312    1,320      658
                                                        ------   ------   ------   ------   ------
Total self-supported debt ...........................    7,497    8,741    8,882    9,297    9,057
                                                        ------   ------   ------   ------   ------
TOTAL PROVINCIAL DEBT ...............................   36,557   35,918   33,880   34,478   32,261
                                                        ======   ======   ======   ======   ======

-----------

      (1) Debt is after deductions of sinking funds and unamortized discounts, and excludes accrued interest. Government direct and fiscal agency debt accrued interest is reported in the government's accounts as an accounts payable. Figures for earlier years have been restated to conform with the presentation used in 2002/03.
      (2) Effective March 31, 2000, the provincial government assumed responsibility for the fiscal agency loans of the British Columbia Ferry Corporation ($1,080 million) and 580440 British Columbia Ltd. (Vancouver Trade and Convention Centre--$70 million).
      (3) Represents government direct debt incurred for capital financing of education and health facilities and public transit infrastructure.
      (4) Based on the outlook for world pulp prices and their potential impact on 552513 British Columbia Ltd. (Skeena Cellulose Inc.), the debt was reclassified as being taxpayer-supported in 2000/01. In fiscal 2001/02, the company's debt was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million), as Skeena Cellulose Inc. was sold to the private sector.
      (5) Includes debt of the British Columbia Housing Management Commission and the Provincial Rental Housing Corporation.
      (6) Includes debt of Land and Water British Columbia Inc., the Pacific National Exhibition, other taxpayer-supported Crown corporations and agencies and the fiscal agency loans to local governments. Also includes student loan guarantees, loan guarantees to agricultural producers, guarantees under economic development and home mortgage assistance programs.
      (7) Joint ventures of Columbia Power Corporation and Columbia Basin
Trust.

                            PUBLIC ACCOUNTS 2002/03                          109


                       KEY INDICATORS OF PROVINCIAL DEBT(1)
                      FOR THE FISCAL YEARS ENDED MARCH 31

                                                     2003            2002       2001       2000        1999
                                                     ----            ----       ----       ----        ----
                                               Budget
                                             Estimate(2)  Actual     Actual     Actual     Actual     Actual
DEBT TO REVENUE (PERCENT)
Total provincial .......................        120.1      104.8       95.3       83.4      102.0      103.1
Taxpayer-supported .....................        127.9      115.9      104.1       90.3      101.1       99.7

DEBT PER CAPITA ($)(3)
Total provincial .......................        9,866      8,827      8,757      8,345      8,559      8,071
Taxpayer-supported .....................        7,655      7,017      6,626      6,157      6,251      5,805

DEBT TO GDP (PERCENT)(4)
Total provincial .......................         31.3       27.2       27.4       26.2       28.6       27.9
Taxpayer-supported .....................         24.3       21.6       20.8       19.3       20.9       20.1

INTEREST BITE (CENTS PER DOLLAR OF
   REVENUE)(5)
Total provincial .......................          7.7        6.4        6.4        6.4        7.5        7.8
Taxpayer-supported .....................          8.1        6.6        6.6        6.8        7.2        7.4

INTEREST COSTS ($ MILLIONS)
Total provincial .......................        2,628      2,231      2,422      2,604      2,528      2,452
Taxpayer-supported .....................        2,007      1,663      1,724      1,871      1,785      1,723

INTEREST RATE (PERCENT)(6)
Taxpayer-supported .....................          6.8        5.9        6.6        7.5        7.4        7.6

BACKGROUND INFORMATION

REVENUE ($ MILLIONS)
Total provincial(7), (9) ...............       33,918     34,887     37,689     40,618     33,804     31,294
Taxpayer-supported(8), (9) .............       24,703     25,076     26,108     27,690     24,909     23,285


110                        PROVINCE OF BRITISH COLUMBIA


                       KEY INDICATORS OF PROVINCIAL DEBT(1)
                 FOR THE FISCAL YEARS ENDED MARCH 31--Continued


                                            2003           2002      2001      2000      1999
                                      Budget
                                    Estimate(2) Actual    Actual    Actual    Actual    Actual
                                    ---------   ------    ------    ------    ------    ------
TOTAL DEBT ($ MILLIONS)
Total provincial .................    40,728    36,557    35,918    33,880    34,478    32,261
Taxpayer-supported(10) ...........    31,601    29,060    27,177    24,998    25,181    23,204

PROVINCIAL GDP ($ MILLIONS)(11) ..   130,100   134,365   130,859   129,356   120,599   115,641

POPULATION (THOUSANDS AT JULY 1)(12)   4,128     4,141     4,102     4,060     4,028     3,997

     (1) Figures for prior years have been restated to conform with the presentation used for 2003.
     (2) Represents the budget estimate as presented in the Economic and Fiscal Plan tabled February 19, 2002.
     (3) The ratio of debt to population (e.g. 2002/03 debt divided by population at July 1, 2002).
     (4) The ratio of debt outstanding at fiscal year end to provincial nominal gross domestic product (GDP) for the calendar year ending in the fiscal year (e.g. 2002/03 debt divided by 2002 GDP).
     (5) The ratio of interest costs (less sinking fund interest) to revenue. Figures include capitalized interest expense in order to provide a more comparable measure to outstanding debt.
     (6) Weighted average of the cost of all outstanding debt issues.
     (7) Includes revenue of the Consolidated Revenue Fund plus revenue of all Crown corporations and agencies.
     (8) Excludes revenue of commercial Crown corporations and agencies.
     (9) The province changed its method of recognizing receipts under the Federal Equalization Program from the cash basis to the accrual basis of accounting. This change resulted in a reduction in revenue of $58 million in 2002/03 and restatements to prior years including a reduction in revenue of $67 million in 2001/02 and an increase in revenue of $125 million in 1999/00.
     (10) Excludes debt of commercial Crown corporations and agencies and funds held under the province's warehouse borrowing program.
     (11) GDP for the calendar year ending in the fiscal year (e.g. GDP for 2002 is used for the fiscal year ending March 31, 2003).
     (12) Population at July 1st within the fiscal year (e.g. population at July 1, 2002 is used for the fiscal year ending March 31, 2003).

                        SUMMARY OF PERFORMANCE MEASURES(1)
                     FOR THE FISCAL YEAR ENDED MARCH 31, 2003

                                                          2003         2003          2002
                                                          ----         ----          ----
                                                         Target       Actual        Actual
Provincial credit rating(2) ....................                 Aa2          Aa2          Aa2
Debt to GDP ratio(2) ...........................     In the lowest 3   2nd lowest   2nd lowest
Debt service costs as a percentage of revenue(2)          2nd lowest   2nd lowest   2nd lowest


     (1) Performance measures as presented in the Ministry of Finance Service Plan in February 2002.
     (2) As per Moody's Investors Service Inc. The debt to GDP and debt service costs as a percentage of revenue performance measures represent inter-provincial comparisons.